As filed with the Securities and Exchange Commission on April 11, 2012

File No. 333-164778

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 2

to

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PHL VARIABLE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	06-1045829
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One American Row

Hartford, CT 06103

(800) 447-4312

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John H. Beers, Esq.

PHL Variable Insurance Company

One American Row

Hartford, CT 06103

(860) 403-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the registration statement becomes effective.

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Certificates of interest in contingent group deferred annuity contracts	*	*	$5,000,000.00	$356.50**

*	The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.
**	Registration fee paid concurrently with the filing of the Registration Statement on Form S-1 on February 8, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 is being filed to convert a Registration Statement on Form S-1 (No. 333-164778), as previously amended and supplemented, into a registration on Form S-3, to incorporate updated financial information and to make non-material changes.

The Registration Statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission on December 22, 2010. The Registrant most recently undertook to file a post-effective amendment to the Registration Statement on April 11, 2011 (effective April 29, 2011) for certain items.

At the time of the filing of the Registration Statement on Form S-1 and the post-effective amendment filed prior hereto, the Registrant did not meet the requirements for use of Form S-3. However, at the time of filing of this Post-Effective Amendment No. 2, the Registrant meets the requirement for use of the Form S-3 and is filing this Post-Effective Amendment No. 2 on Form S-3 in reliance on Rules 401(c) and 401(e) promulgated under the Securities Act of 1933, as amended, for the purpose of converting the Registration Statement on Form S-1 to a Registration Statement on Form S-3.

All filing fees payable in connection with the registration of the securities that are subject to this Registration Statement were previously paid in connection with the filing of the Registration Statement on Form S-1 on February 8, 2010.

Phoenix Guaranteed Income Edge®
An Insurance Guarantee Issued by
PHL Variable Insurance Company
and available to clients of Portfolio Design Advisors
The Phoenix Guaranteed Income Edge® (“Income Edge”) described in this prospectus is an insurance certificate offered to investment advisory clients of Portfolio Design Advisors (“PDA”) whose investments are managed under the Select One Program, an advisory program offered by PDA. Subject to certain conditions, the Income Edge guarantees predictable lifetime income payments regardless of the actual performance or value of the client’s assets managed under the Select One Program.
This prospectus provides important information that a prospective purchaser of an Income Edge should know before purchasing. Please retain this prospectus for future reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The Income Edge is issued by PHL Variable Insurance Company (“PHL Variable”). It is not a bank deposit guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency. A purchase of the Income Edge is subject to certain risks. Please see the “Risk Factors” section on page 11.

The Internal Revenue Service (“IRS”) has issued a private letter ruling to PHL Variable indicating that the insurance certificate form that will be issued as the Income Edge will be treated as an annuity contract under the Internal Revenue Code (“Code”). While this ruling is not precedent for anyone other than PHL Variable, based on the analysis in the ruling and our own conclusions, we will treat the Income Edge as an annuity for all tax purposes. Accordingly, we will treat any payments we make to you under an Income Edge as annuity payments for tax reporting purposes. Tax law can change and we can provide no assurance that changes will not affect Income Edge certificates. You should consult a tax advisor before purchasing your Income Edge. See “Taxation of the Income Edge” on page 45 for a discussion of the tax consequences of the Income Edge.
PHL Variable will offer the Income Edge through 1851 Securities, Inc. (“1851 Securities”), which is the principal underwriter. The Income Edge is offered only to investment advisory clients of PDA. Prospective purchasers may apply to purchase an Income Edge only through a registered broker-dealer firm that has entered into a selling agreement with 1851 Securities in order to offer the Income Edge to investment advisory clients of PDA.
PHL Variable Insurance Company PO Box 22012 Albany, NY 12201-2012
Tel. 800/866-0753

Prospectus dated April 30, 2012

Heading	Page
Glossary of Special Terms	4
Phoenix Guaranteed Income Edge	6
Summary of the Income Edge	6
1. How Does the Income Edge Work?	7
2. What Does the Income Edge Cost?	10
3. How is the Income Edge Fee Percentage for my Certificate Determined?	10
4. Additional Fees Related to your Select One Program and the Funds Held in your Account	11
Incorporation of Certain Documents by Reference	12
Where You Can Find More Information	13
Risk Factors	13
1. Investment Limitations	13
2. Lifetime Income Payments	14
3. Tax Consequences	15
4. Financial Strength of PHL Variable	15
5. Increases in Your Retirement Income Base	16
6. Withdrawals	16
7. Timing Issues	18
8. Income Edge Fee and other Account Fees	18
9. Divorce	18
10. Regulatory Matters	19
11. Using Your Account as Collateral for a Loan	19
The Income Edge Certificate	19
1. Purchasing an Income Edge	19
How Do You Purchase an Income Edge?	19
What If You Want to Purchase an Income Edge For Your Individual Retirement Account (IRA)?	20
2. How Does Your Income Edge Work?	21
3. PDA and the Account	21
About PDA	21
About the Select One Program	22
About the Model Portfolios	22
The Current Permitted Ranges for the Model Portfolios	24
How Does the Income Edge Relate to Your Account?	26
How Will PDA Manage Your Investments in the Account If You Purchase an Income Edge?	26
What Happens if Your Account is Managed in a Manner Unacceptable to Us?	26
What Happens if Your Additional Contributions or Withdrawals, or Other Actions Cause the Investments in Your Account to Fall Outside the Permitted Ranges?	27
What Happens if the Value of Your Account is Too Low for PDA to Invest Within the Permitted Ranges?	28
Why Will Your Income Edge Terminate if Your Account is Not Managed Within the Permitted Ranges?	28
4. Annual Income Edge Fee	29
5. Withdrawals From Your Account	30
Definition of “Withdrawal”	30
How Do You Structure Withdrawals From Your Account?	31
How Do You Know When You Have Reached Your “Retirement Income Date” and Can Start Taking Withdrawals That Will Not Reduce the Potential Benefit of Your Income Edge?	31
How Much Should You Withdraw From Your Account Each Year?	32
How Do You Know How Much You Have Left to Withdraw in Any Calendar Year Without Reducing Your Retirement Income Base?	32
Withdrawals Prior to the Retirement Income Date	33
Withdrawals On or After the Retirement Income Date	34
The Importance of Managing Your Withdrawals	34
The Importance of Considering When to Start Making Withdrawals	34
6. Retirement Income Amount	35
How is Your “Retirement Income Amount” Calculated?	35
Can Your Retirement Income Amount Decrease?	35
Can Your Retirement Income Amount Increase?	35
7. Increases in Your Retirement Income Base	35
Increases From Additional Contributions to Your Account	36
Increases as a Result of the Annual Optional Increase	42

Heading	Page
8. Income Edge Payments	43
If Your Account Value Is Reduced to $0 as a Result of Withdrawals Within the Limits of the Income Edge and/or Poor Investment Performance, How Are Your Continuing Income Payments Calculated?	43
What if You Die Before Your Account Investments Are Reduced to $0?	43
General Information	43
Determining Whether an Income Edge Is Right for You	43
Divorce of Joint Spousal Owners of an Income Edge	44
Divorce Occurring Before Account Value Is Reduced to $0	44
Divorce Occurring on or after the Account Value is Reduced to $0	45
Termination of the Income Edge	45
Voluntary Termination	45
Cancellation	45
Automatic Termination	46
Miscellaneous Provisions	46
Periodic Communications to Income Edge Owners	46
Amendments to an Income Edge	47
Assignment	47
Taxation of the Income Edge	47
Non-Qualified Income Edge	47
Qualified Income Edge	48
Tax on Certain Distributions Relating to IRA Accounts	48
About PHL Variable	49
Distribution Arrangements	50
Legal Matters	50
Experts	50
Annual Statements	50
Appendix A Lifetime Payment Option	51
Misstatements	51
Taxation of the Lifetime Payment Option	51

Glossary of Special Terms

Most of the terms in this prospectus are described within the text where they first appear. For convenience, certain terms are also defined below.
“Account” means the brokerage account at a financial institution holding the assets managed under the Select One Program.
“Account Value” means the value of the assets in your Account invested in accordance with a Model Portfolio.
“Additional Contributions” mean the Contributions made to the Account after the initial Contribution.
“Annual Optional Increase” means the feature of the Income Edge that increases the Retirement Income Base to the amount of the Account Value on any Certificate Anniversary on which the Account Value is greater than the Retirement Income Base when the Certificate Owner has not declined the increase.
“Application” means the application form or enrollment form for the Income Edge.
“Application Process” means the process we follow to review and evaluate an Application to decide whether to issue an Income Edge.
“Business Day” means any day that the New York Stock Exchange is open for trading. We will deem each Business Day to end at the close of regularly scheduled trading of the New York Stock Exchange (currently 4:00 PM Eastern Time) on that day.
“Certificate” or “Income Edge” means the individual Insurance Certificate that provides coverage to the Owner under the Phoenix Guaranteed Income Edge contract issued by PHL Variable Insurance Company to Portfolio Design Advisors (“PDA”).
“Certificate Anniversary Date” means the anniversary date of the Certificate Effective Date.
“Certificate Effective Date” means the Business Day the Certificate is issued.
“Code” means the Internal Revenue Code of 1986, as amended.
“Contribution” means the cash investment made under the Select One Program and held in the Account.
“Cure Period” means the period of time we allow for PDA to bring Account assets in line with the Permitted Ranges and/or the Permitted Funds. The Certificate requires violations of investment limitations be cured within five Business Days and we may extend this period to ten Business Days to rebalance the Account.
“Excess Withdrawal” means
1)	any Withdrawal before the Retirement Income Date, and
2)	a Withdrawal or combination of Withdrawals during a calendar year, taken on or after the Retirement Income Date that exceed the Retirement Income Amount or, if the Certificate was issued for a traditional Individual Retirement Account, the required minimum distribution attributable to the Certificate, if greater.
“Exchange Traded Fund” or “ETF” means a type of pooled investment vehicle that invests in the securities of other issuers and the shares of which, unlike a traditional mutual fund, are traded on an exchange in the secondary market.
“Financial Advisor” means the registered investment advisor representative who provides you advice regarding your Account investments.
“Financial Advisor Fee” means the fee you pay to an individual Financial Advisor for advice regarding your Account investments.
“Income Edge Fee” means the annual fee, charged on a quarterly basis in advance, for the Income Edge.
“Individual Income Guarantee” means the version of Income Edge that, if payments were owed under the Income Edge, would provide payments for the life of a single Owner.
“Insurance Certificate” means the insurance policy that will be issued as the Income Edge and for which the Internal Revenue Service has issued a Private Letter Ruling to PHL Variable Insurance Company indicating that the Income Edge will be treated as an annuity contract under the Code.
“IRA” means Individual Retirement Account(s) as defined in Section 408 of the Code and, unless otherwise specified, includes Roth IRA(s) as defined in Section 408A of the Code.
“Lifetime Payment Option” is a feature of Income Edge that allows you to purchase from us a separate, supplemental lifetime fixed immediate annuity contract purchased with the cash proceeds of an Account at any time when the Account Value is greater than $0. The payments under the supplemental contract will not be less than those calculated by multiplying the value of the proceeds by the rates shown in your Income Edge.
“Model Portfolio” means a portfolio of mutual funds, including ETFs, that corresponds to an asset allocation strategy available through the Select One Program and eligible for the Income Edge.

“Non-Qualified Income Edge” means an Income Edge that is not issued in connection with an IRA.
“Owner” or “Owners” means the person, persons, or entity with ownership rights in the Certificate. The Owner is as shown on the schedule pages of the Certificate or as later changed and reflected on our records.
“Permitted Funds” mean the specific mutual funds and ETFs, and cash, when held in accordance with the Permitted Ranges that can be used in a Model Portfolio.
“Permitted Ranges” are the limits applicable to each Model Portfolio on allocations to equities and fixed income securities for the particular asset allocation strategy as well as on the permitted types of asset or sub-asset classes (such as Mid Cap US Equity) and the minimum and maximum percentage of total portfolio value permitted to be invested in each permitted asset or sub-asset class.
“Qualified Income Edge” means an Income Edge owned by an IRA Account.
“Retirement Income Amount” means the amount you may withdraw from your Account each calendar year that will not reduce the Retirement Income Base.
“Retirement Income Base” means an amount that we use to determine the Retirement Income Amount and is initially equal to your Account Value on the Certificate Effective Date.
“Retirement Income Date” means the later of the Certificate Effective Date or your 65th birthday (or, for a Spousal Income Guarantee, the younger spouse’s 65th birthday).
“Retirement Income Percentage” means the percentage, either 4% or 5% as elected during the Application Process, that will be used to determine the Retirement Income Amount each year.
“SEC” means the Securities and Exchange Commission.
“Select One Program” means the advisory program offered by PDA through which the Model Portfolios are available.
“Select One Program Fee” means the fee paid to PDA to have assets managed under the Select One Program.
“Spousal Income Guarantee” means the version of Income Edge that, if payments were owed under the Income Edge, would provide payments for the lives of you and your spouse.
“Spouse” means an individual legally married under federal law.
“Withdrawals” mean an amount of cash through the sale, transfer or exchange of assets out of your Account to fulfill your request (or requested on your behalf), or to pay the Select One Program Fee and the Financial Advisor Fee in excess of 1.50% of your Account Value in any calendar year.

Phoenix Guaranteed Income Edge

Certain terms used in this prospectus have specific and important meanings. We have capitalized these terms, and explained what each term means when it is first used in this prospectus. Additionally, to help you locate the explanation of a defined term in case you need to refer back to that explanation as you read through this prospectus, there is a Glossary of Special Terms containing the meaning of each term in the front of this prospectus.
“We” or “us” means PHL Variable. “You” or “your” means the Owner (or, if applicable, the joint spousal Owners) of an Income Edge Certificate described in this prospectus.
A group annuity contract has been issued to PDA. Phoenix Guaranteed Income Edge Certificates are issued under such group contract(s) to investment advisory clients of PDA who participate in eligible portfolios of the Select One Program and elect to purchase the Income Edge.

It is important for you to understand how the Income Edge works and your rights and obligations under the Income Edge. We have tried to anticipate some of the questions you may have when reading the prospectus. You will find these questions and corresponding explanations throughout the prospectus.
Summary of the Income Edge

The following is a summary of the Income Edge. You should read the entire prospectus.

The Income Edge is an insurance certificate (“insurance certificate” is another term for “insurance policy”). The Income Edge is designed to provide income protection to investment advisory clients of PDA whose assets are managed in eligible portfolios under the Select One Program and who intend to use those assets as the basis for a withdrawal program to provide income payments for retirement or other long-term purposes. Should you choose to purchase the Income Edge, subject to the conditions of the Certificate, the Income Edge can provide you with guaranteed lifetime income regardless of how long you live or how your Account assets perform by providing continuing income payments if your Account Value (defined below) is reduced to $0 by Withdrawals (if such Withdrawals are limited in accordance with the terms of the Certificate) and/or poor investment performance while you are living. The Income Edge can also provide these payments for the lifetimes of you and your spouse if you choose to purchase the Spousal Income Guarantee.

Through the Select One Program, PDA currently offers three asset allocation strategies. Investments from various asset categories, such as stocks, bonds, and cash, comprise model portfolios corresponding to the directives of the asset allocation strategies. For example, an asset allocation strategy could require a model portfolio to contain 60% equity investments and 40% fixed income investments to achieve particular objectives regarding factors including risk versus return and current income versus investment growth. There are currently three model portfolios corresponding to the three asset allocation strategies available through the Select One Program and eligible for the Income Edge (we refer to these models in this prospectus as the “Model Portfolios”). You may elect the Select One Program without purchasing the Income Edge. You may, but are not required to, purchase the Income Edge at any time so long as we are then offering the Income Edge with the Model Portfolios or other portfolios available to you through your relationship with PDA.

The amount you initially invest in the Select One Program, as well as any subsequent investments you are permitted to make, will be invested in accordance with the asset allocation strategy corresponding to the Model Portfolio you choose. (Each investment you make under the Select One Program must be in cash and is called a “Contribution.” If you make Contributions after your initial Contribution, these are referred to in this prospectus as “Additional Contributions.”) Your Contributions will be invested in shares of mutual funds, including Exchange Traded Funds or “ETFs.” Your fund shares together with any cash or cash equivalent investments (collectively, these are referred to in this prospectus as the “assets”) will be held in a brokerage account for the Select One Program at a financial institution. This brokerage account is referred to in this prospectus as your “Account.” The value of the assets in your Account that are invested in accordance with a Model Portfolio is referred to as your “Account Value” in this prospectus.
PDA offers the Select One Program through registered investment advisor representatives (“Financial Advisors”). The Financial Advisors assist clients in analyzing whether the Account is appropriate in light of a client’s financial situation and in determining which asset allocation strategy is appropriate for the client. You may purchase the Certificate only through a Financial Advisor or, if your Financial Advisor is not permitted to provide you with advice regarding the Income Edge under state laws and regulations relating to insurance agents, through a representative of PHL Variable who is appropriately licensed.
Subject to the conditions of the Certificate, the Income Edge ensures predictable lifetime income payments by providing continuing income payments if your Account Value is reduced to $0 by Withdrawals (if such Withdrawals are limited in accordance with the terms of the Certificate) and/or poor investment performance while you (or, if you have purchased the Income Edge to provide income payments for the lives of you and your spouse, the “Spousal Income Guarantee,” you or your spouse) are living. The conditions to which the Income Edge is subject include the requirement to invest Account assets in accordance with the investment limitations for the Model Portfolio you selected. Additionally, Withdrawals from the Account must be limited in accordance with the terms of the Certificate. The sale, transfer or exchange of assets out of your Account to provide an amount of cash you request or that is requested on your behalf, or to pay the Select One Program Fee and the Financial Advisor Fee (these two fees are defined in the bold paragraph below) to the extent that these fees, separately or together, exceed 1.50% of your Account Value in any calendar year, are “Withdrawals” for the purposes of the Income Edge.

There is an annual fee for the Income Edge of up to 2.50% of your “Retirement Income Base” (defined below) for the 4% Retirement Income Percentage and 3.00% of your Retirement Income Base for the 5% Retirement Income Percentage. You choose the Retirement Income Percentage when you apply for your Income Edge and cannot change this choice once the Certificate is issued. The deduction of the Income Edge Fee from your Account Value is not considered a Withdrawal for the purposes of the Income Edge.
The Income Edge Fee is in addition to the fee that you pay to have your assets managed under the Select One Program (the “Select One Program Fee”) and the fee that you pay to your individual Financial Advisor (the “Financial Advisor Fee”). Currently, the Select One Program Fee is 0.50% of Account Value on an annual basis. The Select One Program Fee and the Financial Advisor Fee, separately or together, could exceed 1.50% of your Account Value in a calendar year if the Financial Advisor Fee exceeds 1.00% of Account Value in a particular year and the Select One Program Fee remains at 0.50% of Account Value for that year. Withdrawals from the Account to pay these fees in excess of 1.50% of Account Value in any calendar year would be considered Withdrawals for the purposes of the Income Edge. As described below, Withdrawals can reduce the amount of benefits, if any, you receive under your Income Edge or cause it to terminate. Any Withdrawal before a date we call the “Retirement Income Date” is an “Excess Withdrawal.” A Withdrawal taken on or after the Retirement Income Date will also be considered an Excess Withdrawal to the extent that it alone, or in combination with other Withdrawals previously taken in a calendar year, exceeds an amount we call the “Retirement Income Amount.” (See “1. How Does the Income Edge Work?” below for a description of the Retirement Income Date and the Retirement Income Amount.) Accordingly, any amount of these fees in excess of 1.50% of Account Value in a calendar year could reduce the amount of benefits, if any, you will receive under your Income Edge or cause your Income Edge to terminate. See “Risk Factors, Withdrawals” later in this prospectus for additional details.
Additionally, the fund shares in the Account will be subject to any applicable fees and expenses, and the Account may be charged for miscellaneous Account activities (e.g. wire transfers) and/or special services (e.g. IRA maintenance). These fund and Account activities or special services charges are not considered “Withdrawals” for the purposes of the Certificate. The Income Edge Fee is payable while your Account Value is greater than $0, including on and after the Retirement Income Date. The Select One Program Fee, the Financial Advisor Fee, the fees and expenses for the funds in your Account and miscellaneous Account fees are payable while you participate in the Select One Program, subject to the terms and conditions of the client agreement you entered into with PDA. There is a $50,000 minimum investment required to participate in the Select One Program.

1.	How Does the Income Edge Work?

The Income Edge provides continuing lifetime income payments if your Account Value is reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance while you (or, if you have purchased the Spousal Income Guarantee, you or your spouse) are living.

❖	It is important to note that the Income Edge has no cash value. Rather, you own the assets in your Account. The assets in your Account are shares of registered mutual funds, including ETFs, which are valued in accordance with applicable law each day the New York Stock Exchange is open for regular trading. Each such day is a “Business Day” for purposes of the Income Edge.

❖	The Income Edge is an insurance policy we offer that is separate and distinct from the Select One Program offered by PDA. You may elect the Select One Program without purchasing the Income Edge. You may, but are not required to, purchase the Income Edge at the time you open your Account or at a later date so long as we are then offering the Income Edge with the Model Portfolios or other portfolios available to you through your relationship with PDA. Because the Income Edge is separate from the Select One Program, you and your Financial Advisor must complete two different sets of paperwork for the Income Edge and the Select One Program, including completing and signing an application form for the Income Edge (the “Application”) and reviewing and signing certain disclosure documents related to the Income Edge. (In some states, you are not required to complete an application form for the Income Edge; instead, we use an “enrollment form” to obtain the information we need to determine whether to issue you a Certificate. When we refer to the “Application” in this prospectus, we intend for that term to mean either an application form in those states that require an application or an enrollment form in states in which an application is not required.)
After we receive your Application, we review it to ensure it contains all necessary information and then evaluate the information to decide whether to issue you an Income Edge. This process is referred to in this prospectus as the “Application Process.” If after the Application Process we issue an Income Edge to you, the Business Day we issue your Certificate is the “Certificate Effective Date.” We issue Certificates on every Business Day, except when we are closed on a particular Business Day.
On the Certificate Effective Date we establish a “Retirement Income Base” for you that is then used to determine the amount of benefits, if any, you will receive under your Income Edge. The amount of your initial Retirement Income Base is your Account Value on the Certificate Effective Date. As described above, you and your Financial Advisor fill out the necessary paperwork and submit the Application for the Income Edge to us. You may submit the Application for the Income Edge at the same time or on a date after you submit the separate application to PDA to participate in the Select One Program. If you apply for the Income Edge when you contract with PDA to participate in the Select One Program, and PDA reviews and approves your Application to participate in the Select One Program and invests your initial Contribution that establishes your initial Account Value before we complete the Application Process for your Income Edge, your initial Account Value may be different than the amount of your initial Retirement Income Base due to intervening changes in the Account Value because of market performance and/or Additional Contributions to, or Withdrawals from, your Account.
Your Certificate could be issued after your initial Account Value is calculated due to the following reasons:

•	information in your Application for the Income Edge is incomplete and the Application Process is delayed while we attempt to obtain the missing information,

•	the amount of your Account Value exceeds $5 million and therefore we require additional time to approve your Application for an Income Edge,

•	you apply for your Income Edge at some point after opening your Account, or
•	you previously had an Income Edge related to your Account that you chose to terminate, and you then applied for and we issued a new Income Edge related to your Account. You must wait at least 90 days from the date you terminated an Income Edge to apply for a new Income Edge.
❖	The amount of your Retirement Income Base may change over time based on the amount and timing of Withdrawals; it may also change depending on whether you make Additional Contributions to your Account (there may be significant limitations on whether Additional Contributions will increase your Retirement Income Base), or do not decline an Annual Optional Increase (this feature, which is more fully described below, is provided by the Income Edge on each anniversary of the Certificate Effective Date, referred to in this prospectus as the “Certificate Anniversary Date,” and, in certain circumstances will increase the Retirement Income Base to equal the current Account Value). The effect of each of these factors on the Retirement Income Base is further described in later sections of this prospectus, including “Withdrawals from Your Account,” “Increases from Additional Contributions to Your Account” and “Increases as a Result of the Annual Optional Increase,” respectively.
❖	There are certain restrictions regarding the amount and timing of Withdrawals. Withdrawals may also have tax consequences.

❖	As described below, in addition to reducing your Account Value, certain Withdrawals may reduce the amount of benefits, if any, you will receive under your Income Edge or cause it to terminate. These Withdrawals are called “Excess Withdrawals.” The following Withdrawals are considered “Excess Withdrawals:”
•	Any Withdrawal before the “Retirement Income Date,” which is the later of the Certificate Effective Date or your 65th birthday (or, if you own your Certificate jointly with your spouse, the younger spouse’s 65th birthday);
•	Any Withdrawal to the extent that it alone, or in combination with Withdrawals taken previously in a calendar year, exceeds an amount we call the “Retirement Income Amount” during any calendar year on or after the Retirement Income Date. Your Retirement Income Amount will equal the Retirement Income Percentage multiplied by the Retirement Income Base. Your initial Retirement Income Amount is prorated based on the number of days from your Retirement Income Date until the following January 1. Your Retirement Income Percentage will be 4% or 5%, as elected by you during the Application Process. If your Certificate was issued as a traditional Individual Retirement Account or “IRA” and the required minimum distribution allocable to this Account only is a greater amount, withdrawing the required minimum distribution amount from your Account will not be considered an Excess Withdrawal. (See “Taxation of the Income Edge” for information about the required minimum distribution.)

❖	Excess Withdrawals may reduce the amount of benefits, if any, you will receive under your Income Edge for the following reason:
•	Excess Withdrawals reduce the Retirement Income Base in the same proportion as the Account Value is reduced by the Withdrawal. As a result, when the Account Value is less than the Retirement Income Base at the time of an Excess Withdrawal, the dollar amount by which the Retirement Income Base is reduced will be greater than the dollar amount by which the Account Value is reduced. Excess Withdrawals that reduce your Account Value to $0 will cause your Income Edge to terminate.
❖	Withdrawals that are not Excess Withdrawals and accordingly do not decrease the Retirement Income Base when taken may limit the increase to your Retirement Income Base that would otherwise result from Additional Contributions to your Account. Prior to the Retirement Income Date, you cannot take any Withdrawals without reducing the Retirement Income Base. As a result, Additional Contributions you make to your Account prior to the Retirement Income Date will increase the Retirement Income Base dollar for dollar. On or after the Retirement Income Date, Withdrawals that do not reduce the Retirement Income Base when taken will reduce or eliminate increases to the Retirement Income Base from a subsequent Additional Contribution, and could reduce or eliminate the effect of more than one subsequent Additional Contribution. (See “Increases in Your Retirement Income Base” later in this prospectus.)
❖	To obtain the maximum potential benefit from your Income Edge under your specific circumstances, you should consider whether to wait until the Retirement Income Date to begin taking Withdrawals and thereafter limit your annual Withdrawals to your Retirement Income Amount, or required minimum distribution, if greater, during a calendar year. We will send you a notice each year showing your Retirement Income Amount and, if applicable, your required minimum distribution for that calendar year. For purposes of calculating the Retirement Income Amount in the annual notices, we assume that the amount of the Select One Program Fee and the Financial Advisor Fee in total does not exceed 1.50% of your current Account Value, in which case the deduction of such fees from your Account Value would not be considered a Withdrawal. If the assets withdrawn from your Account to pay the Select One Program Fee and your Financial Advisor Fee, separately or together, exceed 1.50% of the Account Value in a calendar year, the amount in excess of 1.50% of Account Value in a calendar year is a Withdrawal and, depending on your circumstances, all or a portion of such fee(s) could be an Excess Withdrawal that would immediately reduce your Retirement Income Base and will reduce the Retirement Income Amount in subsequent years, assuming the Retirement Income Base does not increase prior to the time the Retirement Income Amount is recalculated.

❖	Withdrawals from an Account, including an Account that is not an IRA, may be subject to federal tax consequences. You should consult a tax advisor concerning these consequences.
❖	In the event that your Account Value is reduced to $0 by Withdrawals on or after the Retirement Income Date (within the limits of the Certificate) and/or poor investment performance, before or after the Retirement Income Date, PHL Variable will provide you with lifetime income payments each calendar year, until you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) die. These lifetime income payments are equal to the Retirement Income Percentage elected by you during the Application Process (4% or 5%) multiplied by the Retirement Income Base in effect when we calculate the payment amount.
❖	Lifetime income payments under your Income Edge are “contingent” because they are triggered only if Withdrawals (within the limits of the Certificate) and/or poor investment performance reduce your Account Value to $0 within your lifetime (or, if you have purchased the Spousal Income Guarantee, your and/or your spouse’s lifetimes). If this contingency does not occur, you will never receive any payments from us and your Income Edge will have no value.

Example:
A hypothetical illustration of how the Income Edge works is provided below. Detailed examples using specific assumptions about fees and patterns of Withdrawals and/or Additional Contributions are provided throughout this prospectus.
This illustration makes the following assumptions:

•	Your Account is not an IRA. You are 55 years old. You will be the sole Owner of the Account. Your Income Edge is issued on the same Business Day that your initial Account Value was calculated so that your Retirement Income Base equals your Account Value on the Certificate Effective Date. On the Certificate Effective Date your Account Value is $500,000, so your Retirement Income Base will equal $500,000. You elect the 5% Retirement Income Percentage during the Application Process. You do not make Additional Contributions to your Account after the Certificate Effective Date.
•	You wait ten years until you reach your Retirement Income Date to make any requests for Withdrawals from the Account. There are no other Withdrawals from the Account during this ten-year period. Your Account Value appreciates over this ten-year period, but because you do not make any Additional Contributions to your Account and you reject the Annual Optional Increase that would otherwise occur on any Certificate Anniversary Date, your Retirement Income Base remains at $500,000. You begin taking annual Withdrawals from your Account in the amount of $25,000, which is your Retirement Income Amount under the Income Edge. (In any calendar year on or after the Retirement Income Date, your Retirement Income Amount is equal to the Retirement Income Percentage you elected during the Application Process (4% or 5%) multiplied by your Retirement Income Base, and represents the maximum amount that may be withdrawn in that calendar year without reducing your Retirement Income Base.) You continue to take annual Withdrawals from your Account of $25,000 a year until you are 85 years old, by which time you have completely liquidated your Account due to the combined impact of the annual Withdrawal of the Retirement Income Amount, and the deduction from your Account Value of fees for the Income Edge, the Select One Program and your Financial Advisor, fees associated with assets held in your Account and Account activities for which PDA charges separately (e.g. wire transfers) (these fees will also reduce your investment gains in your Account during times of positive investment performance), and a prolonged market downturn. Although your Account Value has been reduced to $0, your annual income payments of $25,000 continue because we begin paying you lifetime income payments equal to your Retirement Income Amount of 5% of the Retirement Income Base. These payments continue until your death which, for purposes of this illustration, is assumed to be at age 95.

The sample illustration above uses age 55 as the age at purchase. You should note that a younger Income Edge purchaser (i.e., one who is under the age of 65) will pay more in Income Edge Fees over the lifetime of the Certificate for the same potential benefits received by an older Income Edge purchaser.

2.	What Does the Income Edge Cost?

When you purchase your Income Edge you are required to pay the annual Income Edge Fee that is payable, quarterly in advance, to us on the first day of each calendar quarter. The deduction of your Income Edge Fee from your Account Value is not considered a Withdrawal for purposes of the Income Edge. When you purchase a Certificate, the Income Edge Fee is charged to your Account on the Certificate Effective Date, prorated based on the number of days remaining in the calendar quarter. PDA will deduct the Income Edge Fee from your Account on a pro rata basis from the Account investments. When you are participating in the Select One Program, PDA will also deduct the Select One Program Fee and the Financial Advisor Fee from your Account quarterly in arrears on a pro rata basis from Account assets, unless you have elected to pay these fees with a different source of funds. (See “Additional Fees Related to your Select One Program and the Funds Held in your Account” below.) There are two versions of the Income Edge: the Individual Income Guarantee and the Spousal Income Guarantee. If you and your spouse jointly purchase an Income Edge, you will be charged the fee for the Spousal Income Guarantee, which is generally higher than the fee for the Individual Income Guarantee. Additionally, the Income Edge provides two different Retirement Income Percentages, 4% and 5%, and the Income Edge Fee varies depending on the Retirement Income Percentage selected during the Application Process. The Income Edge Fee is payable for so long as your Certificate is in effect and your Account Value is greater than $0, including on and after the Retirement Income Date.

3.	How is the Income Edge Fee Percentage for my Certificate Determined?

Generally, the Income Edge Fee (which is calculated on the Certificate Effective Date and then on the first day of each calendar quarter as a percentage of the Retirement Income Base on the date of calculation) depends on the asset allocation strategy and the corresponding Model Portfolio you have chosen for your Account, the Retirement Income Percentage, and which version of the Income Edge, individual or spousal, you have chosen. Your Account can be invested in accordance with only one Model Portfolio at any one time.

The guaranteed maximum Income Edge fee percentage for each Model Portfolio, on an annual basis, is shown below:
	Individual Income Guarantee Maximum Income Edge Fee Percentage as a Percentage of the Retirement Income Base		Spousal Income Guarantee Maximum Income Edge Fee Percentage as a Percentage of the Retirement Income Base
Select One Program Model Portfolios	4% Retirement Income Percentage	5% Retirement Income Percentage	4% Retirement Income Percentage	5% Retirement Income Percentage
Balanced	2.50%	3.00%	2.50%	3.00%
Moderate Growth	2.50%	3.00%	2.50%	3.00%
Growth	2.50%	3.00%	2.50%	3.00%

You should assume that the guaranteed maximum fee percentage will be charged unless we are offering a lower fee percentage at the time you elect the Certificate. You will receive information about any lower fee percentages available when you begin the Application Process for your Certificate. The applicable Income Edge fee percentage may change during your Application Process; that is, the amount of the Income Edge fee percentage may increase during the period between when you begin the Application Process by completing and submitting an Application and the Business Day on which we approve your Application and issue the Certificate (i.e., the Certificate Effective Date). You will not have any special opportunity to reject a Certificate due to any change in the Income Edge fee percentage. Accordingly, you should review the schedule page of your Certificate to see the Income Edge fee percentage that will apply at issue. This fee percentage will be shown on the schedule page and will not exceed the maximum of 2.50% of the Retirement Income Base annually for the 4% Retirement Income Percentage or 3.00% of the Retirement Income Base annually for the 5% Retirement Income Percentage. If you are dissatisfied with the Income Edge fee percentage applicable to your Certificate at any time, you may cancel the Certificate by notifying us in writing. Income Edge Fees are paid quarterly in advance and we will not refund any fee already taken in accordance with that schedule should you decide to cancel the Certificate. If you cancel an Income Edge, you cannot apply for a new Income Edge for 90 days following cancellation of the earlier Certificate.
PHL Variable could decide to change the current Income Edge fee percentage for a Model Portfolio at its discretion, including for reasons relating to the amount of risk it undertakes providing the guarantee under the Income Edge such as if it accepts certain changes in the Model Portfolios proposed by PDA. Any change in the current Income Edge fee percentage would apply to Certificates issued after the date of the change and, as described below, certain transactions may change the Income Edge fee percentage that applies to your Certificate at certain points in time. The Income Edge fee percentage will never exceed the maximum of 2.50% of the Retirement Income Base annually for the 4% Retirement Income Percentage or 3.00% of the Retirement Income Base annually for the 5% Retirement Income Percentage. You can obtain information about the Income Edge fee percentages that may be in effect at any time by contacting your Financial Advisor, or by contacting PHL Variable at the number shown on the front of this prospectus.
Your Income Edge fee percentage will be reset if you make an Additional Contribution, do not decline the Annual Optional Increase, or transfer your Account Value to be invested in accordance with a different Model Portfolio. Any new Income Edge fee percentage following one of those transactions will be based, fully or in part, on the Income Edge fee percentage currently in effect for the Model Portfolio in accordance with which your Account assets are invested immediately following the transaction. The new Income Edge fee percentage will apply on the first day of the following calendar quarter unless another Additional Contribution or transfer were to occur, or the Annual Optional Increase was applied to your Certificate during the quarter, in which case the Income Edge fee percentage will be reset again.
•	In the case of an Additional Contribution, the reset Income Edge fee percentage will be a weighted average of the Income Edge fee percentage that applied to your Certificate prior to the Additional Contribution and the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account assets are invested at the time of the Additional Contribution. The weighted average fee percentage is the average of the fee percentage that applied to your Retirement Income Base prior to the Additional Contribution and the fee percentage that applies to the amount of any increase in the Retirement Income Base from the Additional Contribution weighted, respectively, by the dollar amount of the Retirement Income Base before the Additional Contribution and the dollar amount of the increase in the Retirement Income Base (if any).
•	Following an Annual Optional Increase that you do not decline and that results in an increase in the Retirement Income Base, the reset Income Edge fee percentage will be a weighted average of the Income Edge fee percentage that applied to your Certificate prior to the Annual Optional Increase and the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account assets are invested at the time of the Annual Optional Increase. The weighted average fee percentage is the average of the fee percentage that applied to your Retirement Income Base prior to the Annual Optional Increase and the fee percentage that applies to the amount of any increase in the Retirement Income Base from the Annual Optional Increase weighted, respectively, by the dollar amount of the Retirement Income Base before the Annual Optional Increase and the dollar amount of the increase in the Retirement Income Base following the Annual Optional Increase.

•	In the case of a transfer, the reset Income Edge fee percentage will be the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account assets are invested following the transfer.

For a complete description of the annual Income Edge Fee including the effect of transfers, Additional Contributions, and the Annual Optional Increase on the fee percentage you will be charged, see “Annual Income Edge Fee” later in this prospectus.

4.	Additional Fees Related to your Select One Program and the Funds Held in your Account

In addition to the Income Edge Fees that are deducted while your Account Value is greater than $0, including on and after the Retirement Income Date, the Select One Program Fee, the Financial Advisor Fee, and certain fees associated with the underlying mutual funds and ETFs held in your Account will be deducted from your Account Value for so long as you are participating in the Select One Program and your Account has a value greater than $0, unless you designate another method of payment. The Select One Program Fee is the fee you agree to pay PDA for managing your Account. This fee covers management of the applicable Model Portfolio and trading/custodial costs. The Select One Program Fee would also be charged for your Account in the absence of the Certficate for so long as you continue to participate in that program and the Select One Program continues to be offered by PDA. (See “What Happens if Your Additional Contributions or Withdrawals, or Other Actions Cause the Investments in Your Account to Fall Outside the Permitted Ranges?” for details about our contract with PDA and the availability of the Model Portfolios.) If the Select One Program is no longer available because the Model Portfolios have been discontinued or for any other reason, PDA will not be entitled to continue to deduct the Select One Program Fee from your Account and you may be entitled to a refund of any unearned Select One Program Fees. (You should refer to the client agreement you signed with PDA for information about specific terms and conditions related to your participation in the Select

One Program and to PDA's Form ADV, Part 2 for information about services provided by PDA under the Select One Program and other investment advisory programs offered by PDA, as well as the fees, terms, and conditions applicable to each program. You can obtain the Part 2 by writing to PDA at 4332 Cerritos Avenue, Suite 100, Los Alamitos, CA 90740 or by calling 1-714-229-2266.) The Financial Advisor Fee is the fee charged by your Financial Advisor for providing you with general investment advice and would also be deducted from your Account Value in the absence of the Income Edge and the Select One Program while your Financial Advisor provides advice regarding your Account.

Amounts deducted from your Account Value that do not exceed 1.50% of your Account Value each calendar year to pay the Select One Program Fee and/or Financial Advisor Fee will not reduce your Retirement Income Base. If the Select One Program Fee and your Financial Advisor Fee, separately or together, exceed 1.50% of your Account Value in any calendar year, the deduction of these fees from your Account Value in excess of 1.50% in any calendar year will be considered a Withdrawal. As described previously, Withdrawals can reduce the amount of benefits, if any, you receive under your Income Edge or cause it to terminate. Currently, the Select One Program Fee is 0.50% of Account Value on an annual basis. The Select One Program Fee and the Financial Advisor Fee, separately or together, could exceed 1.50% of your Account Value in a calendar year if the Financial Advisor Fee exceeds 1.00% of Account Value in a particular year and the Select One Program Fee remains at 0.50% of Account Value for that year. In that event, the excess of these fees over 1.50% of Account Value in a calendar year would be a Withdrawal. All Withdrawals taken prior to the Retirement Income Date are Excess Withdrawals. A Withdrawal taken on or after the Retirement Income Date will also be considered an Excess Withdrawal to the extent that it alone, or in combination with other Withdrawals previously taken in a calendar year, exceeds the Retirement Income Amount. (See “1. How Does the Income Edge Work?” previously in this prospectus for a description of the Retirement Income Date and the Retirement Income Amount.) Accordingly, any amount of these fees in excess of 1.50% of Account Value in a calendar year could reduce the amount of benefits, if any, you receive under your Income Edge or cause your Income Edge to terminate. See “Risk Factors” and “Withdrawals From Your Account” later in this prospectus.
For example, assume your Account Value is $500,000 and, in a particular calendar year, fees in the amount of 2.00% of your Account Value are deducted from your Account Value for your Financial Advisor Fee and Select One Program Fee.
Fees paid from Account Value: 2.00% x $500,000 = $10,000
Fees paid from Account Value that are not treated as a Withdrawal: 1.50% x $500,000 = $7,500
Fees paid from Account Value that are treated as a Withdrawal: $10,000- $7,500 = $2,500 in excess fees
In this example, 0.50% (2.00% - 1.50%) of Account Value or $2,500 will be treated as a Withdrawal from your Account that may reduce the Retirement Income Base.
Should you choose to pay these fees from a source other than the Account Value, payment of the fees would not be considered a Withdrawal regardless of the fee amount.
Additionally, the mutual funds and/or ETFs that comprise the Model Portfolios have management fees and operating expenses. You do not pay these fees and expenses directly. Instead they are reflected in each fund’s net asset value and in the price at which shares are purchased for your Account. Funds may also have other fees and charges deducted from the amount invested upon purchase or from the proceeds from the sale of fund shares upon redemption, or periodic fees deducted from the value of fund shares. These fees and charges are not considered Withdrawals for purposes of your Income Edge. Your Account may also be subject to other fees for miscellaneous Account activities (e.g. wire transfers) or special services (e.g. IRA maintenance). These fees are not considered “Withdrawals” for purposes of the Income Edge.
Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. The information incorporated by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2011 (File Number 333-20277) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of any offering made under this prospectus (excluding current reports or portions thereof which are furnished to but are not filed with the SEC under Items 2.02, 7.01 or 8.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed).
Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing to PHL Variable at: Investor Relations, One

American Row, P.O. Box 5056, Hartford, CT 06102-5056, or telephoning PHL Variable at 860-403-7100. You may also access the incorporated documents at the following web pages: https://www.phoenixwm.phl.com/public/products/regulatory/index.jsp and the “Investor Relations” page of PNX’s website at www.phoenixwm.com.

Where You Can Find More Information

We have electronically filed a registration statement on Form S-3 with the SEC with respect to the Income Edge. This prospectus is a part of such registration statement, Also, PHL Variable electronically files its Annual Report on Form 10-K, as well as its Quarterly Reports on Form 10-Q, with the SEC. PNX electronically files its proxy statement and Current Reports on Form 8-K with the SEC. The SEC maintains a website that contains reports, information statements, and other information regarding issuers that file electronically with the SEC; the address of the website is http://www.sec.gov. The public may also read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Risk Factors

1.	Investment Limitations
❖	The assets in your Account must be invested in accordance with the investment limitations for one of the three Model Portfolios to be covered by the Income Edge. Your Income Edge will terminate if the assets in your Account do not comply with these investment limitations.
Each Model Portfolio is subject to limits on permitted allocations to equities and fixed income securities for the particular asset allocation strategy as well as on the permitted types of asset or sub-asset classes (such as Mid Cap US Equity) and the minimum and maximum percentage of total portfolio value permitted to be invested in each permitted asset or sub-asset class. We call these limits “Permitted Ranges.” The Permitted Ranges for the three Model Portfolios currently available with the Certificate are shown in the later section of this prospectus called “The Current Permitted Ranges for the Model Portfolios.” Additionally, PDA has proposed and PHL Variable has agreed that certain specific mutual funds and ETFs can be used in the Model Portfolios. These specific mutual funds and ETFs, and cash, when held in accordance with the Permitted Ranges, are the “Permitted Funds.” These Permitted Ranges, and the requirement to use only Permitted Funds, apply to all assets in the Model Portfolios unless PDA proposes a change to the Permitted Ranges or the Permitted Funds and that change is accepted by PHL Variable. See “PDA and the Account” later in this prospectus for information about the Permitted Ranges and the types of Permitted Funds. The assets in your Account could fail to satisfy these investment limitations for a variety of reasons, including reasons you, PDA, or PHL Variable do not control. These reasons include:
•	PDA investing the assets in your Account, including any Additional Contribution you make, outside the Permitted Ranges and/or Permitted Funds, and failing to bring the Account assets in line with the Permitted Ranges and/or the Permitted Funds within ten Business Days after we provide notice thereof to PDA (this period is called the “Cure Period” in this prospectus. Your Certificate requires that violations of investment limitations be cured within five Business Days, but we will allow PDA ten Business Days to cure such violations and we may extend this period, in our discretion, in the event of extraordinary circumstances where PDA is not able to rebalance the Account within ten Business Days), and

•	changes in the value of Account assets that cause an Account to fail to satisfy the Permitted Ranges for the chosen Model Portfolio and PDA's failure to bring the investments in line with the Permitted Ranges within the Cure Period. Changes in the value of Account assets can occur when the value of the fund shares held in your Account increases or decreases due to market movement, when additional fund shares or cash are credited to your Account as dividends, or when fund shares are liquidated to pay fees, or to satisfy Withdrawals you request.

Regardless of the reason, if at any time 100% of your Account assets are not invested in accordance with the Permitted Ranges, using only Permitted Funds, for your chosen Model Portfolio, your Income Edge will be at risk of terminating unless PDA brings the assets in line with the investment limitations for the Model Portfolio within the Cure Period. Following the end of the Cure Period, we will notify a Certificate holder whose Account is no longer in compliance with the Permitted Ranges using only Permitted Funds of this circumstance and options by mailing a notification to the Certificate holder’s address on our records at least 30 days prior to terminating the Certificate. (In the event that the non-compliance is due to a decision by PDA to discontinue the Model Portfolios despite our contractual agreement with PDA requiring PDA to maintain the Model Portfolios for existing Certificate holders, we will provide this notice as early as reasonably practicable prior to the termination; however, such notice may be provided less than 30 days prior to termination.) See “What Happens if Your Account is Managed in a Manner Unacceptable to Us?” for a description of the options.

❖	You and/or your Financial Advisor may decide to reduce or eliminate assets in your Account that could terminate or reduce the benefit of your Income Edge. This may happen because, when reviewing the assets in your Account, your Financial Advisor, consistent with his or her fiduciary duty to you, would be required to consider changes in market conditions, such as a significant increase in the volatility of equity securities making a Model Portfolio with heavier allocation to equities inappropriate for an investor with a lower risk tolerance, and changes in your financial condition, such as an immediate need for cash, and may decide that these changes require adjustment or liquidation of the assets in your Account. You should carefully consider before purchasing an Income Edge that:

•	if you withdraw your total Account Value prior to the Retirement Income Date, your Income Edge will terminate.

•	if, on or after the Retirement Income Date, you withdraw your total Account Value, your Income Edge will terminate unless your Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, your required minimum distribution, if greater) is greater than your Account Value.
•	if you make Withdrawals from your Account in any amount prior to your Retirement Income Date, or, in an amount that exceeds the Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, your required minimum distribution, if greater) in any calendar year on or after your Retirement Income Date, you will reduce your Retirement Income Base and the potential benefit of the Income Edge in the future.

See “Withdrawals From Your Account” later in this prospectus.

❖	PHL Variable and PDA have entered into a contract requiring PDA to maintain the Model Portfolios for existing Certificate holders. If, despite this contract, PDA discontinues the Model Portfolios, including for existing Certificate holders, there would not be a portfolio eligible for coverage under the Income Edge. Should this occur, Certificates related to the affected Model Portfolios would terminate ten Business Days after the Account Value is no longer invested in accordance with the Permitted Ranges (using only Permitted Funds) for the Model Portfolio selected by each Certificate holder. If PDA discontinued one or all of the Model Portfolios, we would notify any affected Certificate holders of the impending termination of their Certificates and options as early as reasonably practicable. A Certificate holder may choose a different Model Portfolio for investment of Account assets, if available, during this notice period and the Certificate will not terminate. An affected Certificate holder may choose to liquidate the Account and apply the resulting amount to another annuity with guaranteed benefits, including any such annuity then offered by PHL Variable or its affiliates, in which case the Certificate would terminate. Additionally, at any time while a Certificate is in effect, the Certificate holder can elect to close the Account and apply the Account Value to the Lifetime Payment Option. See “Lifetime Payment Option,” Appendix A to this prospectus. Liquidating Account assets may have adverse tax consequences and you should consult with your tax advisor. See also “What Happens if Your Additional Contributions or Withdrawals, or Other Actions Cause the Investments in Your Account to Fall Outside the Permitted Ranges?”

❖	You must maintain your relationship with PDA to continue to have access to the Select One Program and any Model Portfolios offered by PDA in order to maintain your Income Edge.

❖	The asset allocation strategies underlying the Model Portfolios eligible for the Income Edge are designed to provide steady returns that limit both upside and downside potential thereby minimizing the risk to PHL Variable that your Account Value will be reduced to $0 before you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) die, and that PHL Variable would therefore be obligated to begin making lifetime income payments to you (subject to the conditions described in this prospectus). Accordingly, a significant risk against which the Income Edge protects, i.e., that your Account Value will be reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance and that you (or, if you have purchased the Spousal Income Guarantee, you and/or your spouse) live beyond the age when your Account Value is reduced to $0, may be minimal.

❖	Because the asset allocation strategies and the limits on the amount of Withdrawals you may make annually without reducing your Retirement Income Base lessen the risk that your Account Value will be reduced to $0 while you are still alive, there is a low probability that we will be required to make any payments to you under your Income Edge.
❖	The Select One Program restricts transfers of Account Value to other Model Portfolios to once every 90 days. As a result, if you become dissatisfied with a Model Portfolio and wish to reallocate your Account assets in accordance with a different Model Portfolio, you may have to wait to do so. Additionally, you may only invest in one Model Portfolio at any one time.
2.	Lifetime Income Payments

❖	The Income Edge is designed to protect you from outliving the assets in your Account. If you terminate the Income Edge, or if you (or if you have elected the Spousal Income Guarantee, you and your spouse) die before your Account Value is reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance, neither you (nor your spouse, if applicable) nor your estate will receive any payments from us under your Income Edge, nor will your Income Edge provide for any cash value build-up for income payments.
❖	If your Account Value is reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance while you, or if you have purchased the Spousal Income Guarantee, you and/or your spouse are living, and you therefore receive lifetime income payments from us under your Income Edge, there is a risk that the total amount of the lifetime income payments you receive will be less than the total Income Edge Fees you have paid. Since you must also pay fees for the assets in your

Account to be covered by the Income Edge, namely the Select One Program Fee, the Financial Advisor Fee, and any fees charged directly by the funds or ETFs used in the Model Portfolio you have elected, the risk that such fees could exceed the total amount of lifetime income payments we could be obligated to pay under the terms of the Certificate is increased.
❖	Prior to the Retirement Income Date, you cannot take any Withdrawals without reducing your Retirement Income Base. Each year on or after the Retirement Income Date you can withdraw up to a certain dollar amount from your Account without reducing your Retirement Income Base. The amount you can withdraw is your Retirement Income Amount. Your Retirement Income Amount is equal to the Retirement Income Percentage you elected during the Application Process (4% or 5%) multiplied by your Retirement Income Base. You cannot change the Retirement Income Percentage once your Certificate has been issued.
3.	Tax Consequences
❖	Based on current law, we will treat any payments we make to you under the Income Edge as annuity payments. However, since tax law can change, we can provide no assurance that future changes will not impact Income Edge.
The IRS has issued a ruling to PHL Variable indicating that the insurance certificate form that will be issued as the Income Edge (Insurance Certificate) will be treated as an annuity contract under the Code. While this ruling is not precedent to anyone other than PHL Variable, based on the analysis in the ruling and our own conclusions, we will treat the Income Edge as an annuity for all tax purposes. Accordingly, we will treat any payments we make to you under an Income Edge as ordinary income to you to the extent provided under the income tax rules for annuities. In addition, the IRS has also issued a private letter ruling concerning the tax treatment to an individual investor relative to the Insurance Certificate and to the assets contained in a brokerage account managed under a different investment advisory program subject to limitations similar to those of the Model Portfolios. This ruling provides, in substance, not only that the Insurance Certificate will be treated as an annuity contract, but also that the income tax treatment of the account assets will be unaffected by the existence of the Insurance Certificate. See “Taxation of the Income Edge” later in this prospectus.

4.	Financial Strength of PHL Variable

❖	The Income Edge is not a separate account product. This means that the assets at PHL Variable supporting the Income Edge are not held in a segregated account for the exclusive benefit of Certificate Owners and are not insulated from the claims of PHL Variable’s third party creditors. Your lifetime income payments (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. Investors should look to the financial strength of a company as a measure of its claims-paying ability. Many financial services companies, including insurance companies, continue to face challenges in this unprecedented market environment, and we are not immune to those challenges. We know it is important for you to understand how this market environment may impact our ability to meet the guarantee provided by the Certificate.
Under Connecticut law, life insurance companies, including PHL Variable, are required to hold a specified amount of reserves in order to meet the contractual obligations of their general account to contract owners. State insurance regulators also require life insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that an insurer could incur as the result of its own investment of its general account assets, which could include bonds, mortgages, general real estate investments, and stocks. If your Account Value is reduced to $0 such that lifetime income payments would be due under the terms of the Certificate and, at that time, PHL Variable’s general account was not able to make the lifetime income payments provided by the Certificate, you would be treated as a general creditor of PHL Variable and may not obtain the benefit from the Certificate. No fees paid for the Certificate would be refunded.
We prepare financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”) and as required by state insurance law. To better understand our financial condition, you should read our reports to the SEC on Forms 10-K and 10-Q, which include financial statements. Our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated into this prospectus by reference, includes information about the effects of current market challenges on our business, including the effects of earlier downgrades in our financial strength ratings and other business and financial risks. The financial strength of PHL Variable is currently rated by four nationally recognized statistical rating organizations (“NRSRO”). These NRSROs are A.M. Best, S&P, Moody’s and Fitch (we do not provide nonpublic information to Fitch). The NRSRO ratings are not specific to the Certificate and your lifetime income payments, if any, and may change over time. Useful information about PHL Variable’s financial strength, including our current financial strength ratings and information on our general account portfolio of investments can be found on our website (www.phoenixwm.com). Additionally, you may obtain information on our financial condition, risks to our business and financial condition, and our financial strength ratings by reviewing our reports to the SEC on Forms 10-K, 10-Q and 8-K, as well as the definitive proxy statement filed with the SEC by PNX, including those reports which are incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference” previously in this prospectus for information about how to obtain those documents for free. PHL Variable’s financial strength ratings do not apply to the Account or to any investments held in the Account.

5.	Increases in Your Retirement Income Base

❖	Your Retirement Income Base does not automatically increase when the assets (e.g. fund shares) in your Account appreciate in value. Your Retirement Income Base may or may not increase if you make Additional Contributions to your Account (depending on whether you have made any Withdrawals from your Account that did not immediately reduce your Retirement Income Base) or you do not decline the Annual Optional Increase on a Certificate Anniversary Date (and potentially thereafter pay higher Income Edge Fees). Therefore, there is a risk that your Retirement Income Base will not increase while you own your Income Edge. Additionally, there is a risk that inflation could outpace any increase in your Retirement Income Base and, as a result, any lifetime income payment you may receive in the future, based on the value of that Retirement Income Base, would have less purchasing power than the same dollar amount would have today. See “Increases in Your Retirement Income Base” later in this prospectus.

6.	Withdrawals

❖	If you make any Withdrawals from your Account before your Retirement Income Date, or you make Withdrawals on or after your Retirement Income Date and such Withdrawals alone, or in combination with other Withdrawals in the same calendar year, exceed your Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, the required minimum distribution, if greater), the amount of lifetime income payments that you could receive under your Income Edge, if any, may be reduced. We consider these Withdrawals “Excess Withdrawals.” Accordingly, Withdrawals must be carefully managed to avoid decreasing the amount of your Retirement Income Base and Retirement Income Amount or causing a termination of your Income Edge that may not be in your best interest. However, due to the long-term nature of the Income Edge, there is a risk that you may need funds prior to your Retirement Income Date, or in an amount in excess of your Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, the required minimum distribution, if greater), on or after your Retirement Income Date, and that if you do not have sources of income other than your Account available, you may need to make Withdrawals from your Account that will reduce the amount of any lifetime income payments you may receive under your Income Edge. You should carefully monitor your Retirement Income Base at all times as well as the amount of any Withdrawals. You may call your Financial Advisor, or PHL Variable at the number shown on the front of this prospectus for information about your Retirement Income Base and Retirement Income Amount.

❖	As noted above, you may have certain needs for Withdrawals from your Account. Additionally, you may choose to take Withdrawals from your Account if you become dissatisfied with the asset allocation strategies and/or Model Portfolios available, or you may choose to take Withdrawals for other reasons. Regardless of the reason, if these Withdrawals are Excess Withdrawals, the amount of lifetime income payments that you could receive under your Income Edge, if any, may be reduced. See “Withdrawals From Your Account” later in this prospectus. In addition, such Withdrawals may have tax consequences. See “Taxation of the Income Edge” later in this prospectus for a discussion of the tax consequences of the Income Edge.
❖	You may take Withdrawals from your Account at any time and in any amount. As with any investment account, you must liquidate investments to provide for Withdrawals and Withdrawals may have tax consequences. As described below, certain Withdrawals can negatively affect your Income Edge or cause it to terminate. We call these Withdrawals “Excess Withdrawals.” The following Withdrawals are considered “Excess Withdrawals:”

•	Any Withdrawal before the “Retirement Income Date,” which is the later of the Certificate Effective Date or your 65th birthday (or, if you own your Certificate jointly with your spouse, the younger spouse’s 65th birthday);
•	Any Withdrawal, to the extent that it alone, or in combination with Withdrawals taken previously in a calendar year, exceeds the Retirement Income Amount during any calendar year on or after the Retirement Income Date. Your Retirement Income Amount will equal the Retirement Income Percentage multiplied by Retirement Income Base. The Retirement Income Amount is prorated for the remainder of the calendar year in which you reach the Retirement Income Date. Your Retirement Income Percentage will be 4% or 5%, as elected by you during the Application Process. If your Certificate was issued as a traditional IRA and the required minimum distribution is a greater amount, withdrawing the required minimum distribution amount from your Account will not be considered an Excess Withdrawal.
For example, assume your Certificate was issued as a traditional IRA and you are currently over 70 ½ years old so your IRA has a required minimum distribution. In a given calendar year, assume your Retirement Income Amount is $25,000 and your required minimum distribution attributable to your Account Value is $35,000. You make a Withdrawal of $30,000. Even though the Withdrawal exceeds the Retirement Income Amount, it is less than the required minimum distribution so it does not affect your Retirement Income Base. See “Taxation of the Income Edge” for information about the required minimum distribution.
❖	Excess Withdrawals negatively affect your Certificate in the following ways:

•	Excess Withdrawals reduce the Retirement Income Base. Excess Withdrawals reduce the Retirement Income Base in the same proportion as the Account Value is reduced by the Withdrawal. As a result, when the Account Value is less than the Retirement Income Base at the time an Excess Withdrawal is taken, the Retirement Income Base will be reduced by more than the dollar amount of the Withdrawal.
•	Excess Withdrawals that reduce your Account Value to $0 will cause your Income Edge to terminate. Stated differently, if any Withdrawal prior to the Retirement Income Date reduces your Account Value to $0, your Retirement Income Base reduces to $0 and your Income Edge will terminate. If a Withdrawal on or after the Retirement Income Date that alone, or in combination with other Withdrawals in that calendar year, exceeds the Retirement Income Amount (or for Certificates issued as traditional IRAs, the required minimum distribution, if greater) and reduces your Account Value to $0, your Retirement Income Base will be reduced to $0 and your Income Edge will terminate.

❖	A Withdrawal from your Account can also limit the increase to your Retirement Income Base that would otherwise result from Additional Contributions to your Account. Withdrawals taken on or after the Retirement Income Date that do not immediately reduce the Retirement Income Base may reduce any increase to the Retirement Income Base from an Additional Contribution and may affect more than one Additional Contribution. See “Increases in Your Retirement Income Base” later in this prospectus.

❖	Unless you direct PDA to use another source of payment, deductions are made from your Account Value to pay the Income Edge Fee, the Select One Program Fee, the Financial Advisor Fee and other fees associated with your Account and the funds held in your Account. Under certain circumstances, deductions from your Account Value to pay these fees may be considered “Withdrawals” for purposes of the Income Edge. Deductions from your Account Value to pay the amount of the Select One Program Fee and/or Financial Advisor Fee that separately or together exceed 2.00% of Account Value in any calendar year are Withdrawals for purposes of the Income Edge. As Withdrawals, these fees can reduce the amount of benefits, if any, you will receive under your Income Edge. See “Summary, Additional Fees Related to your Select One Program and the Funds Held in your Account” earlier in this prospectus for an example of how a Withdrawal to pay these fees can impact your Retirement Income Base.
❖	The Select One Program Fee is the fee charged for the Account and would be charged even in the absence of the Certificate for so long as you continue to participate in that program and the Select One Program continues to be offered by PDA. (See “What Happens if Your Additional Contributions or Withdrawals, or Other Actions Cause the Investments in Your Account to Fall Outside the Permitted Ranges?” for details about our contract with PDA and the availability of the Model Portfolios.)
❖	If the Select One Program is no longer available because all of the Model Portfolios have been discontinued or for any other reason, PDA will not be entitled to continue to deduct the Select One Program Fee from your Account and you may be entitled to a refund of any unearned Select One Program Fees. You should refer to the client agreement you signed with PDA for information about specific terms and conditions related to your participation in the Select One Program and to PDA's Form ADV, Part 2 for information about services provided by PDA under the Select One Program and other investment advisory programs offered by PDA, as well as the fees, terms, and conditions applicable to each program. The Part 2 may be obtained by writing to PDA at 4332 Cerritos Avenue, Suite 100, Los Alamitos, CA 90740 or by calling 1-714-229-2266.
❖	The Financial Advisor Fee is the asset-based fee paid to your Financial Advisor for providing you general investment advice and would be charged even in the absence of the Income Edge and the Select One Program. Deductions from Account Value for the portion of the Select One Program Fee and your Financial Advisor Fee, taken either together or separately, that exceeds 1.50% of Account Value in any calendar year before the Retirement Income Date are Excess Withdrawals. Deductions from Account Value for the portion of the Select One Program Fee and your Financial Advisor Fee, taken either together or separately, that exceeds 1.50% of Account Value in any calendar year on or after the Retirement Income Date will be Excess Withdrawals if the cumulative amount of Withdrawals, including these deductions, in a calendar year exceeds the Retirement Income Amount in that calendar year. Any Excess Withdrawals reduce the Retirement Income Base.

❖	You should note that there is no provision under the Income Edge to cure any decrease in the amount of your Retirement Income Base and Retirement Income Amount due to Withdrawals.

❖	Your Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any Withdrawals or other factors affecting your Account Value. You should consider your ability to monitor factors affecting your Account Value, such as deductions to pay the Select One Program Fee and the Financial Advisor Fee and Withdrawals you schedule or request before you purchase the Income Edge, and should carefully monitor that activity after you purchase the Certificate. We will notify you in writing of changes that have occurred to your Retirement Income Base and/or Retirement Income Amount and the date of any such changes.
❖	On or after the Retirement Income Date, the longer you wait to start making Withdrawals from your Account, the less likely it is that you will benefit from your Income Edge because of decreasing life expectancy. Conversely, the longer you wait to begin making Withdrawals, the more opportunities you will have to take advantage of any appreciation of your Account Value by not declining an Annual Optional Increase and locking in a higher Retirement Income Base (not declining an Annual Optional Increase may increase your Retirement Income Base and result in a higher Income Edge Fee). You should, of course, carefully consider when to begin making Withdrawals, but there is a risk that you will not begin making Withdrawals at the most financially beneficial time for you.

❖	If, on or after the Retirement Income Date, you make Withdrawals in an aggregate amount less than the entire Retirement Income Amount (or, if applicable, the required minimum distribution from an IRA) in any calendar year, you ARE NOT permitted to increase the Retirement Income Amount in the next calendar year by the amount not withdrawn in the prior calendar year.

7.	Timing Issues

❖	As noted above, when you first purchase your Income Edge, the Retirement Income Base is set to your Account Value on the Certificate Effective Date. The determination of your Retirement Income Base may be delayed if your Application is incomplete, or your Account Value is greater than $5,000,000, in which case our administrative rules require additional review prior to acceptance. There is a risk that the value of your initial Contribution into your Account will decrease before the Certificate Effective Date and therefore your Retirement Income Base will be less than the dollar amount of your initial Contribution to the Account due to the differences in the timing of the Account opening and Application Process. Your Retirement Income Base may also be less than the dollar amount of your initial Contribution if you elect the Income Edge at some point after opening your Account. See “How Does the Income Edge Work?” previously in this prospectus.
❖	Additional Contributions made to your Account after the Certificate Effective Date must either be allowed to remain as cash within the Permitted Ranges for the Model Portfolio you have elected, or be invested in accordance with the Permitted Ranges for the Model Portfolio you have elected by the end of the Cure Period.

❖	If you purchase an Income Edge and your Account Value decreases to $0 solely due to poor market performance prior to the Retirement Income Date, we are not required to begin making lifetime payments (if any) to you until one month after your Retirement Income Date. If you (or, if you have purchased the Spousal Income Guarantee, both you and your surviving spouse) die before the Retirement Income Date, your Income Edge will terminate and you will receive no lifetime income payments from us and your Income Edge will terminate without any value.
❖	If you purchase the Spousal Income Guarantee, the Retirement Income Date is the later of the Certificate Effective Date and the younger spouse’s 65th birthday. As a result, if the younger spouse is less than age 65 on the Certificate Effective Date, the Retirement Income Amount does not become available for withdrawal without reducing the Retirement Income Base until that younger spouse reaches age 65. Additionally, if your Account goes to $0 as a result of poor investment performance before the Retirement Income Date, we do not begin monthly payments to you until one month following the Retirement Income Date, which in the case of the Spousal Income Guarantee, is the later of the Certificate Effective Date and the younger spouse’s 65th birthday.
8.	Income Edge Fee and other Account Fees

❖	There is a risk that the Income Edge Fee for your Certificate could increase if you choose to transfer your Account assets so they are invested in accordance with a different Model Portfolio than you previously elected and/or you do not decline an Annual Optional Increase or make an Additional Contribution that results in an increase to your Retirement Income Base. The Income Edge Fee for your Certificate could increase if we increase the Income Edge fee percentage for a Model Portfolio or if PDA proposes a change in the Permitted Ranges and/or Permitted Funds for a Model Portfolio that PHL Variable accepts but that also causes PHL Variable to increase the Income Edge fee percentage for the affected Model Portfolio. In either case, any increased fee percentage would only apply to your Certificate if you have elected the affected Model Portfolio for your Account and make an Additional Contribution to your Account or do not decline an Annual Optional Increase, or if you transfer your Account assets so they are invested in accordance with the affected Model Portfolio. You should carefully consider the possibility of an increased Income Edge Fee before you purchase an Income Edge. The Income Edge fee percentage will not exceed 2.50% of the Retirement Income Base annually for the 4% Retirement Income Percentage or 3.00% of the Retirement Income Base annually for the 5% Retirement Income Percentage. See “How is the Income Edge Fee Percentage for my Certificate Determined?” previously in this prospectus and “Annual Income Edge Fee” later in this prospectus.
❖	Additionally, other fees apply to your Account and there is a risk that the deduction of these fees from your Account could negatively impact the potential benefit of the Income Edge. If the Select One Program Fee and the Financial Advisor Fee, separately or together, exceed 1.50% of Account Value in a calendar year, deductions from Account Value for the portion of the Select One Program Fee and the Financial Advisor Fee taken either together or separately, that exceeds this amount will be considered Withdrawals for the purposes of the Income Edge. As Withdrawals, these fees can reduce the amount of benefits, if any, you will receive under your Income Edge. It is possible these fees, which are separate from the Income Edge Fee, could exceed 1.50% of the Account Value in a calendar year. See “Additional Fees Related to your Select One Program and the Funds Held in your Account” earlier in this prospectus and “Withdrawals From Your Account” later in this prospectus.

❖	Over the long term, since you will incur the Select One Program Fees and Financial Advisor Fees in addition to any fees and expenses associated with the mutual funds and ETFs used in the Select One Program, investing through the Select One Program may be more expensive than purchasing mutual funds or other investments over the same period.
9.	Divorce

❖	Two spouses legally married under federal law may purchase the Spousal Income Guarantee version of the Income Edge to provide predictable lifetime income payments for the lives of both spouses by providing continuing income payments if the investments in the spouses’ jointly-owned Account are reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance before both spouses die. There is a risk that if two spouses purchase a Spousal Income Guarantee version of the

Income Edge and subsequently determine to obtain a divorce, such divorce could result in a loss of part or all of the income protection provided to each spouse by the Income Edge prior to the divorce. See “Divorce of Joint Spousal Owners of an Income Edge” later in this prospectus.
10.	Regulatory Matters

❖	The Income Edge is the subject of a registration statement filed with the SEC in accordance with the Securities Act of 1933 (the “Securities Act”) and the offering of the Income Edge must be conducted in accordance with the requirements of the Securities Act. We are also subject to applicable periodic reporting and other requirements imposed by the Securities Exchange Act of 1934.

❖	We are not an investment adviser and do not provide investment advice to you in connection with your Income Edge. Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”), and the protections provided by the Advisers Act are not applicable with respect to our sale of the Income Edge to you. PDA is an investment adviser registered with the SEC and subject to the Advisers Act. Your Financial Advisor may also be subject to the Advisers Act if he or she is in the business of providing investment advice for a fee.
❖	We are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. This is particularly the case given recent adverse economic and market developments. On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which implements significant changes in the financial regulatory landscape and will impact institutions operating in many segments of the financial services industry, including us. The Act may, among other things, increase our regulatory compliance burden by requiring us to invest management attention and resources to evaluate and make necessary changes to our policies and procedures and the manner in which we conduct our business. We are uncertain as to the impact that this new legislation will have on PHL Variable and cannot assure that it will not adversely affect our financial condition and results of operations.
11.	Using Your Account as Collateral for a Loan
❖	The assets in your Account are owned by you, not by us. We have no control over any of the assets in your Account and you may sell such assets at any time in your complete and sole discretion and without any permission from us. The assets in your Account are not subject to our creditors, although they can be directly attached by your creditors. In addition, you may pledge the assets in your Account as collateral for a loan. In the case of such a pledge, if the assets in your Account decrease in value, your creditor may be able to liquidate assets in your Account to pay the loan. Any such liquidation may constitute a Withdrawal from your Account and reduce your Retirement Income Base. Using the assets in your Account as collateral for a loan, therefore, may reduce the future benefit of your Income Edge or cause your Income Edge to terminate.
The Income Edge Certificate

The Income Edge is offered to advisory clients of PDA whose Account assets are managed under the Select One Program. The Income Edge is designed for PDA clients who intend to use the assets in their Account as the basis for a withdrawal program to provide income payments for retirement or other long-term purposes.

Subject to certain conditions, the Income Edge ensures predictable lifetime income payments regardless of the actual performance or value of your Account, by providing continuing income payments if your Account Value is reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance. There are limitations on the amount and timing of Withdrawals, which are discussed below. There is an annual fee for the Income Edge which, unless you direct PDA to deduct this from a different account, is deducted from your Account quarterly in advance.
The Certificate provides for certain transactions and/or events to occur. If any such transaction affects your Retirement Income Base or your Retirement Income Amount, such as certain Additional Contributions and/or Withdrawals, we use the Account Value as of the close of business for the Business Day immediately preceding the day the transaction or event occurs in calculating the changed Retirement Income Base or Retirement Income Amount. If we are not open for business on a day when a transaction or event occurs for your Certificate and that transaction or event changes your Retirement Income Base and/or your Retirement Income Amount, we can advise you of the new amount as of the next Business Day we are open for business and we will provide you with notice of this amount.

1.	Purchasing an Income Edge

How Do You Purchase an Income Edge?

You may purchase an Income Edge when you choose the Select One Program or at any later time while you are participating in that program and a Model Portfolio is available. If you had a Certificate with your Account and chose to terminate it, you must wait at least 90 days following the termination to purchase another Certificate. You, or, if you intend to elect the Spousal Income Guarantee, you and your spouse, must be younger than age 85 to purchase the Income Edge. You apply to purchase an Income Edge by completing an Application and submitting it to us. You must complete separate paperwork to contract with PDA for the Select One Program. You may submit the Application for the Income Edge to us when you contract with PDA to participate in the Select One Program or at a later date so long as we are then offering the Income Edge with the Model Portfolios or other portfolios available to you through your relationship with PDA. An Application for an Income Edge covering an Account over $5 million is subject to additional review by us before we issue a Certificate. We may determine not to issue an Income Edge for any reason, at our sole discretion. If your Application Process is successfully completed, we will issue an Income Edge to you describing your rights and obligations. The Income Edge is in the form of an individual Certificate provided under a group annuity contract issued by PHL Variable to PDA. The Income Edge is not available in all states.

There are two versions of the Income Edge: the Individual Income Guarantee and the Spousal Income Guarantee.

❖	The Individual Income Guarantee provides predictable lifetime income payments to you regardless of the actual performance or value of your Account assets by providing continuing income payments if the assets in your Account are reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance before you die.
❖	The Spousal Income Guarantee provides predictable lifetime income payments for both you and your spouse by providing continuing income payments if the assets in your Account are reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor market performance before both you and your spouse die.

❖	When you apply to purchase an Income Edge, you must indicate whether you want the Individual Income Guarantee or the Spousal Income Guarantee.

❖	Any Owner of the Income Edge must be an owner of the Account.
❖	If you elect the Individual Income Guarantee, there can be only one Owner of the Income Edge and that Owner must be a natural person, unless the Income Edge is purchased by an IRA, in which case the Owner must be a trustee or custodian for the benefit of a natural person. For purposes of the Individual Income Guarantee, the Retirement Income Date is the later of your Certificate Effective Date or your 65th birthday.
❖	If you elect the Spousal Income Guarantee, both Owners must be married spouses as defined under federal law, which defines “spouse” under the Defense of Marriage Act, as a man or a woman legally joined. Under this Act, neither individuals married under state or foreign laws that permit a marriage between two men or two women nor individuals participating in a civil union or other like status are spouses for any federal purposes. In the event that federal law is changed concerning treatment of same-sex spouses, civil union partners, domestic partners or other in like status, we will modify our processing accordingly. The age of the younger spouse is used to determine when and if lifetime income payments will be paid under the Income Edge. Accordingly, the Retirement Income Date is the later of the Certificate Effective Date or the younger spouse’s 65th birthday. For example, if on the Certificate Effective Date, one spouse is age 40, while the other spouse is age 60, the Retirement Income Date would be approximately twenty-five years from the Certificate Effective Date (the youngest spouse’s 65th birthday). In the event that the younger spouse dies before his or her 65th birthday, then the Retirement Income Date will be the older spouse’s 65th birthday. If the older spouse has already reached his or her 65th birthday, then the date we receive due proof of the younger spouse’s death will be set as the Retirement Income Date.
The Certificate also offers two different Retirement Income Percentages and you must choose your percentage when you purchase the Certificate and cannot change this choice once the Certificate is issued. This Retirement Income Percentage is used to calculate the Retirement Income Amount (Retirement Income Percentage multiplied by the Retirement Income Base).

❖	We currently offer two Retirement Income Percentages: a 4% option and a 5% option.
❖	The 5% Retirement Income Percentage provides a higher Retirement Income Amount each year than does the 4% Retirement Income Percentage, but the Income Edge fee percentage that you will be charged is also higher for the 5% option than for the 4% option. See “How is the Income Edge Fee Percentage for my Certificate Determined?” previously in this prospectus.
What If You Want to Purchase an Income Edge For Your Individual Retirement Account (IRA)?
You may purchase the Qualified Income Edge and select the Individual Income Guarantee for your IRA.

❖	A Qualified Income Edge is an Income Edge owned by an IRA. The Qualified Income Edge is available for traditional and Roth IRAs (collectively, “IRA Accounts”).
❖	If the Income Edge is purchased in connection with an IRA, you must designate the natural person for whom the IRA is established for the benefit of the Income Edge for purposes of determining Income Edge benefits. The Retirement Income Date for the Qualified Income Edge is the later of the Certificate Effective Date or the date when the natural person for whom the IRA is established reaches age 65. The Qualified Income Edge is held as an asset within the IRA Account for the benefit of the natural person for whom the IRA is established.

❖	For a Qualified Income Edge, in a traditional IRA, guidance issued by the IRS requires that the required minimum distribution (RMD) for the IRA will include the actuarial value of the Qualified Income Edge. The actuarial value is the current fair market value of the expected benefits that you will receive from the Qualified Income Edge in the future. The actuarial value is computed using reasonable assumptions as to the probability of future Qualified Income Edge payments, terminations, mortality and interest rates. In some cases, the RMD for the IRA may be more than the Retirement Income Amount (determined as the result of the Retirement Income Percentage you elected during the Application Process (4% or 5%) multiplied by the Retirement Income Base). If so, Withdrawals

from your Account, to meet RMD requirements will not be treated as Excess Withdrawals and, accordingly, will not reduce your Retirement Income Base. For example, assume that the Account Value covered by the Income Edge is $100,000; based on your age, the RMD related to the Account Value covered by the Income Edge is computed as $5,000. This amount can be withdrawn from the Account Value even if this $5,000 exceeds your Retirement Income Amount. The RMD for traditional IRA Accounts will be calculated as of January 1 following the later of the Certificate Effective Date and the date the Owner turns the age 70 ½. Prior to the date the RMD is first calculated, the RMD is equal to $0. The RMD will be based on the Account Value on the previous December 31st. See “Taxation of the Income Edge” for information about the required minimum distribution later in the prospectus.

❖	The Spousal Income Guarantee is not available for an IRA Account.
2.	How Does Your Income Edge Work?

Your Retirement Income Base will equal your Account Value on your Certificate Effective Date. Additional Contributions you make to your Account after the Certificate Effective Date must either be allowed to remain as cash within the Permitted Ranges for the Model Portfolio you have elected, or be invested in accordance with the Permitted Ranges, using only Permitted Funds, for the Model Portfolio you have elected by the end of the Cure Period. Your Retirement Income Base may or may not increase as a result of Additional Contributions to your Account or the Annual Optional Increase. See “Increases in Your Retirement Income Base” later in this prospectus. Increases to your Retirement Income Base may increase the Income Edge Fee you will pay. See “Annual Income Edge Fee” later in this prospectus.

On or after your Retirement Income Date, you may withdraw your Retirement Income Amount, or if your Certificate was issued as a traditional IRA, your RMD, if greater, without reducing your Retirement Income Base. Of course, you may always make Withdrawals from your Account before your Retirement Income Date, or in excess of your Retirement Income Amount or, if your Certificate was issued as a traditional IRA, your RMD, if greater, on or after the Retirement Income Date, but these Withdrawals are considered Excess Withdrawals under the Income Edge and, accordingly, will reduce your Retirement Income Base and your Retirement Income Amount. Additionally, because all Withdrawals prior to the Retirement Income Date immediately reduce the Retirement Income Base, any Additional Contributions made prior to the Retirement Income Date will increase the Retirement Income Base dollar for dollar. On or after the Retirement Income Date, Withdrawals that do not reduce the Retirement Income Base when taken will reduce or eliminate any increase to the Retirement Income Base from a subsequent Additional Contribution, and could reduce or eliminate the effect of more than one subsequent Additional Contribution. See “How Do You Structure Withdrawals From Your Account?” later in this prospectus.
In the event that your Account Value is reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance on or after your Retirement Income Date, we will pay the Retirement Income Amount after your Account Value reduces to $0 until you (or, if you have purchased the Spousal Income Guarantee, you and your spouse) die. When lifetime income payments will begin depends on whether or not you have reached the Retirement Income Date at the time your Account Value is reduced to $0. If your Account Value is reduced to $0 prior to the Retirement Income Date solely as a result of poor investment performance, monthly payments will commence one month following the Retirement Income Date and then will be made on the same day each month (or, if a payment is to be made on a day on which we are not open for business, it will be made on the next following day we are open for business). If your Account Value equals $0 on or after the Retirement Income Date as a result of Withdrawals (within the limits of the Certificate) and/or poor investment performance, monthly payments will commence one month following the date your Account Value reduces to $0 and then will be made on the same day each month (or, if a payment is to be made on a day on which we are not open for business, it will be made on the next following day we are open for business). Under no circumstances would the payments continue to your heir or estate.

3.	PDA and the Account

About PDA
PDA is registered as an investment adviser with the SEC. PDA provides advisory and financial planning services in 50 states and manages approximately $140 million in client assets. PDA provides portfolio management services to individuals, trusts, corporate entities, employee benefit plans, and institutional clients. PDA will offer the Select One Program through affiliated and unaffiliated registered investment advisor representatives (“Financial Advisors”). The Financial Advisors assist clients in analyzing whether the Select One Program is an appropriate investment advisory program and determining which investment style is appropriate for the client. Certain Financial Advisors may not be permitted to provide you with advice regarding the Income Edge due to state laws and regulations relating to insurance agents. However, these Financial Advisors are permitted to arrange for you to discuss the Income Edge with representatives of PHL Variable who are licensed to talk about whether the Income Edge is appropriate for you and to answer your questions. If you purchase the Income Edge, the custodian for your Account will provide client statements concerning your Account activity, strategy and performance to you or your Financial Advisor, while we will send you notices solely related to the Income Edge.

About the Select One Program
PDA provides managed account and account supervisory services under the name “Select One.” The Select One Program exclusively involves investment supervisory services with respect to mutual funds and ETFs. The program generally utilizes asset allocation strategies and does not attempt to engage in market timing or short-term trading. The Select One Program generally utilizes mutual funds that may include “no-load” as well as funds at net asset value or “load waived” funds. Each client may restrict PDA’s selection of securities for its Account by indicating such restrictions in the individual client’s investment advisory agreement or by subsequent written request to PDA.

The Select One Program is a discretionary managed account that leverages the expertise and knowledge of PDA’s investment policy committee to actively manage specific portfolios comprised of mutual funds and Exchange Traded Funds. While PDA has a variety of investment strategies across the risk/return spectrum, the Select One Program currently offers three Model Portfolios, which are the asset allocation strategies eligible for coverage under the Income Edge. Each of the Model Portfolios represents a different level of expected risk and return. You may only participate in one of the three Model Portfolios at any one time, but may transfer your total Account value from one Model Portfolio to another under the terms of the Select One Program. You should know that you may only make such transfer once in each 90-day period and that transferring from one Model Portfolio to another may increase or decrease the fee you will pay for your Certificate. You may not purchase the Income Edge in connection with a brokerage account the assets of which are managed in accordance with any portfolio that is not a Model Portfolio. You may elect the Select One Program without purchasing the Income Edge. You may, but are not required to, purchase the Income Edge at the time you open your Account or at a later date so long as we are then offering the Income Edge with the Model Portfolios or other portfolios available to you through your relationship with PDA.

PDA serves as the portfolio manager for the Model Portfolios and determines the asset allocation and specific mutual funds, including ETFs for each asset allocation strategy based on a determination about each fund manager’s performance in the specific investment discipline that fits the allocation strategy. Your Financial Advisor will assist you in selecting the Model Portfolio appropriate for your circumstances.

Your participation in the Select One Program is governed by the investment advisory agreement you signed with PDA. You enter into this agreement in order to open your Account. In this investment advisory agreement, you authorize PDA to provide investment advisory services to you, including the selection of the Model Portfolio in accordance with which your Account assets will be managed. PDA, as portfolio manager to the Model Portfolios, maintains your Account by arranging for the execution of trades in your Account, placing orders for the purchase, sale or redemption of shares of the mutual funds, including ETFs, in accordance with the Permitted Ranges and Permitted Funds for the Model Portfolio you have selected, and periodically rebalances those assets. All securities remain titled with the name of the client or trustee, allowing the client to withdraw, hypothecate, vote proxies and/or pledge any or all of the securities held by the custodian for your Account, which currently is Pershing LLC. PDA has arranged with the custodian to provide certain services to the Accounts, including custody of Account assets, provision of Account statements, and deduction of fees for the Select One Program and other fees due under your investment advisory agreement. The custodian for your Account is not affiliated with PDA or with PHL Variable. For more detailed information regarding the Select One Program please refer to PDA’s Form ADV, Part 2 which may be obtained by writing to PDA at 4332 Cerritos Avenue, Suite 100, Los Alamitos, CA 90740 or by calling 1-714-229-2266.

About the Model Portfolios
The Model Portfolios invest in mutual funds, including ETFs, and do not hold individual securities. An “ETF” is a type of pooled investment vehicle that invests in the securities of other issuers and the shares of which, unlike a traditional mutual fund, are traded on an exchange in secondary markets. An ETF may be a fund that holds a portfolio of common stocks designed to track the performance of a particular securities index, or a portfolio of bonds that may be designed to track a bond index. Each share of an ETF represents an undivided ownership interest in the portfolio held by an ETF.
The Model Portfolios currently eligible for coverage under the Income Edge are constructed to correspond to one of three asset allocation strategies, each of which has a percentage investment in equities and a percentage investment in fixed income investments corresponding to a target level of return and an expected level of risk associated with those investment percentages.
❖	The Select One Program Balanced Model Portfolio is intended to consist of 60% equity investments and 40% fixed income investments. This Model Portfolio is intended for those investors concerned with capital preservation and a more conservative risk profile given the lower exposure to equities in relation to the other Model Portfolios. The Select One Program Balanced Model Portfolio is the least aggressive Model Portfolio in the Select One Program.

❖	The Select One Program Moderate Growth Model Portfolio is intended to consist of 70% equity investments and 30% fixed income investments. The Select One Program Moderate Growth Model has a greater allocation to equities as compared to fixed income securities. This model is intended for those investors who seek the greater growth potential offered by the increased equity exposure but desire the reduced volatility historically delivered by fixed income investments. Given this increased exposure to equities, the Select One Program Moderate Growth Model will have a more aggressive posture as compared to the Select One Program Balanced Model Portfolio.

❖	The Select One Program Growth Model Portfolio is intended to consist of 80% equity investments and 20% fixed income investments. This Model Portfolio is intended for those investors who want the greatest growth potential of the three models offered. Although a higher allocation to equities suggests increased volatility, historically such a position has delivered greater long-term returns. The Select One Program Growth Model Portfolio is the most aggressive Model Portfolio in the Select One Program.
There is no guarantee, either express or implied, that the goals of the Model Portfolios will be met. Furthermore, over the long term, since the Select One Program Fees and Financial Advisor Fees are incurred in addition to any fees and expenses associated with the mutual funds and ETFs used in the Select One Program, investing through the Select One Program may be more expensive to clients than purchasing mutual funds or other investments held over the same period.
Each Model Portfolio is subject to maximum and minimum allocations to funds and ETFs investing primarily in various types of investments, i.e., asset classes and sub-asset classes. These limitations are the Permitted Ranges. To construct the Model Portfolios, PDA selects qualifying ETFs and other mutual funds within these asset classes in compliance with the Permitted Ranges. Subject to the Permitted Ranges, PDA may include any registered mutual fund or ETF in the Model Portfolios that has been agreed to by PHL Variable on a risk and/or cost assessment basis; however, none of these funds will be affiliated with PDA or PHL Variable. Any fund or ETF that has been accepted for use in a Model Portfolio is a Permitted Fund. To learn more about the specific funds included in a Model Portfolio, you may contact your Financial Advisor. Additionally, the custodian for your Account will send regular brokerage statements to you that will reflect the underlying fund holdings in the Select One Program Model Portfolio you have selected.

The Income Edge is available only with portfolios that satisfy the Permitted Ranges using only Permitted Funds. You should note that your Financial Advisor, in keeping with his fiduciary duty to manage your investments in your best interest, may choose to customize a portfolio for you that does not satisfy the Permitted Ranges or does not use only Permitted Funds and this choice may cause the Income Edge to terminate.

The Current Permitted Ranges for the Model Portfolios
The current Permitted Ranges are set forth in the following table. PDA (subject to our right to reject any proposed change that would subject us to material additional risk or costs) may make changes to these Permitted Ranges in the future, in which case your Account’s allocations may have to be reallocated accordingly. We will inform you of any such change in writing.

Style Allocation	Balanced		Moderate Growth		Growth
	60% equities 40% fixed income		70% equities 30% fixed income		80% equities 20% fixed income
Asset and Sub-asset Classes: these are comprised of individual funds, including Exchange Traded Funds, and are not individual investments.	Permitted Ranges		Permitted Ranges		Permitted Ranges
	Min	Max	Min	Max	Min	Max
Large Cap US Equity	21%	45%	26%	55%	31%	65%
Core[1]	0%	45%	0%	55%	0%	65%
Value Tilt[2]	0%	35%	0%	42%	0%	49%
Growth Tilt[3]	0%	12%	0%	14%	0%	16%
Mid Cap US Equity	6%	24%	7%	29%	8%	34%
Core[4]	0%	24%	0%	29%	0%	34%
Value Tilt[5]	0%	18%	0%	22%	0%	26%
Growth Tilt[6]	0%	6%	0%	7%	0%	8%
Small Cap US Equity	5%	18%	8%	22%	11%	26%
Core[7]	0%	18%	0%	22%	0%	26%
Value Tilt[8]	0%	14%	0%	17%	0%	20%
Growth Tilt[9]	0%	4%	0%	5%	0%	6%
Other*	0%	5%	0%	5%	0%	5%
US REITs[10]	0%	5%	0%	5%	0%	5%
Commodities[11]	0%	5%	0%	5%	0%	5%
Sector[12]	0%	5%	0%	5%	0%	5%
Alternative/Specialty[13] *	0%	5%	0%	5%	0%	5%
International Equity**	9%	24%	11%	29%	13%	34%
Core EAFE[14]	0%	24%	0%	29%	0%	34%
Non-EAFE Developed Markets[15] ***	0%	10%	0%	13%	0%	16%
Non-EAFE Emerging Markets[16] ***	0%	10%	0%	13%	0%	16%
Fixed Income#	35%	50%	25%	40%	15%	30%
US Core Fixed Income[17] #	0%	50%	0%	40%	0%	30%
US Shorter Duration HQ/Cash[18] #	0%	50%	0%	40%	0%	30%
US Longer Duration HQ19 #	0%	35%	0%	28%	0%	21%
US Corporates HQ20 #	0%	35%	0%	28%	0%	21%
US High Yield[21] *#	0%	5%	0%	5%	0%	5%
International[22] *#	0%	5%	0%	5%	0%	5%
Municipal Bonds[23] *#	0%	5%	0%	5%	0%	5%
Inflation Protected[24] *#	0%	5%	0%	5%	0%	5%
Overall Equity	50%	65%	60%	75%	70%	85%
Overall Fixed	35%	50%	25%	40%	15%	30%

*	Max of 15% aggregate among all of the asset and sub-asset classes denoted by asterisk
**	At least 50% of International must be Core EAFE
***	Max of 3% in any individual country
#	Notes on Fixed Income Risk – As interest rates rise, existing bond prices fall and can cause the value of a fixed income investment to decline. Changes in interest rates will affect the value of longer-term fixed income securities more than shorter-term securities. Duration represents the interest rate sensitivity of a bond and can magnify the effect of a change in interest rates on bond prices. For example, if a bond portfolio’s average duration is five years, a 1% increase in interest rates would result in a decline of approximately 5% in the bond portfolio’s total value. Similarly, a 1% decline in interest rates would result in a gain of approximately 5% in the bond portfolio’s total value.

1	“Large Cap U.S. Equity Core” – An asset class that represents domestic equities that has equal allocation to both value and growth stocks, generally represented by a broad-based index such as the S&P 500® Index or the Russell 1000® Index. The S&P 500® Index is a free-float market capitalization-weighted index of 500 of the largest U.S. companies; as of March 9, 2012, companies in the index have an average market capitalization of more than $24.8 billion. The index is calculated on a total return basis with dividends reinvested. The index is unmanaged and not available for direct investment. The Russell 1000® measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1000 of the largest companies based on a combination of their market cap and current index membership. The Russell 1000 represents approximately 92% of the U.S. market and, as of February 29, 2012, represents companies with a weighted average market capitalization of approximately $95.1 billion.

2	“Large Cap U.S. Equity Value Tilt” – represents holdings with a bias toward U.S. companies with large market capitalizations (typically $10 billion or more). These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified large-cap asset class.
3	“Large Cap U.S. Equity Growth Tilt” – represents holdings with a bias toward U.S. companies with large market capitalizations (typically $10 billion or more). These securities have the potential for long-term capital appreciation and are generally defined as securities with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified large-cap asset class.

4	“Mid Cap U.S. Equity Core” – An asset class that represents domestic equities that has equal allocation to both value and growth mid cap stocks which are securities that tend to have market capitalizations above $2 billion up to $10 billion. Mid cap stocks are generally represented by a broad-based index such as the Russell Mid Cap® Index. The Russell Mid Cap Index is a subset of the Russell 1000® Index and, as of February 29, 2012, represents approximately 31% of the total market capitalization of the Russell 1000 companies.

5	“Mid Cap U.S. Equity Value Tilt” – represents holdings with a bias toward U.S. companies with mid-cap market capitalizations (typically more than $2 billion up to $10 billion). These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified mid-cap asset class.
6	“Mid Cap U.S. Equity Growth Tilt” – represents holdings with a bias toward U.S. companies with mid-cap market capitalizations (typically more than $2 billion up to $10 billion). These securities have the potential for long-term capital appreciation and are generally defined as securities with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified mid-cap asset class.

7	“Small Cap U.S. Equity Core” – An asset class that represents domestic equities that has equal allocation to both value and growth mid cap stocks which are companies that tend to have market capitalizations that are typically $2 billion or less. Small cap stocks are generally represented by a broad-based index such as the Russell 2000® Index. The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Index is a subset of the Russell 3000® Index and, as of February 29, 2012, represents approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest companies based on a combination of market capitalization and current index membership.

8	“Small Cap U.S. Equity Value Tilt” – represents holdings with a bias toward U.S. companies with small market capitalizations (typically $2 billion or less). These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified small-cap asset class.
9	“Small Cap U.S. Equity Growth Tilt” – represents holdings with a bias toward U.S. companies with small market capitalizations (typically $2 billion or less). These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified small-cap asset class.
10	“US REITs” – In order to operate as a REIT (Real Estate Investment Trusts), a publicly traded company must receive at least 75% of its annual gross income from real estate rents, mortgage interest or other qualifying income; have at least 75% of the company’s annual assets consisting of rental real estate, real estate mortgages or other qualifying commercial real estate; and the company must distribute annually at least 90% of its taxable income to its shareholders. The risk-return profile of US REITs (Real Estate Investment Trusts) is represented by the FTSE NAREIT Equity Index, which is an unmanaged index generally considered to be representative of the North American Real Estate segment of the market, including all tax qualified REITs with common shares traded on the New York Stock Exchange, American Stock Exchange, or NASDAQ National Market List.
11	“Commodities” – An asset class that generally invests in securities of companies principally engaged in basic resources and agricultural products such as iron ore, crude oil, coal, ethanol, salt, sugar, coffee beans, soybeans, aluminum, copper, rice, wheat, gold, silver and platinum.
12	“Sector” – A mutual fund or ETF that concentrates its investments in a single segment of an industry, such as biotechnology, natural resources, utilities, or regional banks, for example. Sector funds tend to be more volatile than more broadly diversified funds.
13	“Alternative/Specialty” – A fund that focuses on non-traditional strategies in order to reach a stated investment objective. Such funds may include “bear market” strategies, market neutral funds or alpha seeking strategies looking to outpace a stated benchmark.

14	“International Equity Core EAFE” – An asset class that is generally comprised of securities with primary trading markets outside of the United States in developed international markets. As of March 1, 2012, the MSCI EAFE Index consisted of the following 22 developed market country indices from which securities may be selected: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The risk-return profile of Core EAFE is represented by the MSCI EAFE Index (Europe, Australasia, Far East), which is an unmanaged, free float adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada.

15	“International Equity Non-EAFE Developed Markets” – An asset class that is generally comprised of securities with primary trading markets outside of the United States in developed international markets not contained in the 22 countries cited in the MSCI EAFE index. (Those MSCI EAFE countries are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom).

16	“International Equity Non-EAFE Emerging Markets” – An asset class that is generally comprised of securities with primary trading markets in developing countries outside of the U.S. that have low standards of democratic governments, free market economies, industrialization, social programs, and human rights guarantees for its citizens. In addition, these developing/emerging countries are not contained in the MSCI EAFE Index (European, Australasian, and Far Eastern markets). As of March 1, 2012, the MSCI EAFE Index consisted of the following 22 developed market country indices from which securities may be selected: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

17	“Fixed Income US CORE Fixed Income” – An asset class that is generally comprised of securities made up of United States dollar denominated Treasuries, government-related securities, and investment grade United States corporate securities. All issues have at least one year to maturity with intermediate indices including bonds with maturities up to 10 years and long term indices composed of bonds with maturities longer than ten years.
18	“Fixed Income US Shorter Duration HQ/cash” – This asset class is generally comprised of securities made up of United States dollar denominated Treasuries, government-related securities, and investment grade United States corporate securities. The duration of these bonds is typically between 1 year and 5 years. Duration is a measure of how the price of a bond changes in response to interest rate changes. This asset class also includes United States currency or cash.
19	“Fixed Income US Longer Duration HQ” – This asset class is generally comprised of securities made up of United States dollar denominated Treasuries, government-related securities, and investment grade United States corporate securities. The duration of these bonds is typically longer than 10 years. Duration is a measure of how the price of a bond changes in response to interest rate changes.
20	“Fixed Income US Corporates HQ” – This category is composed of corporate bonds which are debt obligations of specific corporations. Bonds in this category are rated by either Moody’s or S&P as having very high to the highest quality rating a bond can get – specifically “A” to “AAA” – with “AAA” bonds offering the best quality with the smallest risk of default.
21	“Fixed Income US High Yield” – An asset class that is generally comprised of fixed income securities that have below investment grade credit ratings and carry higher risks, but generally offer higher yields than investment-grade bonds.
22	“Fixed Income International” – An asset class that is generally comprised of securities made up of non-U.S. dollar denominated Treasuries, international government-related securities, and investment grade international corporate securities.
23	“Fixed Income Municipal Bonds” – Funds or ETFs that invest in bonds issued by a state, city, or local government. Municipalities issue bonds to raise capital for their day-to-day activities and for specific projects that they might be undertaking (usually pertaining to development of local infrastructure such as roads, sewerage, hospitals etc.) interest on municipal bonds are generally exempt from federal tax.
24	“Fixed Income Inflation Protected” – An asset class that invests in a special type of Treasury note or bond that offers protection from inflation. With an inflation protected bond, the coupon payments and underlying principal are automatically increased to compensate for inflation as measured by the consumer price index (CPI). Inflation protected bonds are considered a very conservative investment in that the growth of an investor’s purchasing power is guaranteed. Because of this safety feature, Inflation Protected Bonds offer a lower relative return as compared to other fixed income offerings.

For more detailed information regarding the Select One Program, please refer to PDA’s Form ADV Part 2 which may be obtained by writing to PDA at 4332 Cerritos Avenue, Suite 100, Los Alamitos, CA 90740 or by calling 1-714-229-2266.

How Does the Income Edge Relate to Your Account?
The Income Edge is designed for clients participating in the Select One Program who intend to use the investments in their Account as a basis for a withdrawal program to provide income payments for retirement or other long-term purposes.
The Income Edge provides insurance protection relating to your Account by ensuring that regardless of how your assets in your Account actually perform or the actual value of your assets in your Account when you begin your withdrawal program from your Account, you can have predictable lifetime income payments, subject to certain limitations described herein.
How Will PDA Manage Your Investments in the Account If You Purchase an Income Edge?
PDA constructs the Model Portfolios based on long-term, forward-looking assumptions for asset class allocation, risk/return and correlation, using capital markets research developed or reviewed by its advisory team. These portfolios employ a strategic asset allocation approach, implemented utilizing a combination of passive and active investments. The firm constructs its Model Portfolios using a multi-fund, multi-manager approach. Each fund is advised or sub-advised by investment managers who are focused on a given investment style, and who have been selected through PDA’s research and manager review. Ongoing due diligence is conducted to ensure managers/funds continue to adhere to PDA’s investment oversight standards.

As you have granted PDA discretion over your Account, PDA may, from time to time, make various types of changes which might lead to changes in your Account. For example, PDA may adjust the assets in a Certificate holder’s Account to any extent it deems appropriate, in the best interest of a Certificate holder, including by changing the specific funds used and by making investments within and outside the Permitted Ranges. PDA may do so at its discretion, and does not require Certificate holder approval. For instance, PDA may change the specific funds used within the Model Portfolio in an attempt to achieve more effective tracking to an index, or make an allocation to a specific sector or investment style. Similarly, PDA may rebalance your Account periodically, as needed, to keep it aligned with the desired investment objective and changing market conditions.
PDA may propose an adjustment to the composition of a Model Portfolio, including a change in the Permitted Ranges percentages and/or Permitted Funds that PHL Variable may accept for purposes of the Certificate. However, such a change may also cause PHL Variable to change the Income Edge fee percentage for the affected Model Portfolio. The new fee would apply to your Certificate as of your initial investment in the affected Model Portfolio following the change, or, if your Account is already invested in accordance with the affected Model Portfolio, upon making an Additional Contribution to the Account or exercising the Annual Optional Increase. You would receive notice of any such fee change.

What Happens if Your Account is Managed in a Manner Unacceptable to Us?
In order for your Income Edge to stay in effect, your Account must be invested at all times in accordance with one of the three Model Portfolios eligible for the Income Edge described above. Additionally, a Model Portfolio must continue to meet the Permitted Ranges, using only the Permitted Funds, for it to remain eligible. Changes to a Model Portfolio that cause it to fall outside the Permitted Ranges or use of a fund that is not a Permitted Fund within a Model Portfolio will result in termination of the Income Edge for an Account invested in accordance with that Model Portfolio unless the necessary change in the Permitted Ranges or use of the proposed fund is accepted by PHL Variable and the Account assets continue to be invested in accordance with the applicable Permitted Ranges, using only

Permitted Funds. If PHL Variable does not accept a proposed change, then the Income Edge for Owners of any affected Accounts will be at risk of terminating, unless the Model Portfolios are brought back into accordance with the Permitted Ranges, using only Permitted Funds, during the Cure Period. Following the end of the Cure Period, we will notify a Certificate holder whose Account is no longer in compliance with the Permitted Ranges, using only Permitted Funds, of this circumstance and options by mailing a notification to the Certificate holder’s address on our records at least 30 days prior to terminating the Certificate. (In the event that the non-compliance is due to PDA discontinuing all of the Model Portfolios, we will provide this notice as early as reasonably practicable prior to the termination; however, such notice may be provided less than 30 days prior to termination.) A Certificate holder whose Account is no longer in compliance with the Permitted Ranges, using only Permitted Funds, may choose a different Model Portfolio for investment of Account assets, if available, during this notice period and the Certificate will not terminate. An affected Certificate holder may choose to liquidate the Account and apply the resulting amount to another annuity with guaranteed benefits, including any such annuity then offered by PHL Variable or its affiliates, in which case the Certificate would terminate. Additionally, at any time while a Certificate is in effect, the Certificate holder can elect to close the Account and apply the Account Value to the Lifetime Payment Option. See “Lifetime Payment Option,” Appendix A to this prospectus. Liquidating Account assets may have adverse tax consequences and you should consult with your tax advisor.

What Happens if Your Additional Contributions or Withdrawals, or Other Actions Cause the Investments in Your Account to Fall Outside the Permitted Ranges?
Changes you make to your Account, including Additional Contributions and Withdrawals, may temporarily cause the assets in your Account to fall outside of the Permitted Ranges. For example, if you request a Withdrawal of $100,000 from your Account, PDA first must sell securities that are worth $100,000 in order to raise cash for your Withdrawal. At this point in time the assets in your Account may fall outside of the Permitted Ranges due to the higher percentage of cash held in the Account. In addition, after you withdraw the $100,000 in cash, the remaining assets in your Account might not be within the Permitted Ranges and PDA may need to rebalance the assets in your Account. If you make Additional Contributions after the Certificate Effective Date, these Contributions must either be allowed to remain as cash within the Permitted Ranges for the Model Portfolio you have elected, or be invested in accordance with the Permitted Ranges for the Model Portfolio you have elected during the Cure Period.

In addition to changes you make, increases or decreases in the market value of the funds in your Account can cause the assets in your Account to fall outside the Permitted Ranges. Also, PDA could invest your Account assets outside the Permitted Ranges or could use funds that are not Permitted Funds. For example, PDA could act upon instructions from your Financial Advisor to invest your Account assets differently, could decide to use investments other than the Permitted Funds to achieve particular asset allocation objectives, or could decide to cease offering any or all of the Model Portfolios. (See the next paragraph for details about termination of any or all of the Model Portfolios.) Your Financial Advisor could instruct PDA to invest your Account assets outside the Permitted Ranges or to use investments that are not Permitted Funds if he determines, in the exercise of his fiduciary duty to you, that the investment of your Account assets in accordance with the Model Portfolio selected is no longer appropriate for you in light of such factors as changes in market conditions, changes in your financial condition, or changes in your investment objectives. Regardless of the reason, if the assets in your Account fall outside of the Permitted Ranges using only Permitted Funds, for any reason, and PDA does not bring the assets in line with the applicable investment limitations within the Cure Period, your Certificate may terminate. Following the end of the Cure Period, we will notify a Certificate holder whose Account is no longer in compliance with the Permitted Ranges, using only Permitted Funds, of this circumstance and options by mailing a notification to the Certificate holder’s address on our records at least 30 days prior to terminating the Certificate. As described below, in the event that the non-compliance is due to a decision by PDA to discontinue all of the Model Portfolios, we would provide this notice as early as reasonably practicable; however, such notice may be provided less than 30 days prior to the termination.
In addition to changes in your Account assets (either in the value of particular assets or in the particular assets held in your Account) due to Account changes you make, market movement, investment instructions from your Financial Advisor or investment choices by PDA, a circumstance outside our control, including a business decision by PDA, a change in the ownership or organization of PDA or a dramatic change in the market environment may make PDA unwilling to continue offering the Model Portfolios. PHL Variable and PDA have entered into a contract requiring PDA to maintain the Model Portfolios (with such changes as PHL Variable may accept in its discretion) for existing Certificate holders regardless of any decision by PDA to cease offering the Model Portfolios to new investors. However, if, despite this contract, PDA discontinues the Model Portfolio in accordance with which your Account Value is invested, your Income Edge may terminate. Should a Model Portfolio be discontinued, we will notify any affected Certificate holder of this circumstance by mailing a notification, including any available options, to the Certificate holder’s address on our records at least 30 days prior to terminating the Certificate. A Certificate holder whose Account is no longer in compliance with the Permitted Ranges, using only Permitted Funds, may choose a different Model Portfolio for investment of Account assets, if available, during this notice period and the Certificate will not terminate. An affected Certificate holder may choose to liquidate the Account and apply the resulting amount to another annuity with guaranteed benefits, including any such annuity then offered by PHL Variable or its affiliates, in which case the Certificate would terminate. Additionally, at any time while a Certificate is in effect, the Certificate holder can elect to close the Account and apply the Account Value to the Lifetime Payment Option. If, despite our contract with PDA, all Model Portfolios are discontinued by PDA, the Select One Program would no longer be available for use with the Certificate and any existing Certificates would terminate 10 Business Days following the date the Account assets are no longer invested in accordance with a Model Portfolio. We will notify any Certificate holder whose Income Edge will terminate due to discontinuation of the Model Portfolios by mailing a notice of termination, including any available options, to the Certificate holder’s address on our records as early as reasonably practicable prior to the termination; however, such notice may be provided less than 30 days prior to the termination. A Certificate holder may choose a different Model Portfolio for investment of Account assets, if available, during this notice period and the Certificate will not terminate. An affected Certificate holder may choose to liquidate the Account and apply the resulting amount to another annuity with guaranteed benefits, including any such annuity then offered by PHL Variable or its affiliates, in which case the Certificate would terminate. Additionally, at any time while a Certificate is in effect, the Certificate holder can elect to close the Account and apply the Account Value to the Lifetime Payment Option. See “Lifetime Payment Option,” Appendix A to this prospectus. Liquidating Account assets may have adverse tax consequences and you should consult with your tax advisor. If the Select One Program is no longer offered by PDA because all of the Model Portfolios have been discontinued or for any other reason, PDA will not be entitled to continue to deduct the Select One Program Fee from your Account and, as described in your investment advisory agreement and Part 2 of PDA's Form ADV, you may be entitled to a pro rata refund of any unearned Select One Program Fees.

Should there be securities transactions in your Account due to your activities or actions of PDA, you will receive confirmations of the securities transactions in your Account from the custodian and notices from us reflecting changes to the Retirement Income Base and Retirement Income Amount, if any, due to Additional Contributions and/or the Annual Optional Increase.
What Happens if the Value of Your Account is Too Low for PDA to Invest Within the Permitted Ranges?

If your Account Value is equal to or less than $10,000, the assets in your Account might not be able to be maintained within the Permitted Ranges. This could occur if funds in the Model Portfolios apply minimum investment requirements and your Account cannot meet those requirements. If your Account Value has decreased to a value of $10,000 or less, PDA may choose to liquidate the assets held in your Account and your Account will hold only cash (any such liquidation would be reflected on Account statements you receive from the Account custodian; however, we will not provide any special notice regarding the status of your Income Edge in connection with a conversion of your Account to cash when the Account Value is $10,000 or less). In this event, we permit an exception to the requirement that your Account comply with the Permitted Ranges using only Permitted Funds. If your Account has decreased to a value of $10,000 or less and is comprised solely of cash, your Income Edge will not terminate. This exception does not change other terms of the Certificate and they will remain in force. For example,
•	You will continue to be charged the Income Edge Fee for the Model Portfolio in accordance with which your Account was last invested while holding investments other than cash.

•	If you have reached or passed the Retirement Income Date, you will be able to withdraw the Retirement Income Amount without negatively affecting the Retirement Income Base and, if your Account Value is less than the amount of your Retirement Income Amount remaining for Withdrawal in the calendar year, you can withdraw the entire Account Value and we will be obligated to make lifetime income payments. If your Account goes to $0 due to Withdrawals that are not Excess Withdrawals and/or poor investment performance, we will be obligated to make lifetime income payments. See “Income Edge Payments” later in this prospectus.
•	You could elect the Lifetime Payment Option while your Account Value is greater than $0. We do not provide any special notice that this option is available while your Account Value is $10,000 or less.

•	Should you contribute cash to the Account that increases the Account Value to more than $10,000, the Account Value would again be required to be invested in accordance with one of the Model Portfolios within the Cure Period or your Certificate will be at risk of terminating. Following the end of the Cure Period, we will notify a Certificate holder whose Account is no longer in compliance with the Permitted Ranges, using only Permitted Funds, of this circumstance and options by mailing a notification to the Certificate holder’s address on our records at least 30 days prior to terminating the Certificate.

Why Will Your Income Edge Terminate if Your Account is Not Managed Within the Permitted Ranges?
We would not be able to offer the Income Edge if we could not require that your Account be managed within the Permitted Ranges, using only Permitted Funds. In order for us to be able to provide the Income Edge for a reasonable fee, we need to know that your Account will be managed within certain constraints—otherwise our risks would be too high for us to be able to make the Income Edge available to you.
In this respect, the Model Portfolios eligible for the Income Edge are designed to provide steady returns while minimizing the risk that your Account Value will be reduced to $0 before you die.
Accordingly, the risk against which the Income Edge protects may be minimal. Likewise, based on historical returns, if you stay invested in the markets for a long period of time, then the likelihood of your Account Value being reduced to $0 solely because of poor performance may diminish. You should take into consideration the amount of time you expect to have assets in the Account in deciding if the Income Edge is appropriate for you. Of course, past performance is no guarantee of future performance and historical trends may not continue.

We are not an investment adviser and do not provide investment advice to you in connection with your Income Edge. For more information about PDA and the Select One Program, you should talk to your registered representative or Financial Advisor and review PDA's Form ADV, Part 2, Client Brochure which may be obtained by writing to PDA at 4332 Cerritos Avenue, Suite 100, Los Alamitos, CA 90740 or by calling 1-714-229-2266.

4.	Annual Income Edge Fee

The Income Edge Fee will be deducted from your Account Value while your Certificate is in effect and your Account Value is greater than $0. The Income Edge Fee is calculated quarterly as a percentage of the Retirement Income Base on the date of the calculation, and will vary, and may be reset to a higher percentage, as a result of certain transactions described below. Increases to the Retirement Income Base will increase the dollar amount of the Income Edge Fee, assuming the applicable Income Edge fee percentage has not decreased. If your Retirement Income Base does not change, your Income Edge fee percentage and the dollar amount of your Income Edge Fee will not change unless you have an Annual Optional Increase, transfer Account assets to be invested in accordance with a different Model Portfolio, or make an Additional Contribution. In addition, the Income Edge fee percentage for the Spousal Income Guarantee may be higher than the Income Edge fee percentage for the Individual Income Guarantee and the Income Edge fee percentage may vary from Model Portfolio to Model Portfolio. The Income Edge fee percentage will also vary based on the Retirement Income Percentage you elected during the Application Process (4% or 5%) and will generally be higher for the 5% Retirement Income Percentage.
PHL Variable may decide to increase the Income Edge fee percentage for a Model Portfolio, or may accept a change to the Permitted Ranges and/or Permitted Funds proposed by PDA that would cause PHL Variable to increase the Income Edge fee percentage due to the additional risk to PHL Variable presented by such a change. The Income Edge Fee will never exceed 2.50% of the Retirement Income Base annually for the 4% Retirement Income Percentage or 3.00% of the Retirement Income Base annually for the 5% Retirement Income Percentage. Alternatively, PHL Variable may decrease Income Edge fee percentages. If you hold a Certificate when we change a fee percentage, the fee percentage for your Certificate will change as a result of any of the circumstances described below. Any change in your Income Edge fee percentage will apply beginning on the first day of the calendar quarter following the fee change.
❖	If you make Additional Contributions to the Account, your Income Edge fee percentage will be calculated as a weighted average fee percentage, based on the Income Edge fee percentage that applied prior to the Additional Contribution and the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account is invested at that time. The new weighted average fee percentage applies to the new Retirement Income Base, which reflects the Additional Contributions. The weighted average fee percentage is the average of the fee percentage that applied to your Retirement Income Base prior to the Additional Contribution and the fee percentage that applies to the amount of any increase in the Retirement Income Base from the Additional Contribution weighted, respectively, by the dollar amount of the Retirement Income Base before the Additional Contribution and the dollar amount of the increase, if any, in the Retirement Income Base following the Additional Contribution. For an example of how your Additional Contributions may affect your Income Edge Fee, see the example entitled “Additional Contributions” in the box below.
❖	If you have an Annual Optional Increase, your Income Edge fee percentage will be calculated as a weighted average fee percentage. This weighted average fee percentage will be determined based on the Income Edge fee percentage that applied prior to the Annual Optional Increase and the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account is invested at the time of the Annual Optional Increase. The weighted average fee percentage is the average of the fee percentage that applied to your Retirement Income Base prior to the Annual Optional Increase and the fee percentage that applies to the amount of any increase in the Retirement Income Base from the Annual Optional Increase weighted, respectively, by the dollar amount of the Retirement Income Base before the Annual Optional Increase and the dollar amount of the increase in the Retirement Income Base following the Annual Optional Increase. For an example of how the Annual Optional Increase may affect your Income Edge Fee, see the example entitled “Annual Optional Increase” in the box below.
❖	If you transfer your Account Value so that it is invested in accordance with a different eligible Model Portfolio (transfers among Model Portfolios must be 100% of Account Value to be permitted under the Certificate), your new Income Edge fee percentage will be the Income Edge fee percentage in effect for the Model Portfolio to which you transferred. For an example of how transfers may affect your Income Edge Fee, see the example entitled “Transfers” in the box below. Only one transfer is allowed in any 90-day period.
These examples show the effect of certain transactions on the calculation of the Income Edge fee percentage. The fee percentages shown in these examples are hypothetical only and do not represent the Income Edge fee percentages that will apply to your Certificate at any point. You can obtain the fee percentages in effect at any time by contacting your Financial Advisor, or by contacting PHL Variable at the number shown on the front of this prospectus. Certain rules affect the fees for all Certificates. See “For all Certificates” following these examples.

Example: Additional Contributions
Assume your Retirement Income Base is equal to $250,000 and the Income Edge fee percentage currently in effect for your Income Edge is 1.40%. Assume further that you make an Additional Contribution of $50,000 to your Account and the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account is invested at the time of the Additional Contribution is equal to 1.75%. The Retirement Income Base increases to $300,000 as a result of the Additional Contribution.

The weighted average Income Edge fee percentage is equal to the current Income Edge fee percentage multiplied by the Retirement Income Base before the Additional Contribution (1.40% x $250,000) plus the new Income Edge fee percentage multiplied by the amount the Retirement Income Base increased as a result of the Additional Contribution (1.75% x $50,000) divided by the new Retirement Income Base ($300,000). The result is 1.46%. We will use the new weighted average fee percentage of 1.46% to calculate your Income Edge Fee at the beginning of the next quarter and thereafter, assuming no other changes to your Account that may change the fee again.

Example: Annual Optional Increase
Assume your Retirement Income Base is equal to $250,000 and the Income Edge fee percentage currently in effect for your Income Edge is 1.40%. Assume further your Account Value is currently $300,000, you exercise the Annual Optional Increase on your Certificate Anniversary Date and the Income Edge fee percentage in effect for the Model Portfolio in accordance with which your Account is then invested is equal to 1.75%. The Retirement Income Base increases to $300,000 as a result of the Annual Optional Increase (an increase of $50,000).

The weighted average Income Edge fee percentage is equal to the current Income Edge fee percentage multiplied by the Retirement Income Base before the Annual Optional Increase (1.40% x $250,000) plus the new Income Edge fee percentage multiplied by the amount the Retirement Income Base increased as a result of the Annual Optional Increase (1.75% x $50,000) divided by the new Retirement Income Base ($300,000). The result is 1.46%. We will use the new weighted average fee percentage of 1.46% to calculate your Income Edge Fee at the beginning of the next quarter and thereafter, assuming no other changes to your Account that may change the fee again.

Example: Transfers

Assume your Account is invested in accordance with a particular Model Portfolio and the Income Edge fee percentage currently in effect for your Certificate is 1.40%. You choose to transfer 100% of your Account Value so it is invested in accordance with a different Model Portfolio. The Income Edge fee percentage then in effect for that Model Portfolio is 2.00%. We will use the new Income Edge fee percentage of 2.00% to calculate your Income Edge Fee at the beginning of the next quarter and thereafter, assuming no other changes to your Account that may change the fee again.

For all Certificates:
❖	Your first Income Edge Fee is charged on the Certificate Effective Date and is prorated based on the number of days remaining in the calendar quarter.
❖	If your Certificate has a transaction that causes the Income Edge fee percentage to be reset (e.g. a transfer, Annual Optional Increase, or Additional Contribution), the reset Income Edge fee percentage will first be used to calculate your Income Edge Fee on the first day of the next calendar quarter next following that transaction, unless the Income Edge fee percentage is reset again due to one or more of the above activities.
❖	Unless you direct PDA to pay your Income Edge Fee from a different source, it will be deducted quarterly from your Account assets by selling Account assets on a pro rata basis in proportion to the amount of your total Account Value each asset represents. The sale or transfer of assets in your Account to pay the Income Edge Fee will not be treated as a Withdrawal. The Income Edge Fee is paid in advance and we will not refund any portion of pre-paid Income Edge Fees to you if your Certificate is terminated for any reason.
You should carefully consider how a change in fee percentage applicable to an Additional Contribution, the Annual Optional Increase or transfer of Account Value to be invested in accordance with a different Model Portfolio will impact your total Income Edge Fee before making Additional Contributions, determining not to reject the Annual Optional Increase, or, transferring to a different Model Portfolio. In the event that your Income Edge fee percentage increases, assuming your Retirement Income Base has not decreased, the total Income Edge Fee will increase and the increase could be significant. You should also be aware that if you intend to purchase the Income Edge in order to be able to make Additional Contributions, accept Annual Optional Increases, or, make transfers of Account Value to be invested in accordance with other Model Portfolios, you will not be able to determine in advance what the total fee will be after such transactions because the fee percentage may vary from time to time. After you make an Additional Contribution, accept the Annual Optional Increase, or make a transfer that changes your fee percentage, we will notify you in writing of your fee percentage. Also, you may call your Financial Advisor, or PHL Variable at the number shown on the front of this prospectus for information about your Income Edge fee percentage at any time.

5.	Withdrawals From Your Account

Definition of “Withdrawal”
The term “Withdrawal” is an important term for you to understand because Withdrawals can impact the amount of your Retirement Income Base and Retirement Income Amount and, therefore, the amount of guaranteed lifetime income payments you may receive in accordance with the terms of your Income Edge. A Withdrawal is defined as (i) the sale or transfer of assets out of your Account, other than for the fees described below; (ii) the sale, exchange or transfer of Account assets to pay the Select One Program Fee and/or the Financial Advisor Fee in excess of 1.50% of your Account Value in any calendar year; or (iii) dividends, capital gains or other accretions with respect to assets in your Account, whether distributed as fund shares or cash, that are not reinvested in your Account in accordance with the Permitted Ranges within the Cure Period and instead are transferred out of your Account. However, the sale, exchange or transfer of Account assets to pay for the Income Edge Fee, and the Select One Program Fee and the Financial Advisor Fee up to and including 1.50% of your Account Value in any calendar year, fees for miscellaneous Account activities (e.g. wire transfers) or special services (e.g. IRA maintenance), and any fees imposed directly or indirectly by the funds held in your Account either periodically, or upon their purchase or redemption, will not be treated as Withdrawals. Please note that any deduction to pay any portion of your Select One Program Fee and/or Financial Advisor Fee in excess of 1.50% of your Account Value in any calendar year, will be treated as a Withdrawal for purposes of the Certificate.
Two types of Withdrawals can affect the Certificate: Excess Withdrawals and other Withdrawals. Any Withdrawals before the Retirement Income Date and any Withdrawal that alone, or in combination with other Withdrawals taken in a calendar year, exceeds the Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, the RMD, if greater) on or after the Retirement Income Date are Excess Withdrawals that will reduce your Retirement Income Base, which can reduce the benefit of your Income Edge. Excess Withdrawals can also terminate your Certificate. See “Withdrawals Prior to the Retirement Income Date” and “Withdrawals On or After the Retirement Income Date” later in this section. Withdrawals taken on or after the Retirement Income Date that are not Excess Withdrawals can reduce the amount of the increase to the Retirement Income Base that would otherwise result from subsequent Additional Contributions to the Account and such Withdrawals can affect more than one subsequent Additional Contribution. See ‘‘Increases from Additional Contributions to Your Account” later in this prospectus.
There is no provision under the Income Edge to cure any decrease in the amount of your Retirement Income Base and Retirement Income Amount due to Withdrawals. You should carefully monitor your Retirement Income Base as well as the amount of any Withdrawals. You may call your Financial Advisor, or PHL Variable at the number shown on the front of this prospectus for information about your Retirement Income Base and your available Retirement Income Amount.

How Do You Structure Withdrawals From Your Account?
The Income Edge is designed for investment advisory clients who intend to use the investments in their Account as the basis for a withdrawal program to provide income payments for retirement or other long-term purposes.

You may make Withdrawals from your Account at any time and in any amount you choose. However, any Withdrawals before the Retirement Income Date and any Withdrawals in excess of the Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, the RMD, if greater) on or after the Retirement Income Date are Excess Withdrawals and will reduce your Retirement Income Base, which will reduce the potential benefit of your Income Edge. To obtain the maximum potential benefit from your Income Edge under your specific circumstances, you should consider waiting until the Retirement Income Date when your Retirement Income Amount becomes available to begin Withdrawals and thereafter limit your annual Withdrawals to an amount not in excess of the Retirement Income Amount.
As noted above, prior to the Retirement Income Date, you cannot take any Withdrawals from your Account without reducing the potential benefit of your Income Edge. If, on or after your Retirement Income Date, your Account Value is less than or equal to your Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, your RMD, if greater), including for any Account with a value equal to or less than $10,000 which holds only cash (see “What Happens if the Value of Your Account is Too Low for PDA to Invest Within the Permitted Ranges?” previously in this prospectus), you may make a Withdrawal for the full Account Value and reduce your Account Value to $0 and then lifetime income payments will commence one month following the date your Account Value reduces to $0. However, if, on or after your Retirement Income Date, you make a Withdrawal of your entire Account Value and the cumulative amount of Withdrawals you have made in that calendar year (including the current Withdrawal) exceeds your Retirement Income Amount (or, for Certificates issued as traditional IRAs, the RMD, if greater) resulting in an Excess Withdrawal, including for any Account with a value equal to or less than $10,000 which holds only cash, your Account Value will reduce to $0 and your Income Edge will terminate without value.

How Do You Know When You Have Reached Your “Retirement Income Date” and Can Start Taking Withdrawals That Will Not Reduce the Potential Benefit of Your Income Edge?
As noted, to get the maximum benefit from your Income Edge, you should wait until your Retirement Income Date to begin taking Withdrawals from your Account. Your specific Retirement Income Date depends on whether you purchased your Income Edge with the Individual Income Guarantee or the Spousal Income Guarantee.
❖	If you purchased your Income Edge with the Individual Income Guarantee (including an IRA Account), your Retirement Income Date is the later of the Certificate Effective Date or your 65th birthday.
❖	If you purchased your Income Edge with the Spousal Income Guarantee, your Retirement Income Date is the later of the Certificate Effective Date or the younger spouse’s 65th birthday.
❖	If you purchased your Income Edge with the Spousal Income Guarantee, and either you or your spouse die prior to the Retirement Income Date, we will recalculate the Retirement Income Date to be the later of:

i.	the date we receive due proof of the deceased spouse’s death; or

ii.	the surviving spouse’s 65th birthday.
❖	If your 65th birthday occurs on a day on which we are not open for business, we can advise you of your Retirement Income Amount, calculated based on the Retirement Income Base in effect as of your 65th birthday, on the next Business Day on which we are open for business and then you can make a Withdrawal of the Retirement Income Amount.
We will send you a notice on your Retirement Income Date to advise you that your Retirement Income Amount has become available with the amount of your Retirement Income Amount.
How Much Should You Withdraw From Your Account Each Year?

To get the maximum benefit from your Income Edge, you should wait until the Retirement Income Date when your Retirement Income Amount becomes available and then withdraw no more than your Retirement Income Amount each calendar year (unless your Certificate was issued as a traditional IRA and your RMD is greater than the Retirement Income Amount, in which case you can withdraw that greater amount). The Retirement Income Amount represents the maximum amount you may withdraw each calendar year without reducing the benefit of the Income Edge. Prior to your Retirement Income Date, your Retirement Income Amount is $0. This means that prior to your Retirement Income Date, any Withdrawal you make will reduce your Income Edge benefit. On your Retirement Income Date, your Retirement Income Amount is the Retirement Income Percentage you elected during the Application Process (4% or 5%), multiplied by your Retirement Income Base and prorated based on the number of days until the following January 1st. In determining the amount you may withdraw without reducing the benefit of the Income Edge, you should keep in mind that deductions taken from your Account Value to pay any amount of your Select One Program Fee and/or your Financial Advisor Fee (separately or together) in excess of 1.50% of your Account Value in any calendar year are Withdrawals that are counted toward your Retirement Income Amount. As a result, if the cumulative amount of these deductions and any Withdrawals you request exceeds your Retirement Income Amount (or, if your Certificate was issued as a traditional IRA, your RMD, if greater) in any calendar year, your Retirement Income Base will be reduced in the same proportion as these Excess Withdrawal(s) reduced your Account Value. Since Excess Withdrawals reduce your Retirement Income Base in the same proportion as your Account Value is reduced by the Excess Withdrawal, when the Account Value is less than the Retirement Income Base at the time of an Excess Withdrawal, the dollar amount by which the Retirement Income Base is reduced will be greater than the dollar amount by which the Account Value is reduced. Excess Withdrawals that reduce your Account Value to $0 will cause your Income Edge to terminate.
Your Retirement Income Amount is recalculated as of January 1st of each subsequent calendar year and will be equal to 4% or 5% of the Retirement Income Base as of January 1st based on the Retirement Income Percentage you elected during the Application Process. If your Certificate was issued as a traditional IRA and your RMD is greater than the Retirement Income Amount, that greater amount can be withdrawn without reducing your Retirement Income Base. If Excess Withdrawals have reduced your Retirement Income Base during the calendar year, your Retirement Income Amount calculated as of the following January 1st will be lower than it otherwise would have been (assuming your Retirement Income Base does not increase prior to that January 1st). The Retirement Income Amount is also recalculated when you make an Additional Contribution or when your Retirement Income Base increases as a result of the Annual Optional Increase. See “How is Your Retirement Income Amount Calculated?” for general information on how this amount is calculated; see “Increases From Additional Contributions to your Account” for details about how the Retirement Income Amount is recalculated when you make an Additional Contribution, and see “Increases as a result of the Annual Optional Increase” for details about how the Retirement Income Amount is recalculated when you do not decline an Annual Optional Increase.

How Do You Know How Much You Have Left to Withdraw in Any Calendar Year Without Reducing Your Retirement Income Base?

Before the Retirement Income Date, your Retirement Income Amount is $0, so you may not take any Withdrawals before the Retirement Income Date without reducing your Retirement Income Base. On and after the Retirement Income Date, we send you a notice following January 1st each year your Certificate is in effect showing your Retirement Income Amount for that calendar year. The amount shown in this notice is your Retirement Income Amount as of January 1st, and we send this notice on the first Business Day following January 1st. For purposes of calculating the Retirement Income Amount in the annual notices, we assume that the amount of the Select One Program Fee and the Financial Advisor Fee in total do not exceed 1.50% of your current Account Value, in which case the deduction of such fees from your Account Value would not be considered a Withdrawal. If the assets withdrawn to pay the Select One Program Fee and your Financial Advisor Fee, separately or together, exceed 1.50% of the Account Value in a calendar year, the amount in excess of 1.50% of Account Value in a calendar year is a Withdrawal and, depending on your circumstances, all or a portion of such fee(s) could be an Excess Withdrawal that would immediately reduce your Retirement Income Base and will reduce the Retirement Income Amount in subsequent years, assuming the Retirement Income Base does not increase prior to the time the Retirement Income Amount is recalculated.

Also, at any time in a calendar year on or after the Retirement Income Date, you can find out how much you have left to withdraw in that calendar year without reducing your Retirement Income Base by contacting your Financial Advisor, or PHL Variable at the number shown on the front of this prospectus. The amount quoted will be the remaining amount available for the particular calendar year as of the date you inquire and will not reflect future Withdrawals you may have scheduled for the remainder of the calendar year or Withdrawals that will occur later in the calendar year to pay any amount of the Select One Program Fee and the Financial Advisor Fee in excess of 1.50% of Account Value in the calendar year. You will be notified of these assumptions. We calculate this remaining amount as follows:

•	Non-Qualified Income Edge (a Certificate not issued in connection with an IRA): We reduce your Retirement Income Amount in effect on the date you inquire (your Retirement Income Amount equals 4% or 5% of the Retirement Income Base on the preceding January 1st as adjusted due to any increase in the Retirement Income Base from Additional Contributions and/or the Annual Optional Increase that have occurred since January 1st) by all previous Withdrawals you have made in the same calendar year, including any portion of the Select One Program Fee and/or Financial Advisor Fee already deducted from the Account Value in excess of 1.50% of your Account Value in the calendar year. If the resulting number is zero or negative, you have no amount remaining to withdraw without reducing the Retirement Income Base.

•	Qualified Income Edge: We reduce the greater of the RMD or your Retirement Income Amount in effect on the date you inquire (your Retirement Income Amount equals 4% or 5% of the Retirement Income Base on the preceding January 1st as adjusted due to any increase in the Retirement Income Base from Additional Contributions and/or the Annual Optional Increase that have occurred since January 1st) by all previous Withdrawals made during the same calendar year including any portion of the Select One Program Fee and/or Financial Advisor Fee already deducted from the Account in excess of 1.50% of your Account Value in the calendar year. If the resulting number is zero or negative, you have no amount remaining to withdraw without reducing the Retirement Income Base.
Withdrawals Prior to the Retirement Income Date

Prior to the Retirement Income Date, your Retirement Income Amount is $0 and your Retirement Income Base will be reduced by any Withdrawal in the same proportion as your Account Value (immediately prior to the Withdrawal) is reduced by the Withdrawal and, if your Account Value is then less than your Retirement Income Base, the Withdrawal will reduce your Retirement Income Base by more than the Withdrawal amount. If you make a Withdrawal of your entire Account Value, your Retirement Income Base will be reduced to $0 and your Income Edge and the guarantee it provides will terminate.

Example: with Withdrawals Prior to the Retirement Income Date assuming a 5% Retirement Income Percentage
Assume that on the Certificate Effective Date, you are age 60, your Account Value is $500,000, your Retirement Income Base equals $500,000, and your Retirement Income Percentage is 5%. Assume you make a Withdrawal of $25,000 from your Account and your Account Value immediately prior to such Withdrawal is $500,000. Your Account Value is reduced by the amount of the Withdrawal. Because you make the Withdrawal before your Retirement Income Date, your Retirement Income Base would be reduced in the same proportion that the Withdrawal reduced your Account Value. Your Account Value was reduced by 5%, and accordingly, your Retirement Income Base is reduced by 5%, from $500,000 to $475,000.
Now assume you make another Withdrawal of $25,000 from your Account. The following describes the effect of this Withdrawal when poor market performance has decreased your Account Value prior to the Withdrawal (e.g. “Down-Market Situation”) and good market performance has increased your Account Value prior to the Withdrawal (e.g. “Up-Market Situation”).
Down-Market Situation. Assume also that your Account Value has decreased, based on poor market performance, from $475,000 to $450,000 immediately prior to the Withdrawal. In this situation, the $25,000 Withdrawal would reduce the Retirement Income Base by more than $25,000 because the Withdrawal was taken after a market decline. Your Account Value would decrease from $450,000 to $425,000 as a result of the Withdrawal. Again, your Retirement Income Base would be reduced in the same proportion that the Withdrawal reduced your Account Value ($25,000 divided by $450,000) or 5.56%. Therefore, your Retirement Income Base as a result of the Withdrawal would be reduced from $475,000 to $448,590 ($475,000 x 0.0556 = $26,410 and $475,000 - $26,410 = $448,590).
Up-Market Situation. Assume that your Account Value has increased, based on good market performance, from $475,000 to $525,000 from the first Certificate Anniversary Date to the second Certificate Anniversary Date. In this situation, the $25,000 Withdrawal would reduce the Retirement Income Base by less than $25,000 because the Withdrawal was taken after a market increase. Your Account Value would decrease to $500,000 as a result of the Withdrawal. Your Retirement Income Base would be reduced in the same proportion that the Withdrawal reduced your Account Value ($25,000 divided by $525,000) or 4.76%. Therefore, your Retirement Income Base as a result of the Withdrawal would be reduced from $475,000 to $452,390 ($475,000 x 0.0476 = $22,610 and $475,000 - $22,610 = $452,390).
Termination. Assume that your Account Value is now $425,000. You make a Withdrawal of $425,000 from your Account (the amount of your entire Account Value). Your Account Value would decrease to $0. Your Retirement Income Base would be reduced in the same proportion that the Withdrawal reduced your Account Value, or 100%. Therefore, your Retirement Income Base after the Withdrawal would be $0 and your Income Edge would terminate without value.

Withdrawals On or After the Retirement Income Date

On or after your Retirement Income Date, your Retirement Income Base will not be reduced by Withdrawals if the cumulative amount of Withdrawals in a calendar year is less than or equal to your Retirement Income Amount or, if your Certificate was issued as a traditional IRA, the RMD, if greater. Your Retirement Income Amount on and after your Retirement Income Date will equal either 4% or 5% of your Retirement Income Base based on the Retirement Income Percentage you elected during the Application Process. If a Withdrawal causes the cumulative Withdrawals to exceed the Retirement Income Amount, or the RMD amount, if applicable, in that calendar year, the Withdrawal amounts in excess of the applicable amount will be considered Excess Withdrawals. Since amounts deducted from your Account to pay any portion of the Select One Program Fee and/or the Financial Advisor Fee in excess of 1.50% of your Account Value in a calendar year are considered “Withdrawals,” the deduction of these fees may result in Excess Withdrawals if the amounts greater than 1.50% of Account Value in a calendar year alone, or in combination with other Withdrawals in that calendar year, exceed the Retirement Income Amount. Each Excess Withdrawal will reduce the Retirement Income Base in the same proportion as the Account Value is reduced by the Excess Withdrawal; and, if your Account Value is then less than your Retirement Income Base, the Excess Withdrawal will reduce your Retirement Income Base by more than the Withdrawal amount.

Example: with Allowable Withdrawal Followed by Excess Withdrawal taken on or after the Retirement Income Date assuming a 5% Retirement Income Percentage
Assume that you are over age 65, your Retirement Income Base equals $500,000, your Retirement Income Amount equals $25,000, your Retirement Income Percentage is 5% and you had made no prior Withdrawals during the current calendar year. Assume that you make a Withdrawal of $25,000 from your Account and that your Account Value prior to the Withdrawal is $500,000. Your Account Value would decrease to $475,000 as a result of the Withdrawal, and because your cumulative Withdrawals did not exceed your Retirement Income Amount, your Retirement Income Base would remain at $500,000.
Assume that later that calendar year, you withdraw an additional $25,000 from your Account and that your Account Value prior to the Withdrawal is $475,000. Your Account Value would decrease to $450,000 as a result of the second Withdrawal. Your cumulative Withdrawals for the calendar year are now $50,000, which exceeds your Retirement Income Amount of $25,000. The Excess Withdrawal of $25,000 reduced your Account Value by ($25,000 ÷ $475,000) or 5.26%, and accordingly, your Retirement Income Base is reduced by 5.26%, from $500,000 to $473,700 ($500,000 x 0.0526 = $26,300 and $500,000 - $26,300 = $473,700).
Your Retirement Income Base on the first Business Day following the next January 1 is still equal to $473,700. Therefore, your Retirement Income Amount is recalculated as 5% of $473,700 or $23,685.
If you make a Withdrawal of your entire Account Value and the cumulative amount of Withdrawals you have made in that calendar year (including the current Withdrawal) exceeds your Retirement Income Amount or RMD, as applicable, your Retirement Income Base is reduced to $0 (because it is reduced in the same proportion as the Withdrawal reduced your Account Value, or 100%) and your Income Edge will terminate without value.
The Importance of Managing Your Withdrawals

The foregoing discussion of Withdrawals illustrates how important it is to carefully manage your Withdrawals to avoid adversely impacting the amount of your Retirement Income Base and Retirement Income Amount or causing a termination of your Income Edge that may not be in your best interest. You should carefully consider whether you may need to make Withdrawals before the Retirement Income Date or in excess of the Retirement Income Amount or RMD, as applicable, on or after the Retirement Income Date. If you believe you may have such a need, you should have other sources of liquidity to avoid having to make these types of Withdrawals. Your Income Edge does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any Withdrawals or other factors affecting your Account Value. You should consider your ability to monitor factors affecting your Account Value, such as deductions to pay your Select One Program Fee and your Financial Advisor Fee which, to the extent these deductions are greater than 1.50% of Account Value in a calendar year would be a Withdrawal, and Withdrawals you schedule or request before you purchase the Income Edge, and then should carefully monitor that activity after you purchase the Certificate. There is no provision under the Income Edge to cure any decrease in the amount of your Retirement Income Base and Retirement Income Amount due to Withdrawals.

The Importance of Considering When to Start Making Withdrawals
You may start making Withdrawals from your Account at any time. However, any Withdrawals reduce your Account Value. Additionally, as discussed above, Withdrawals from your Account may reduce your Retirement Income Base and correspondingly, your Retirement Income Amount. As discussed, you should wait until on or after the Retirement Income Date to begin making Withdrawals. However, you should understand that the longer you wait after such date to start making Withdrawals from your Account, the less likely you will be to benefit from your Income Edge because of decreasing life expectancy. On the other hand, the longer you wait to begin making Withdrawals from your Account, the more likely you will be to benefit from the opportunity to take advantage of investment gains (if any) in your Account in a particular year through the Annual Optional Increase by locking in a higher Retirement Income Base. You should carefully consider when to begin making Withdrawals from your Account.

PDA will administer your requests for Withdrawals from your Account. We will receive information periodically from PDA or the custodian for your Account concerning your Account Value and transactions processed in your Account. We will track your Account Value and transactions in your Account to calculate the amount of your Retirement Income Base and Retirement Income Amount, if any, on an ongoing basis. Additionally, we will notify you if your Retirement Income Base or Retirement Income Amount has changed as a result of transactions in your Account. You may contact your Financial Advisor, or PHL Variable at the number shown on the front of this prospectus for information about your Account and amounts related to your Certificate.

6.	Retirement Income Amount

How is Your “Retirement Income Amount” Calculated?

Your Retirement Income Amount is first calculated on your Retirement Income Date, which is the later of the Certificate Effective Date or your 65th birthday (or, if you own your Certificate jointly with your spouse, the younger spouse’s 65th birthday). At that time, the Retirement Income Amount is calculated using your Retirement Income Base as of the close of business on the immediately preceding Business Day. That Retirement Income Base is multiplied by the Retirement Income Percentage you elected during the Application Process (4% or 5%), and the result is prorated based on the number of days from your Retirement Income Date until the following January 1. This prorated amount is your initial Retirement Income Amount.

For example, assume you elected a 5% Retirement Income Percentage during the Application Process. Your Retirement Income Base as of January 1 is $250,000 and this amount does not change prior to your Retirement Income Date which is the following July 1st. On July 1st, your initial Retirement Income Amount is calculated as $6,301 for the remainder of the year (5% x $250,000 x 184/365).
After you have passed your Retirement Income Date, your Retirement Income Amount is recalculated as of January 1 of each year and will be equal to 4% or 5% of the Retirement Income Base as of the close of business on the immediately preceding Business Day, based on the Retirement Income Percentage you elected during the Application Process.

If your Certificate was issued as a traditional IRA and the RMD is greater than the Retirement Income Amount, that greater amount can be withdrawn without reducing the Retirement Income Base.

You can only make Withdrawals from your Account on Business Days. Accordingly, if your Retirement Income Amount is calculated on any day that is not a Business Day, including if your Retirement Income Date falls on a non-Business Day, and when your Retirement Income Amount is recalculated each January 1st, you cannot make Withdrawals equal to any or all of your Retirement Income Amount until the next following Business Day.
Can Your Retirement Income Amount Decrease?

The Retirement Income Amount is recalculated as of January 1 of each year as 4% or 5% of the then-existing Retirement Income Base, based on the Retirement Income Percentage you elected during the Application Process. Therefore, if your Retirement Income Base decreased during a calendar year, your Retirement Income Amount calculated as of the next January 1 will be lower than your Retirement Income Amount for the prior calendar year. If your Certificate was issued as a traditional IRA and the RMD is greater than the Retirement Income Amount, that greater amount can be withdrawn without reducing the Retirement Income Base.

Can Your Retirement Income Amount Increase?

Since your Retirement Income Amount is a percentage of the Retirement Income Base, your Retirement Income Amount that becomes available to you on and after the Retirement Income Date can be higher than it would otherwise be if your Retirement Income Base increases at any time, both before, and on and after your Retirement Income Date. Your Retirement Income Amount will increase as a result of increases to your Retirement Income Base, if any, from Additional Contributions you make to your Account and/or as a result of an Annual Optional Increase that increases your Retirement Income Base. Assuming the Income Edge fee percentage for your Certificate has not decreased, increases to the Retirement Income Base will increase the amount of Income Edge Fee you will be charged. If your Certificate was issued as a traditional IRA and your RMD is greater than the Retirement Income Amount in a particular calendar year, that greater amount can be withdrawn from the Account Value without reducing the Retirement Income Base.

7.	Increases in Your Retirement Income Base

At your Certificate Effective Date, your Retirement Income Base is equal to your Account Value. Your Account Value on any date is the aggregate value of the assets in your Account as determined from time to time in accordance with applicable law by PDA.
Example: New Account

Assume you open your Account with an initial Contribution of $500,000, purchase an Income Edge, and your Certificate Effective Date is the Business Day on which you opened your Account. Your Retirement Income Base is $500,000 on the Certificate Effective Date.

Example: Existing Account

Assume instead that you opened your Account five years ago with an initial Contribution of $500,000. Assume further that you applied to purchase an Income Edge one week ago when your Account Value was equal to $595,000 but the Application Process was not complete until today. Your Account Value today is $600,000. Your Retirement Income Base is equal to $600,000 or the Account Value on the Certificate Effective Date.

Increases From Additional Contributions to Your Account

Your Retirement Income Base may increase each time you make an Additional Contribution. To the extent you make an Additional Contribution and it is not allowed to remain as cash in the Model Portfolio you selected, then this Additional Contribution will not be eligible for the Income Edge until it is invested in accordance with the Permitted Ranges and in Permitted Funds which must occur within the Cure Period.
•	Additional Contributions prior to the Retirement Income Date - If, prior to the Retirement Income Date, you make an Additional Contribution and it is invested in accordance with the Permitted Ranges and in Permitted Funds for the Model Portfolio you selected within the Cure Period, we will increase your Retirement Income Base by the amount of that most recent Additional Contribution dollar for dollar.
•	Additional Contributions on or after the Retirement Income Date - If you make an Additional Contribution on or after the Retirement Income Date and it is invested in accordance with the Permitted Ranges and in Permitted Funds for the Model Portfolio you selected within the Cure Period, we will determine whether this Additional Contribution will increase your Retirement Income Base. An Additional Contribution will increase your Retirement Income Base only after Withdrawals that have not reduced the Retirement Income Base have been exceeded by the amount of prior Additional Contributions. To determine the amount by which an Additional Contribution will increase your Retirement Income Base, we compare the total of all Additional Contributions you have made after the Certificate Effective Date (including the current Additional Contribution) to the sum of:
1) all Withdrawals from your Account that did not reduce your Retirement Income Base, and
2) all increases to the Retirement Income Base resulting from previous Additional Contributions.

We will increase your Retirement Income Base by the amount by which your total Additional Contributions exceeds the sum of 1 and 2 above.
As described above, Withdrawals that do not reduce your Retirement Income Base when taken will reduce or eliminate increases to the Retirement Income Base from subsequent Additional Contributions, and could reduce or eliminate the effect of more than one subsequent Additional Contribution.

If the Retirement Income Base increases as a result of an Additional Contribution, your Retirement Income Amount will increase by a proportionate amount based on the number of days remaining until the following January 1. (This does not affect the maximum amount you can withdraw if your Certificate was issued as a traditional IRA and your RMD remains greater than the increased Retirement Income Amount.) The increase to the Retirement Income Amount equals the Retirement Income Percentage you elected during the Application Process (4% or 5%) multiplied by the amount the Retirement Income Base increased (as a result of the Additional Contribution) multiplied by the number of days until the following January 1 and divided by 365. Your Retirement Income Amount is recalculated as of each January 1st. As of the first Business Day following January 1, we can advise you of your Retirement Income Amount for the new calendar year and you can make a Withdrawal of your Retirement Income Amount.
Additional Contributions that increase your Retirement Income Base will increase the Income Edge Fee amount, assuming the Income Edge fee percentage has not decreased. If we have increased the Income Edge fee percentage for the Model Portfolio you have elected for your Account, and you make an Additional Contribution, that increased fee percentage will apply to a portion of your Retirement Income Base. See “Annual Income Edge Fee” previously in this prospectus. Under certain circumstances, Additional Contributions will not increase your Retirement Income Base and you should consult with your Financial Advisor to determine whether making Additional Contributions is appropriate under your particular circumstances.

The following example shows the effect of Additional Contributions on the Retirement Income Base prior to the Retirement Income Date.
Example 1: with Additional Contributions and Withdrawal (Prior to the Retirement Income Date)
Certificate Effective Date (07/01/2010)
Retirement Income Date (10/15/2012)
The Retirement Income Base (RIB) is set equal to the Account Value on the Certificate Effective Date. The Retirement Income Amount (RIA) is set equal to zero since the Retirement Income Date has not yet been reached.

Account Value on 07/01/2010: $1,000,000
RIB on 07/01/2010: $1,000,000
RIA on 07/01/2010: $0
Additional Contribution
You make an Additional Contribution of $50,000 on 10/01/2010.
The RIB increases as a result of the Additional Contribution dollar for dollar since the Retirement Income Date has not yet been reached.
The RIA remains equal to zero since the Retirement Income Date has not yet been reached.
RIB on 10/01/2010: $1,000,000 + $50,000 = $1,050,000
RIA on 10/01/2010: $0
Withdrawal
You make a Withdrawal of $20,000 on 10/15/2010 and your Account Value is $1,000,000 at that time.
The RIB decreases as a result of the Withdrawal because you have not yet reached the Retirement Income Date; accordingly the RIA is zero; as a result, any Withdrawal is an Excess Withdrawal.
The Excess Withdrawal of $20,000 reduced your Account Value by 2.00% ($20,000 ÷ $1,000,000) and accordingly, your RIB is proportionately reduced by 2.00%, from $1,050,000 to $1,029,000.
The RIA remains equal to zero since the Retirement Income Date has not yet been reached.
Additional Contribution
You make an Additional Contribution of $60,000 on 10/29/2010.
The RIB increases as a result of the Additional Contribution dollar for dollar since the Retirement Income Date has not yet been reached.
The RIA remains equal to zero since the Retirement Income Date has not yet been reached.
RIB on 10/29/2010: $1,029,000 + $60,000 = $1,089,000
RIA on 10/29/2010: $0
The following examples show the effect of Additional Contributions to the Account on the Retirement Income Base and Retirement Income Amount when you have reached your Retirement Income Date.

Example 2: with Additional Contributions (On or after the Retirement Income Date assuming a 5% Retirement Income Percentage)

Certificate Effective Date (07/01/2010)
Assume you are over age 65 on the Certificate Effective Date so the Retirement Income Date is also 07/01/2010.
The Retirement Income Base (RIB) is set equal to the Account Value on the Certificate Effective Date. Because you have reached your Retirement Income Date, your Retirement Income Amount (RIA) is set equal to your Retirement Income Percentage of 5% multiplied by the RIB, prorated based on the number of calendar days until the following January 1.
Account Value on 07/01/2010: $1,000,000
RIB on 07/01/2010: $1,000,000
RIA on 07/01/2010: 5% x $1,000,000 x (184 / 365) = $25,205
Additional Contribution
You make an Additional Contribution of $50,000 on 10/01/2010.
The RIB increases as a result of the Additional Contribution by the full amount of the Additional Contribution because there had been no Withdrawals to date except Withdrawals that were, in total, less than or equal to the RIA and, accordingly, the Withdrawals have not reduced the RIB. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions: $0
RIB Increase: (A) – [(B) + (C)] = $50,000 – [$0 + $0] = $50,000

RIB on 10/01/2010: $1,000,000 + $50,000 = $1,050,000
RIA Increase: 5% x $50,000 x (92 / 365) = $630
RIA on 10/01/2010: $25,205 + $630 = $25,835
Additional Contribution
You make an Additional Contribution of $60,000 on 10/29/2010.
The RIB increases as a result of the Additional Contribution by the full amount of the Additional Contribution because there had been no Withdrawals to date except Withdrawals that were, in total, less than or equal to the RIA and, accordingly, the Withdrawals have not reduced the RIB. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(D) Cumulative Additional Contributions: $110,000
(E) Cumulative Withdrawals (that have not reduced RIB): $0
(F) Cumulative Increases to RIB as a result of prior Additional Contributions: $50,000
RIB Increase: (D) – [(E) + (F)] = $110,000 – [$0 + $50,000] = $60,000
RIB on 10/29/2010: $1,050,000 + $60,000 = $1,110,000
RIA Increase: 5% x $60,000 x (64 / 365) = $526
RIA on 10/29/2010: $25,835 + $526 = $26,361

Example 3: with Additional Contributions and Withdrawal (On or after the Retirement Income Date assuming a 5% Retirement Income Percentage)

Certificate Effective Date (07/01/2010)
The Retirement Income Base (RIB) is set equal to the Account Value on the Certificate Effective Date. You have reached your Retirement Income Date so you have a Retirement Income Amount (RIA) and this amount is set equal to your Retirement Income Percentage of 5% multiplied by the RIB, prorated based on the number of calendar days until the following January 1.
Account Value on 07/01/2010: $1,000,000
RIB on 07/01/2010: $1,000,000
RIA on 07/01/2010: 5% x $1,000,000 x (184 / 365) = $25,205
Additional Contribution
You make an Additional Contribution of $50,000 on 10/01/2010.
The RIB increases by the full amount of the Additional Contribution because you have not made any Withdrawals except Withdrawals that were, in total, less than or equal to the RIA and, accordingly, the Withdrawals have not reduced the RIB and there were no increases to the RIB as a result of prior Additional Contributions. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions: $0
RIB Increase: (A) – [(B) + (C)] = $50,000 – [$0 + $0] = $50,000
RIB on 10/01/2010: $1,000,000 + $50,000 = $1,050,000
RIA Increase: 5% x $50,000 x (92 / 365) = $630
RIA on 10/01/2010: $25,205 + $630 = $25,835
Withdrawal
You make a Withdrawal of $20,000 on 10/15/2010.
The RIB does not change because cumulative Withdrawals in the calendar year do not exceed the RIA.
RIB on 10/15/2010: $1,050,000
RIA on 10/15/2010: $25,835
Amount of RIA remaining for Withdrawal in 2010: $25,835 – $20,000 = $5,835
Additional Contribution
You make an Additional Contribution of $60,000 on 10/29/2010.

The RIB increases as a result of the Additional Contribution, but not by the full amount of the Additional Contribution because there was a prior Withdrawal that was less than or equal to the RIA and, accordingly, did not reduce the RIB. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(D) Cumulative Additional Contributions: $110,000
(E) Cumulative Withdrawals (that have not reduced RIB): $20,000
(F) Cumulative Increases to RIB as a result of prior Additional Contributions: $50,000
RIB Increase: (D) – [(E) + (F)] = $110,000 – [$20,000 + $50,000] = $40,000
RIB on 10/29/2010: $1,050,000 + $40,000 = $1,090,000
RIA Increase: 5% x $40,000 x (64 / 365) = $351
RIA on 10/29/2010: $25,835 + $351 = $26,186
Amount of RIA remaining for Withdrawal in 2010: $26,186 – $20,000 = $6,186

Example 4: with Withdrawals and an Additional Contribution That Does Not Increase the Retirement Income Base (On or after the Retirement Income Date assuming a 5% Retirement Income Percentage)

Certificate Effective Date (07/01/2010)
The Retirement Income Base (RIB) is set equal to the Account Value on the Certificate Effective Date. You have reached your Retirement Income Date so you have a Retirement Income Amount (RIA) and this amount is set equal to your Retirement Income Percentage of 5% multiplied by the RIB, prorated based on the number of calendar days until the following January 1.
Account Value on 07/01/2010: $1,000,000
RIB on 07/01/2010: $1,000,000
RIA on 07/01/2010: 5% x $1,000,000 x (184 / 365) = $25,205
Additional Contribution that increases the RIB
You make an Additional Contribution of $50,000 on 10/01/2010.
The RIB increases by the full amount of the Additional Contribution. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions: $0
RIB Increase: (A) – [(B) + (C)] = $50,000 – [$0 + $0] = $50,000
RIB on 10/01/2010: $1,000,000 + $50,000 = $1,050,000
RIA Increase: 5% x $50,000 x (92 / 365) = $630
RIA on 10/01/2010: $25,205 + $630 = $25,835
Withdrawal
You make a Withdrawal of $20,000 on 10/15/2010.
The RIB does not change because cumulative Withdrawals in the calendar year do not exceed the RIA.
RIB on 10/15/2010: $1,050,000
RIA on 10/15/2010: $25,835
Amount of RIA remaining for Withdrawal in 2010: $25,835 – $20,000 = $5,835
Additional Contribution that does not increase the RIB
You make an Additional Contribution of $5,000 on 10/29/2010.
The RIB and RIA do not increase as a result of the Additional Contribution, since the cumulative Additional Contributions have not yet exceeded cumulative Withdrawals that, in total, were less than or equal to the RIA and therefore have not reduced the RIB and other increases to the RIB as a result of prior Additional Contributions.
(D) Cumulative Additional Contributions: $55,000
(E) Cumulative Withdrawals (that have not reduced RIB): $20,000
(F) Cumulative Increases to RIB as a result of prior Additional Contributions: $50,000
RIB Increase: (D) – [(E) + (F)] = $55,000 – [$20,000 + $50,000] = $ – 15,000. Since this amount is less than zero, it does not increase the RIB. Although the result is negative, the RIB will never decrease as a result of an Additional Contribution.

RIB on 10/29/2010: $1,050,000 + $0 = $1,050,000
RIA on 10/29/2010: $25,835 + $0 = $25,835
Amount of RIA remaining for Withdrawal in 2010: $5,835

Additional Contribution that does not increase the RIB
You make another Additional Contribution of $5,000 on 11/15/2010.
The RIB and RIA do not increase as a result of the Additional Contribution, since the cumulative Additional Contributions have not yet exceeded cumulative Withdrawals that, in total, were less than or equal to the RIA and therefore have not reduced the RIB and other increases to the RIB as a result of prior Additional Contributions.

(G) Cumulative Additional Contributions: $60,000
(H) Cumulative Withdrawals (that have not reduced RIB): $20,000
(I) Cumulative Increases to RIB as a result of prior Additional Contributions: $50,000
RIB Increase: (G) – [(H) + (I)] = $60,000 – [$20,000 + $50,000] = $ – 10,000. Since this amount is less than zero, it does not increase the RIB. Although the result is negative, the RIB will never decrease as a result of an Additional Contribution.
RIB on 11/15/2010: $1,050,000 + $0 = $1,050,000
RIA on 11/15/2010: $25,835 + $0 = $25,835
Amount of RIA remaining for Withdrawal in 2010: $5,835

Additional Contribution that increases the RIB by a partial amount
You make another Additional Contribution of $15,000 on 12/01/2010.
The RIB increases as a result of the Additional Contribution, but not by the full amount of the Additional Contribution, as it is partially offset by a previous Withdrawal that did not reduce the RIB and other increases to the RIB as a result of prior Additional Contributions. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.

(J) Cumulative Additional Contributions: $50,000 + $5,000 + $5,000 + $15,000 = $75,000
(K) Cumulative Withdrawals (that have not reduced RIB): $20,000
(L) Cumulative Increases to RIB as a result of prior Additional Contributions: $50,000
RIB Increase: (J) – [(K) + (L)] = $75,000 – [$20,000 + $50,000] = $5,000
RIB on 12/01/2010: $1,050,000 + $5,000 = $1,055,000
RIA Increase: 5% x $5,000 x (31 / 365) = $21
RIA on 12/01/2010: $25,835 + $21 = $25,856
Amount of RIA remaining for Withdrawal in 2010: $5,835 + $21 = $5,856

Example 5: with Additional Contributions, Withdrawal within the RIA followed by Excess Withdrawal (On or after the Retirement Income Date assuming a 5% Retirement Income Percentage)

Certificate Effective Date (07/01/2010)
The Retirement Income Base (RIB) is set equal to the Account Value on the Certificate Effective Date. The Retirement Income Amount (RIA) is set equal to your Retirement Income Percentage of 5% multiplied by the RIB, prorated based on the number of calendar days until the following January 1.
Account Value on 07/01/2010: $1,000,000
RIB on 07/01/2010: $1,000,000
RIA on 07/01/2010: 5% x $1,000,000 x (184 / 365) = $25,205
Additional Contribution
You make an Additional Contribution of $50,000 on 10/01/2010.
The RIB increases as a result of the Additional Contribution because you have not made any Withdrawals that, in total, were less than or equal to the RIA and therefore have not reduced the RIB. The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(A) Cumulative Additional Contributions: $50,000
(B) Cumulative Withdrawals (that have not reduced RIB): $0
(C) Cumulative Increases to RIB as a result of prior Additional Contributions: $0
RIB Increase: (A) – [(B) + (C)] = $50,000 – [$0 + $0] = $50,000

RIB on 10/01/2010: $1,000,000 + $50,000 = $1,050,000
RIA Increase: 5% x $50,000 x (92 / 365) = $630
RIA on 10/01/2010: $25,205 + $630 = $25,835
Withdrawal within the RIA
You make a Withdrawal of $20,000 on 10/15/2010.
The RIB does not change because cumulative Withdrawals in the calendar year do not exceed the RIA.
RIB on 10/15/2010: $1,050,000
RIA on 10/15/2010: $25,835
Amount of RIA remaining for Withdrawal in 2010: $25,835 – $20,000 = $5,835
Withdrawal causing an Excess Withdrawal because a portion of the Withdrawal causes cumulative Withdrawals in the year to exceed the RIA
You make a Withdrawal of $30,000 on 10/29/2010.
Account Value on 10/29/2010 prior to the Withdrawal = $1,000,000
The RIB decreases as a result of the Withdrawal because the cumulative Withdrawals for the calendar year of $50,000 ($20,000 + $30,000) exceed the RIA of $25,835.
RIB on 10/29/2010 prior to the Withdrawal = $1,050,000
Of the $30,000 Withdrawal, $5,835 is considered within the RIA and $24,165 is considered an Excess Withdrawal.
Your Account Value is reduced to $994,165 as a result of the Withdrawal within the RIA ($1,000,000 – $5,835).
Your Account Value is further reduced to $970,000 as a result of the Excess Withdrawal ($994,165 – $24,165).
Your Account Value immediately prior to the Excess Withdrawal is reduced 2.43% as a result of the Excess Withdrawal ($24,165 ÷ $994,165 = 2.43%).
New RIB on 10/29/2010: $1,050,000 x (1 – 0.0243) = $1,024,485
Amount of RIA remaining for Withdrawal in 2010: $5,835 – $5,835 = $0.
Additional Contribution
You make an Additional Contribution of $60,000 on 11/29/2010.
The RIB increases as a result of the Additional Contribution, but not by the full amount of the Additional Contribution because there were prior Withdrawals of the full RIA of $25,835 and the amount of these Withdrawals did not reduce the RIB ($20,000 on 10/15/2010 and $5,835 on 10/29/2010).
The RIA is increased by an amount equal to 5% multiplied by the amount the RIB increased, prorated based on the number of calendar days until the following January 1.
(D) Cumulative Additional Contributions: $110,000
(E) Cumulative Withdrawals (that have not reduced RIB): $25,835
(F) Cumulative Increases to RIB as a result of prior Additional Contributions: $50,000
RIB Increase: (D) – [(E) + (F)] = $110,000 – [$25,835 + $50,000] = $34,165
RIB on 11/29/2010: $1,024,485 + $34,165 = $1,058,650
RIA Increase: 5% x $34,165 x (33 / 365) = $154
RIA on 11/29/2010: $25,835 + $154 = $25,989
Amount of RIA remaining for Withdrawal in 2010: $0 + $154 = $154
It is important to understand that your Account Value may increase for reasons other than Additional Contributions you may make to your Account, such as realized or unrealized investment gains or the reinvestment of dividends. Increases in your Account Value other than increases resulting from Additional Contributions you make to your Account do not increase your Retirement Income Base.
Example:
Assume that on the Certificate Effective Date of your Income Edge, your Retirement Income Base equals $500,000. Assume further that by your first Certificate Anniversary Date, your Account Value has grown to $510,000 because your investments have appreciated. The increase in your Account Value because of the appreciation of your investments would not increase your Retirement Income Base to $510,000 (unless, as discussed below, the Annual Optional Increase has been applied). Instead, your Retirement Income Base remains $500,000.

Increases as a Result of the Annual Optional Increase
The Annual Optional Increase is an Income Edge feature. You may use the Annual Optional Increase to periodically increase your Retirement Income Base which, in turn, will increase your Retirement Income Amount, and your lifetime income payments (if any). On your Certificate Anniversary Date, if the Account Value is greater than your Retirement Income Base, and you have not declined the Annual Optional Increase, we will increase your Retirement Income Base to equal your Account Value.
Approximately 30 days prior to each Certificate Anniversary Date, you will be notified that you are approaching the Annual Optional Increase. We must be notified in writing at least 7 days prior to the Certificate Anniversary Date if you do not want to have the Annual Optional Increase. If you take no action in the time specified in our notice, we will apply the Annual Optional Increase (assuming your Account Value is then greater than your Retirement Income Base) and your Retirement Income Base will increase on your Certificate Anniversary Date. An increase in the Income Edge fee percentage may result from accepting the Annual Optional Increase and, unless your Income Edge fee percentage has decreased, your fee amount will increase as a result of the increased Retirement Income Base. Therefore, the fees you pay may increase if you take no action in response to a notice regarding the Annual Optional Increase.
When we apply the Annual Optional Increase, you will have immediate access to the proportionate increase to the Retirement Income Amount. This proportionate increase to the Retirement Income Amount is equal to the Retirement Income Percentage you elected during the Application Process (4% or 5%), multiplied by the amount by which the Retirement Income Base increased as a result of the Annual Optional Increase multiplied by the number of days until the following January 1 and divided by 365. Your Retirement Income Amount is recalculated as of each January 1st. As of the first Business Day following January 1, we can advise you of your Retirement Income Amount for the new calendar year and you can make a Withdrawal of your Retirement Income Amount.

If the Account Value on your Certificate Anniversary Date is less than your Retirement Income Base, your Retirement Income Base will not increase and, as a result, your Income Edge Fee will not change.

Example: with appreciation

Assume that on the Certificate Effective Date, your Retirement Income Base is equal to $500,000. Assume further that by your first Certificate Anniversary Date, your Account Value has grown to $520,000 because your assets have appreciated and you have not made any Withdrawals from your Account. If you do not notify us that you do not want to have that Annual Optional Increase, your Retirement Income Base will automatically increase on that Certificate Anniversary Date to $520,000 and your Retirement Income Amount will be recalculated.

Example: with Contributions plus appreciation and no Withdrawals in an up market

Assume that on the Certificate Effective Date, your Retirement Income Base is equal to $500,000. Assume further that by your first Certificate Anniversary Date, your Account Value has increased to $520,000 because your Account has appreciated, and further assume that you have not made any Withdrawals from your Account. If you do not notify us that you do not want to have that Annual Optional Increase, your Retirement Income Base will automatically increase on that Certificate Anniversary Date to $520,000.
Now, assume that by your second Certificate Anniversary Date, your Account Value has increased to $540,000 because your Account assets have appreciated, and further assume that you have not made any Withdrawals from your Account. Assume that on the second Certificate Anniversary Date, you make an Additional Contribution to your Account in the amount of $50,000. We will increase your Retirement Income Base on that Certificate Anniversary Date to $590,000 and will recalculate your Retirement Income Amount unless you have notified us that you do not want to have that Annual Optional Increase.

Example: with Contributions plus appreciation and Withdrawals in an up market
Assume that on the Certificate Effective Date, your Retirement Income Base is equal to $500,000. Assume further that by your first Certificate Anniversary Date, your Account Value has increased to $520,000 because your Account has appreciated, and assume that you have not made any Withdrawals from your Account. If you do not notify us that you do not want to have that Annual Optional Increase, your Retirement Income Base will automatically increase on that anniversary date to $520,000.
Assume further that after the first Certificate Anniversary Date but before the second Certificate Anniversary Date, you make a Withdrawal from your Account in the amount of $25,000. Assume that on the second Certificate Anniversary Date, you make an Additional Contribution of $50,000. As a result of the Additional Contribution, your Retirement Income Base will increase by the amount of cumulative Additional Contributions to your Account ($50,000) less the amount of cumulative Withdrawals from your Account that have not decreased the Retirement Income Base ($25,000) less the cumulative amount by which your Retirement Income Base has been increased by Additional Contributions not including the current Additional Contribution ($0). Therefore, your Retirement Income Base will increase by $25,000 to $545,000 and will recalculate your Retirement Income Amount unless you have notified us that you do not want to have that Annual Optional Increase.

8.	Income Edge Payments

If and when your Account Value is reduced to $0 as a result of Withdrawals from your Account within the limits of your Income Edge on or after the Retirement Income Date and/or poor investment performance before, or on or after the Retirement Income Date, we will provide you with continuing income payments. The income payments under the Income Edge are provided through a lifetime fixed payout annuity. The Income Edge is treated under state insurance law as an annuity contract.

Example (at 5% Retirement Income Percentage)
Assume that you purchased your Income Edge with an Individual Income Guarantee at age 50, your initial Retirement Income Base was $500,000 and your Retirement Income Percentage is 5%. Because of increases to your Retirement Income Base, the Retirement Income Base had grown to $1,000,000 by the time you reached your Retirement Income Date at age 65, at which time you began to take annual Withdrawals of $50,000 per calendar year (which is your Retirement Income Amount, i.e., 5% of your Retirement Income Base based on the Retirement Income Percentage you elected during the Application Process). You do not take Withdrawals during any calendar year that exceed $50,000, but because of poor investment performance, your Account Value is reduced to $0 by age 80. At that time, we begin lifetime fixed income payments of $50,000 each year for the rest of your life.
If Your Account Value Is Reduced to $0 as a Result of Withdrawals Within the Limits of the Income Edge and/or Poor Investment Performance, How Are Your Continuing Income Payments Calculated?
At the time your Account Value equals $0, your Account will be closed.

We will provide you with continuing income payments in the form of lifetime income payments that will continue until you die, or, if you purchased the Spousal Income Guarantee, until both you and your spouse die. The annual amount of income payments we will pay to you is equal to 4% or 5% of the Retirement Income Base, based on the Retirement Income Percentage you elected during the Application Process, on the date your Account Value reduces to $0 as a result of Withdrawals (within the limits of the Certificate) and/or poor investment performance. We will make monthly payments (if any) equal to one-twelfth of the annual payment amount unless you request an alternative payment frequency. You may request an annual lump sum payment. Your payment will begin as follows:
❖	If your Account Value equals $0 on or after the Retirement Income Date as a result of Withdrawals (within the limits of the Certificate) and/or poor investment performance, monthly payments will commence one month following the date your Account Value reduces to $0 and then will be made on the same day each month (or, if a payment is to be made on a day on which we are not open for business, it will be made on the next following day we are open for business).

Example (at 5% Retirement Income Percentage)
Assume your Retirement Income Date is the same as your Certificate Effective Date. Assume that your Retirement Income Base is equal to $250,000 on your 10th Certificate Anniversary Date and your Retirement Income Amount is 5% of your Retirement Income Base, based on the Retirement Income Percentage you elected during the Application Process. Therefore, your Retirement Income Amount is equal to 5% of $250,000 or $12,500. Your Account Value is equal to $10,000. You make a Withdrawal of $10,000 on your 10th Certificate Anniversary Date and your Account Value is reduced to $0 as a result of this Withdrawal. Monthly lifetime income payments equal to 1/12 of $12,500 or $1,041.67 will begin one month following the date your Account Value reduced to $0 and will continue until you die.
❖	If your Account Value is reduced to $0 prior to the Retirement Income Date as a result of poor investment performance, monthly payments will commence one month following the Retirement Income Date and then will be made on the same day each month (or, if a payment is to be made on a day on which we are not open for business, it will be made on the next following day we are open for business).
What if You Die Before Your Account Investments Are Reduced to $0?

The lifetime income payments under your Income Edge are “contingent” because they are triggered only when Withdrawals (within the limits of the Certificate), and/or poor investment performance, reduce your Account Value to $0 within your lifetime (or if the Spousal Income Guarantee has been elected, within your and your spouse’s lifetime). But, if these contingencies do not occur within your lifetime or you die before your Account assets are reduced to $0, then the guarantee terminates without value and we make no payments under the Income Edge. Any remaining Account assets will be distributed to your spouse or to your testamentary heirs. To notify PHL Variable that your spouse has died, please call us at the number shown on the front of this prospectus.

General Information

Determining Whether an Income Edge Is Right for You

It is important to understand that the Income Edge does not protect the actual value of the assets in your Account and that the Income Edge Fee, the Select One Program Fee, your Financial Advisor Fee and any other fees associated with the discretionary managed account reduce your Account Value. For example, assume you elected the 5% Retirement Income Percentage, you invest $500,000 in your Account, your Retirement Income Base remains at $500,000, and your Account Value has dropped to $400,000. On the Retirement

Income Date, we are not required to add $100,000 to your Account. Rather, the Income Edge provides that when you have reached the Retirement Income Date, you may begin withdrawing lifetime income payments of $25,000 (5% of your Retirement Income Base, or 5% of $500,000), rather than $20,000 (5% of your Account Value, or 5% of $400,000), annually from your Account, and if these Withdrawals decrease your Account to $0, then we are required in accordance with the terms of the Income Edge to pay you annual income payments equal to your Retirement Income Amount for the rest of your life if you have the Individual Income Guarantee, or for the lives of you and your spouse if you have the Spousal Income Guarantee. Also, since the Income Edge Fee, the Select One Program Fee and the Financial Advisor Fee are deducted from your Account Value, that value will be lower than it would otherwise be in the absence of the Income Edge and the Select One Program. It is also possible that, should your Account Value be reduced to $0 and we make lifetime income payments to you, the total amount of payments you receive from us could be less than the total of the Income Edge Fees, the Select One Program Fees, the Financial Advisor Fees and the fees associated with the mutual funds included in the program.
It is also important to understand that even after you have reached the Retirement Income Date and start taking Withdrawals from your Account, those Withdrawals are made first from your own assets in your Account. We are required to start using our own money to make continuing lifetime income payments to you only when and if your Account Value is $0 because of Withdrawals (within the limits of the Certificate) and/or poor investment performance. We limit our risk under the Income Edge in this regard by limiting the amount you may withdraw each year from your Account (without reducing your Retirement Income Base) to your current Retirement Income Amount. If your investment return on your Account over time is sufficient to generate gains that can sustain systematic or periodic Withdrawals equal to or greater than the Retirement Income Amount, then your Account Value will never be reduced to $0 and payments under your Income Edge will never begin.

There are many variables, however, other than average annual return on your Account that will determine whether your assets in your Account without the Income Edge would have generated enough gain over time to sustain systematic or periodic Withdrawals equal to your Retirement Income Amount that you would have received if you had purchased the Income Edge. Your Account Value may have declined over time before the Retirement Income Date, which means that your assets would have to produce an even greater return after the Retirement Income Date to make up for the investment losses before that date. Moreover, studies have shown that individual years of negative annual average investment returns can have a disproportionate impact on the ability of your retirement investments to sustain systematic withdrawals over an extended period, depending on the timing of the poor investment returns.

Of course, even if your Account assets (assuming no Income Edge is purchased) do not generate sufficient gains after the date you begin to take income withdrawals to support systematic or periodic Withdrawals equal to the Retirement Income Amount you would have received with the Income Edge and your actual Account Value declines over time, your Account Value may not be fully reduced to $0 for a number of years. If you (or if you have purchased the Spousal Income Guarantee, you and your spouse) die before your assets are reduced to $0, the strategy of liquidating your retirement assets through a program of systematic withdrawals without the protection provided by the Income Edge will have proved to be an effective one. However, studies indicate that lifespans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals. The Income Edge is designed to protect you against the risk of living too long, commonly known as “longevity risk.”

Finally, to be eligible for the Income Edge you are required to maintain your Account in Permitted Funds that comply with the Permitted Ranges for a Model Portfolio. As a result, you may be assuming a more conservative or different investment strategy than you otherwise would and may not gain the benefit of investment gains produced by other investments.
Divorce of Joint Spousal Owners of an Income Edge

As discussed in “Purchasing an Income Edge” earlier in this prospectus, spouses may purchase the Spousal Income Guarantee version of the Income Edge to provide predictable lifetime income payments for both spouses by providing continuing income payments if the assets in the spouses’ jointly-owned Account are reduced to $0 by Withdrawals (within the limits of the Certificate) and/or poor investment performance before both spouses die. If spouses purchase a Spousal Income Guarantee and subsequently determine to obtain a divorce, the divorce will require certain modifications to be made to, or may result in the complete termination of, the Income Edge, as described below.

Divorce Occurring Before Account Value Is Reduced to $0

For a Spousal Income Guarantee, in the event of a divorce that becomes final before the Account Value is reduced to $0, the spouses may request that the Income Edge continue in effect, subject to certain modifications as discussed below. The spouses must provide written notice to PHL Variable, acceptable to PHL Variable, stating whether the terms of the divorce provide for (i) the spouses to divide the assets in the Account into two new Accounts, (ii) one spouse to remain the sole Owner of the Account, or (iii) both spouses to remain Owners of the existing Account.
If the Former Spouses Divide the Account into Two New Accounts. If the former spouses provide us with notice that they will divide the assets in the Account between two new Accounts and complete new Applications for the Income Edge, the jointly-owned spousal Certificate will be converted to two individually-owned Certificates each providing the Individual Income Guarantee, one for each of the two new Accounts. The current Retirement Income Percentage will apply to the new Accounts and the Income Edge Fee applicable to individually-owned Certificates on the Certificate Effective Date will be charged. We will allocate the Retirement Income Base from the original Account between the two new Accounts owned by each former spouse, as agreed by the former spouses or as directed by any valid, applicable court order. Until we receive such notice, we will continue to treat both former spouses as the Owners of the Account and we will continue to charge the Income Edge Fee applicable to the Spousal Income Guarantee until we have received notice that the spouses are divorced.
However, effective as of the date of the divorce, the Income Edge will no longer be a “spousal” jointly-owned Certificate and the Spousal Income Guarantee will generally terminate upon the first Owner’s death if such death occurs before we receive notice of the divorce and division of the assets of the Account and the Certificate is converted into two individually-owned Certificates; provided, however, if such death occurs before we receive notice of the divorce, but we are provided with written evidence that, in our sole discretion, establishes that prior to the first former spouse’s death, the assets in the Account were legally divided either (i) by operation of applicable state law (e.g. laws of community property states) or (ii) pursuant to a court mandated property settlement that sets forth precisely how the former spouses’ Account assets are to be divided, rather than terminating the Income Edge, we will convert the jointly-owned Certificate into an individually-owned Certificate for the Account of the surviving former spouse. We will allocate the Retirement Income Base applicable to the original Account to the Certificate for the Account of the surviving spouse, in accordance with such applicable law or property settlement, as the case may be. The portion of the Retirement Income Base from the original Account that is attributable to the deceased former spouse under such applicable state law or property settlement will be reduced to zero and the Spousal Income Guarantee will be terminated as to the assets in the Account attributable to the deceased former spouse, as of the date of such deceased former spouse’s death.
Former spouses that divide their Account into two new Accounts and request that their Income Edge be converted to two individual Certificates should be aware that the two new Accounts must be invested in accordance with a Model Portfolio and that their rights and obligations under the new Certificates will be the same as under an individually-owned Certificate generally.
One Former Spouse Remains the Sole Owner of the Account. If the former spouses notify us that only one of the former spouses will remain an Owner of the Account, which was previously owned by the former spouses, and the spouse retaining the Account completes a new Application for Income Edge, the jointly-owned spousal Certificate will be terminated and an individually-owned Certificate providing the Individual Income Guarantee will be issued to the sole Owner with the same Retirement Income Percentage as was in effect on the original Spousal Income Guarantee. Until we receive such notice and the Application Process is complete, we will continue to treat both former spouses as the Owners of the Account and we will continue to charge the Spousal Income Guarantee fee percentage in effect for the Certificate. After we receive such notice and the Application Process is complete, the Individual Income Guarantee fee percentage will apply and the Retirement Income Base and Retirement Income Amount in effect at the time the Spousal Income Guarantee was terminated will apply. See “What Does the Income Edge Cost?” previously in this prospectus. However, effective as of the date of the divorce, upon the death of the former spouse who is to remain the sole Owner of the Account, the Spousal Income Guarantee will terminate, even if such death occurs before we receive notice that the former spouse is to remain the sole Owner of the Account. The Income Edge Fee will not be charged after the date of death of such former spouse.
The former spouse that remains the Owner of the Account and to whom a new individually-owned Income Edge is issued in the circumstances described above should be aware that the Account must remain invested in accordance with a Model Portfolio and that the former spouse’s rights and obligations under the new Certificate will be the same as under an individually-owned Certificate generally.
Both Former Spouses Remain Joint Owners of the Account. If the former spouses provide us with notice that they are to remain the joint Owners of the Account, the Spousal Income Guarantee will terminate and the Individual Income Guarantee will not be available for the Account.

Divorce Occurring on or after the Account Value is Reduced to $0

For a Spousal Income Guarantee, in the event of a divorce that becomes final on or after the Account Value is reduced to $0, we will split the income payments according to any written notice of divorce received by us. Prior to our receipt of the written notice of divorce, we will make any income payments due under the Income Edge in the manner prescribed by the former spouses pursuant to the terms of the Certificate.

Termination of the Income Edge

Voluntary Termination.  You may terminate your Income Edge at any time in accordance with notification requirements. No amount of Income Edge Fees will be returned to you and your Income Edge will terminate without value. If you decide to terminate your Income Edge, your Account Value will remain unchanged. You may not apply for a new Certificate for 90 days after the voluntary termination.
Cancellation. Once you purchase your Income Edge, you can only cancel it by (i) notifying us in writing that you no longer want the Income Edge and notifying PDA to stop payment of the Income Edge Fees from your Account, (ii) closing or transferring your Account or (iii) liquidating all of the assets in your Account. If you elect to terminate your Certificate, you cannot purchase a Certificate again for 90 days following the termination. Termination of a Certificate does not automatically terminate your participation in the Select One Program. As a result, while you continue to participate in the Select One Program, you will continue to pay fees for that program and the Financial Advisor Fee under the terms of your client agreement with PDA. Should you wish to terminate your participation in the Select One Program, contact PDA at 1-714-229-2266.

Automatic Termination. Your Income Edge will automatically terminate upon any of the following events:
Death of an Owner

•	If you purchased the Income Edge with the Individual Income Guarantee, your Certificate will terminate upon your death or, if the Income Edge was purchased with an IRA, the death of the natural person for whom the IRA was established.
•	If you purchased the Income Edge with the Spousal Income Guarantee, upon the death of the first Owner to die, the surviving spouse may continue the Certificate. The Certificate will terminate upon death of the surviving spouse.

Excess Withdrawals

•	If your Account Value is reduced to $0 by Excess Withdrawals, your Certificate will terminate.

Lifetime Payment Option

•	The Lifetime Payment Option is an option that allows you, at any time, to liquidate all of the assets in your Account and apply the proceeds to purchase a lifetime fixed immediate annuity contract from us. The Certificate contains annuity purchase rates used to calculate the minimum guaranteed payments we would make if you elect the Lifetime Payment Option. Your annuity payments will never be less than those calculated in accordance with the annuity rates shown in your Certificate. Your Certificate will terminate if you elect the Lifetime Payment Option. For more information on the Lifetime Payment Option, see Appendix A.

Non-Compliance with Investment Limitations

•	Each Model Portfolio must meet certain investment limitations for those asset allocation strategies designated for use with the Certificate. The failure to meet these investment limitations, including if PDA discontinues the Model Portfolios for any reason, may result in the termination of your Certificate. PDA must bring a Model Portfolio that is no longer in compliance with the applicable investment limitations into compliance by the end of the Cure Period. Following the end of the Cure Period, we will notify a Certificate holder whose Account is no longer in compliance with the Permitted Ranges, using only Permitted Funds, by sending a notice to the Certificate holder’s address on our records at least 30 days prior to terminating the Certificate. (In the event that the non-compliance is due to a decision by PDA to discontinue the Model Portfolios despite our contractual agreement with PDA requiring PDA to maintain the Model Portfolios for existing Certificate holders, we will provide this notice as early as reasonably practicable prior to the termination; however, such notice may be provided less than 30 days prior to termination.) A Certificate holder whose Account is no longer in compliance with the Permitted Ranges using only Permitted Funds may choose to invest the Account Value in accordance with another Model Portfolio, if available, during this notice period and the Certificate will not terminate. An affected Certificate holder may liquidate the Account and apply the resulting amount to another annuity with guaranteed benefits, including any such annuities then offered by PHL Variable or its affiliates, in which case the Certificate will terminate. Liquidating Account investments may have tax consequences and you should consult with your tax advisor. Additionally, at any time while a Certificate is in effect, the Certificate holder can apply the Account Value to the Lifetime Payment Option. See “Lifetime Payment Option,” Appendix A to this prospectus.
For more information regarding the termination of the Certificate under such circumstances, see “What Happens if Your Account is Managed in a Manner Unacceptable to Us?” in this prospectus.

Miscellaneous Provisions

Periodic Communications to Income Edge Owners

The custodian for your Account will provide your periodic statements describing Account information such as transaction summaries, capital gains and losses, and trade confirmations. We will provide periodic notices, including an Income Edge Fee Deduction Notice, Income Edge Adjustment Notice, notices regarding the Annual Optional Increase, and Income Edge Termination Notice, as well as annual information including the Income Edge Anniversary Notice and once you have reached the Retirement Income Date, the Income Edge January 1 Notice. The Income Edge Fee Deduction Notice will confirm the withdrawal of Income Edge Fees from the Account. The Income Edge Adjustment Notice confirms the following: any Withdrawal before the Retirement Income Date, an Excess Withdrawal on or after the Retirement Income Date, Additional Contributions that increase the Retirement Income Base, and when the Retirement Income Amount is calculated as a result of the client reaching the Retirement Income Date. The Income Edge Anniversary Notice confirms the Retirement Income Date, the Retirement Income Base, the Retirement Income Amount, the Calendar Yearly-to-Date Withdrawals, the Calendar Year Remaining Amount (if on or after the Retirement Income Date), the Certificate Anniversary, and the Income Edge Fee Percentage. The Income Edge Termination Notice confirms the termination of the Income Edge without value. The Income Edge January 1 Notice confirms the Retirement Income Date, the Retirement Income Base, and the Retirement Income Amount (only after the Retirement Income Date). If your Certificate was issued as a Qualified Income Edge and is a traditional IRA and you are age 70 ½ or older, the January 1 Notice will also provide the required minimum distribution for that calendar year. Your Income Edge Fee Deduction Notice will identify the amount of the fee deducted from your Account for the Income Edge. PDA will deduct the Income Edge Fee from your Account on a pro rata basis from the Account assets and this deduction, including the amount of the deduction taken from each particular asset will be shown on your Account statement from the custodian.

Amendments to an Income Edge

The group annuity contract under which Certificates are issued and the Certificate itself may be amended to conform to changes in applicable law or interpretations of applicable law. Any changes in the Certificate and/or the group annuity contract under which it is issued may need to be approved by certain state insurance departments. You will receive written notice of such changes in the Certificate and Certificate Owners will receive notice of changes to the Income Edge contract affecting the rights of Certificate Owners.

Assignment

You may not assign your interest in your Certificate without our prior written approval.

Taxation of the Income Edge

The following is a general discussion based on current interpretations of current federal income tax law and is not intended as individual tax advice. This discussion does not cover every situation and does not address all possible circumstances. This discussion does not address the tax treatment of transactions involving assets held in your Account. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences of the Income Edge. You should also be aware that the tax laws may change, possibly with retroactive effect. Specifically, we cannot guarantee the income tax status of any contract or Certificate either currently or in the future. No representation is made regarding the likelihood of continuation of the federal income tax laws or the current interpretations by the Internal Revenue Service (“IRS”). You should consult your own tax advisor regarding the potential tax implications of the Income Edge in light of your particular circumstances.
From time to time, there are regulatory or legislation proposals or changes that do or could impact the taxation of annuity contracts and IRAs; if enacted, these changes could be retroactive. At this time, we do not have any specific information about any pending proposals that could affect this annuity. We reserve the right to make changes to the annuity to assure that it continues to qualify as an annuity for federal income tax purposes. For the purposes of this Section the term “policyholder” or “taxpayer” means you, the Certificate holder.

Income Edge may be issued either in connection with an Individual Retirement Account (IRA Account), in which case it is referred to as Qualified Income Edge, or independent of any IRA, in which case it is referred to as Non-Qualified Income Edge. If issued in connection with an IRA, Income Edge is not itself an IRA; rather it is an asset in an IRA. Different tax rules apply to Qualified Income Edge and Non-Qualified Income Edge, and the tax rules applicable to the Qualified Income Edge vary according to the type of IRA and the terms and conditions of the plan.
Non-Qualified Income Edge

Treatment of Income Edge as Annuity Contract. The Internal Revenue Service (“IRS”) has issued a private letter ruling (PLR) to PHL Variable indicating that the Insurance Certificate will be treated as an annuity contract under the Code. While this PLR is not precedent to anyone other than PHL Variable, based on the analysis in the ruling and our own conclusions, we will treat the Income Edge as an annuity for all tax purposes. Accordingly, we will treat any payments we make to you under an Income Edge as ordinary income to you to the extent provided under the income tax rules for annuities. In addition, the IRS has also issued a second PLR (“Taxpayer PLR”) concerning the tax treatment to an individual investor relative to the Insurance Certificate and to the assets contained in a brokerage account managed under a different investment advisory program subject to limitations similar to those of the Model Portfolios. This Taxpayer PLR provides, in substance, not only that the Insurance Certificate will be treated as an annuity contract, but that the income tax treatment of the brokerage account assets is unaffected by the existence of the Insurance Certificate. Specifically, the Taxpayer PLR indicates that (1) the existence of the Insurance Certificate would not prevent an investor/Certificate holder from currently deducting losses in an underlying investment account; (2) the existence of the Insurance Certificate does not impact the holding period of assets in the underlying investment account, which is relevant in determining the character of dividends, gains and losses in the underlying account; and (3) the Insurance Certificate and the underlying investment account assets will not, either at the time of issuance of the Certificate or subsequently, be viewed as components of a tax straddle, which would impact timing of gain or loss recognition. The Taxpayer PLR was a facts and circumstances result and there is no guarantee, express or implied, that the same analysis would apply to the facts of any other Certificate holder. This particular issue should be discussed with a tax advisor.
In order to be treated as an annuity for federal tax purposes, the annuity must contain certain provisions mandating distributions that must be made when an owner of the contract dies. These provisions are in section 72(s) and 401(a)(9) of the Code. We believe that by its terms the Income Edge satisfies these requirements. In all events, we will administer the Income Edge to comply with these federal tax requirements.
Payments After Account Value is Reduced to $0. We will treat lifetime income payments beginning if and when your Account Value has been reduced to $0 as amounts received as an annuity. These payments will be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate Income Edge Fees you have previously paid (your “investment in the contract”) until you recover all of your investment in the contract. (The ratio of taxable-income to recovery of investment amounts will depend on your life expectancy at the time you begin recovering payments). After you recover all of your investment in the contract, payments will be taxable in full as ordinary income.
In addition, beginning for tax years after December 31, 2012, income from annuities is included in the definition of “net investment income” for purposes of Section 1411 of the Code and may be subject to an additional tax of 3.8%. Section 1411 applies to an individual whose modified adjusted gross income exceeds the threshold amount. The threshold amount is $250,000 in the case of a joint return or surviving spouse, $125,000 in the case of a married individual filing a separate return, and $200,000 in any other case. The threshold amount is subject to modification.

Payment of the Income Edge Fee from Account Investments. The redemption or disposition of assets in your Account to pay the Income Edge Fee will be treated as amounts realized on the sale or exchange of such assets generating taxable gains and/or losses as a result of such sale or exchange, and therefore you will not be able to apply the proceeds from such a redemption or disposition to pay the Income Edge Fee on a tax-free or tax-deferred basis. You should consult a tax advisor for further information. The payment of the Income Edge Fee is not a distribution from the Certificate.

Qualified Income Edge
The Income Edge may be used with traditional IRA Accounts and Roth IRA Accounts (collectively, “IRA Accounts”). The Qualified Income Edge is not available as an Individual Retirement Annuity (IRA Annuity) but rather is permitted as an asset in an IRA. Code Sections 408 and 408A permit eligible individuals to contribute to an Individual Retirement Arrangement known as an “IRA” or “Roth IRA.” These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence.
The tax rules applicable to a Qualified Income Edge vary according to the type of IRA Account and the terms and conditions of the IRA Account. No attempt is made here to provide more than general information about the use of the Qualified Income Edge with an IRA Account. Participants under such IRA Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such IRA Account may be subject to the terms and conditions of the IRA Accounts themselves or limited by applicable law, regardless of the terms and conditions of the Qualified Income Edge.

We reserve the right to discontinue offering the Income Edge to new Certificate holders that plan to use the Income Edge with IRA Accounts. The Qualified Income Edge is available only with respect to the IRA Account for which the Qualified Income Edge is purchased.

The Qualified Income Edge is intended for purchase by the trustee or custodian of IRA Accounts. The Income Edge is owned by the IRA itself.
We are not responsible for determining whether the Qualified Income Edge complies with the terms and conditions of, or applicable law governing, any IRA Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the IRA Account. The IRA trustee or custodian is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under the Qualified Income Edge are consistent with the terms and conditions of the plan and applicable law.
IRA Accounts are subject to required minimum distribution rules. The actuarial value of the guarantee provided by the Qualified Income Edge may have to be taken into account in determining your required minimum distributions under the IRA Account. The actuarial value is based on guidance issued by the IRS; it is the current fair market value of the expected benefits that you will receive from the Qualified Income Edge in the future. The actuarial value is computed using reasonable assumptions as to the probability of future Qualified Income Edge payments, terminations, mortality and interest rates. Generally, required minimum distributions (RMDs) from an IRA must commence no later than April 1 of the calendar year following the year in which the taxpayer attains age 70 ½. The RMDs are determined based on a period not exceeding the life expectancy of the taxpayer or the joint lives or life expectancies of the taxpayer and his or her designated beneficiary. There are no RMDs relating to a Roth IRA as long as the original taxpayer is alive. There are after-death RMDs for both IRAs and Roth IRAs. The amount of the lifetime RMD may be different than the amount of the after-death RMDs. If the RMDs are not made, a 50% penalty tax is imposed as to the amount not distributed.

Withdrawals from your Account taken to meet RMDs, in proportion to the value of your Account to your overall IRA Account balance, will be deemed to be within the Certificate limits for Income Edge and will not reduce your Retirement Income Base. If you pay the Income Edge Fee for a Qualified Income Edge with proceeds from your IRA Account, that payment will not be a “distribution” from your IRA Account for purposes of the Code. If you pay the Income Edge Fee for a Qualified Income Edge from other assets outside your IRA Account, the payment of the Income Edge Fee may have tax consequences and also may be treated as an additional contribution to your IRA Account. You should consult a tax advisor for further information.

Tax on Certain Distributions Relating to IRA Accounts

Each payment from the Qualified Income Edge held by an IRA is treated in part as taxable ordinary income and in part as non-taxable recovery of the after-tax (if any) amounts previously invested in the IRA (“basis”). After you recover all of your basis, payments will be taxable in full. For most Certificate holders, there is no basis or after-tax investment in the IRA and as such, the entire Qualified Income Edge payment is taxable. A payment from a Qualified Income Edge held by a Roth IRA may be non-taxable, provided that specified Roth IRA Code conditions are met. Roth IRA Certificate holders should consult a tax advisor to determine if the payment will be taxable.

Withholding. Taxable payments from both Qualified Income Edge and Non-Qualified Income Edge will generally be subject to federal and state information reporting and tax withholding for the taxpayer’s federal income tax liability. We are required to file information returns with the IRS and state taxation authorities in the event that there is a distribution from your contract that may have tax consequences and in certain other circumstances. In order to comply with our requirements, from time to time, we request certain information, including social security number or tax identification number and current name and address. We are not responsible for information reporting and tax withholding in relation to the underlying Account, either an IRA or otherwise. Our obligation only relates to amounts from your Income Edge annuity.
In addition to information reporting, we are also required to withhold federal income taxes on the taxable portion of any amounts received unless there is a valid election out of withholding. United States citizens can generally elect not to have tax withheld from such payments, as long as the recipient provides an accurate social security number or tax identification number and the IRS has otherwise not required such withholding. Purchasers of an Income Edge who are not United States citizens will generally be subject to federal withholding on taxable distributions from their Income Edge at a 30% rate, unless a lower treaty rate applies. In addition, purchasers who are not United States citizens or residents may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers of an Income Edge who are not United States citizens or residents are advised to consult with a qualified tax advisor regarding U.S. federal, state, and foreign taxation with respect to the purchase of an Income Edge.
Regardless of whether the Certificate holder/taxpayer elects out of withholding, the Certificate holder remains liable for payment of federal income taxes on the taxable portion of any amounts received under Income Edge. There may be penalties if the withholding or estimated tax payments are insufficient. Certain states also require withholding of state income taxes on the taxable portion of amounts received. State laws differ regarding the procedure by which these amounts are computed and the extent to which a Certificate holder can elect out of withholding.

Seek Tax Advice. The above description of federal income tax consequences is only a brief summary meant to alert you to the issues and is not intended as tax advice. Any person considering the purchase of an Income Edge should consult a tax advisor.
About PHL Variable

Our executive and administrative office is located at One American Row, Hartford, Connecticut, 06102-5056.
PHL Variable is a stock life insurance company which provides life insurance and annuity products through third-party distributors. It was incorporated in Connecticut on July 15, 1981 and is a wholly owned subsidiary of Phoenix Life Insurance Company (“Phoenix”) through its holding company, PM Holdings, Inc. Phoenix is also a life insurance company, which is wholly owned by PNX, which provides life insurance and annuity products through third-party distributors, supported by wholesalers and financial planning specialists it employs. PNX was organized in Connecticut in 1851 and in connection with its merger in 1992 with Home Life Insurance Company, Phoenix redomiciled to New York.
On June 25, 2001, the effective date of its demutualization, Phoenix converted from a mutual life insurance company to a stock life insurance company and became a wholly owned subsidiary of PNX. In addition, on June 25, 2001, PNX completed its initial public offering (IPO).

The following chart illustrates our corporate structure as of March 31, 2012.

Distribution Arrangements

We have entered into a distribution agreement with 1851 Securities, Inc. (“1851 Securities”), an affiliated broker-dealer, for the distribution of the Income Edge. 1851 Securities also distributes certain other insurance contracts that we issue. 1851 Securities and PHL Variable have entered into selling agreements with broker-dealers for the sale of the Income Edge. We do not pay cash or any other compensation to 1851 Securities for sales of the Income Edge. We do cover certain expenses related to its general operating and other expenses, as well as advertising expenses and other expenses of distributing the Income Edge. Associated persons of 1851 Securities are employed by us and we pay them in accordance with our compensation and bonus program for our insurance company personnel. They also may be eligible for non-cash compensation items that we may provide jointly with 1851 Securities. Non-cash compensation items include conferences, seminars and the cost of attending (including travel, lodging and meals), entertainment, merchandise and other similar items.

1851 Securities’ principal executive offices are located at One American Row, Hartford, Connecticut 06102. 1851 Securities is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of FINRA.

As noted above, 1851 Securities and PHL Variable will enter into selling agreements for the sale of the Income Edge with companies that are registered with the SEC under the Securities Exchange Act of 1934 and applicable state securities commissions as broker-dealers and which are members of FINRA. No such broker-dealer will receive any commissions or any other cash compensation from 1851 Securities and PHL Variable for the sale of the Income Edge. Additionally, neither PHL Variable nor 1851 Securities will provide any non-cash compensation to the registered representatives of the broker-dealers with which PHL Variable and 1851 Securities have selling agreements for the sale of Income Edge except to cover certain expenses associated with training and education or due diligence meetings for those registered representatives as permitted by FINRA rules. Neither PHL Variable nor 1851 Securities will provide any items of value to such broker-dealers in connection with the sale of the Income Edge.
We pay third parties not affiliated with PDA or PHL Variable for wholesale distribution activities related to the Certificates. These payments will not exceed 0.10% of the Retirement Income Base for Certificates with Account Value greater than $0. We intend to recoup sales expenses through Income Edge Fees or from our general account.

Legal Matters

Kathleen A. McGah, Vice President and Assistant Secretary, PHL Variable has provided opinions regarding the status of Income Edge under the federal securities laws and state insurance and securities laws. Laurie D. Lewis, Counsel, Phoenix, has provided opinions regarding the federal tax status of Income Edge.
Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Annual Statements

At least once a year prior to the date lifetime income payments begin, we will send you a statement containing information about your Income Edge. This statement will show the following information as of your Certificate Anniversary Date: Retirement Income Base, Retirement Income Amount, Calendar-Year-to-Date Withdrawals, Calendar Year Remaining Amount Available and Certificate Anniversary Date.

Appendix A
Lifetime Payment Option

At any time before your Account Value reduces to $0, you may elect the Lifetime Payment Option. If you elect the Lifetime Payment Option, you must terminate your Account, liquidate all of the assets in your Account, and apply the proceeds to purchase a separate, supplemental lifetime fixed immediate annuity contract from us. The Certificate contains annuity purchase rates used to calculate the minimum guaranteed payments we would make if you elect the Lifetime Payment Option. The payments under the supplemental contract will not be less than those calculated by multiplying the value of the proceeds by the rates shown in your Certificate. These payments are not the same as payments that might commence after your Account Value reduces to $0 had you not elected the Lifetime Payment Option. If you elect the Lifetime Payment Option, your Income Edge will terminate. The annuity payment rate used to calculate the payment amount will not be less than the rate based on the 2000 Individual Annuity Mortality Table with a 10 year age set back and an interest rate of 2.50%. The 10 year age set back reflects the improved mortality for insureds. Your payments would be higher under the 2000 Individual Annuity Mortality Table if there were no 10 year age set back. You should consult with your Financial Advisor before you decide to select this Lifetime Payment Option. It may be more appropriate to maintain your Account and not terminate the Income Edge. If you elect the Lifetime Payment Option, your Account will be closed and your investment advisory agreement with PDA with respect to the Select One Program will terminate.

Misstatements
If you misstate your sex or age for the Lifetime Payment Option, we will reduce the level of payments and/or suspend the payments until the overpayment is repaid to us because of the misstatement of age or sex. For example, if you are male and misrepresent that you are female, and also misrepresent that you are younger than you actually are, your level of payments should have been lower than your actual payments based on the 2000 Individual Annuity Mortality Table. In this case, we may either readjust your level of payments and/or suspend the payments until the overpayment is repaid to us.
Taxation of the Lifetime Payment Option
Non-Qualified Income Edge
•	Liquidation of Account Assets to Purchase the Lifetime Payment Option. The liquidation of your Account assets to purchase a supplemental lifetime fixed immediate annuity contract from us under the Lifetime Payment Option will be a taxable event. Application of the proceeds to purchase the Lifetime Payment Option provided under a Non-Qualified Income Edge is not a tax-deferred transaction.
•	Taxation of Distributions From the Lifetime Payment Option. If you exercise your right to liquidate your Account and to apply the proceeds to purchase a supplemental lifetime fixed immediate annuity contract from us under the Lifetime Payment Option, distributions from this supplemental contract will be taxed the same as distributions from any annuity contract satisfying federal income tax requirements for annuity contracts. Thus, distributions from the annuity contract will be taxed as ordinary income to the extent that the value is more than your investment in the contract (discussed further below). Any amounts you receive if you pledge or assign your annuity as security for a loan will also be treated as distributions and taxed as distributions. Annuity payments should generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract. After you recover all of your investment in the contract, annuity payments will be taxable in full as ordinary income. Distributions from an annuity contract are generally subject to withholding for the recipient’s U.S. Federal income tax liability. Recipients who are U.S. taxpayers can generally elect, however, not to have tax withheld from distributions, provided specific requirements are satisfied.

If you exercise your right to liquidate your Account and apply all of the proceeds to the Lifetime Payment Option, your investment in the contract should be equal to the Account Value applied to the Lifetime Payment Option plus the aggregate Income Edge Fees you previously paid under your Non-Qualified Income Edge. Please note that with respect to the inclusion of the aggregate Income Edge Fees you previously paid under your Non-Qualified Income Edge in your investment in the contract for the Lifetime Payment Option, it is possible that the IRS may take the position that the aggregate Income Edge Fees you previously paid under your Non-Qualified Income Edge do not constitute part of your investment in the contract when you have elected the Lifetime Payment Option. Until the IRS issues any contrary authority on this issue, we will treat these fees as included in your investment in the contract. However, you should consult a tax advisor on this matter as it is not free from doubt.

Further details about the taxation of the supplemental annuity contract will be included in the materials specific to said supplemental contract.
Qualified Income Edge

•	Liquidation of Account Investments to Purchase the Lifetime Payment Option. The liquidation of your Account within your IRA Account to purchase a supplemental lifetime fixed immediate annuity contract from us under the Lifetime Payment Option will not be a taxable event as long as specified Code requirements are satisfied.

•	Taxation of Distributions from the Lifetime Payment Option. Distributions paid to you from your IRA Account, including distributions pursuant to the Lifetime Payment Option, will be taxable under the rules applicable to your IRA Account. You should consult a tax advisor for further information.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee of $356.50

Estimated Printing and Filing Costs $40,000

Estimated Accounting Fees $4,000

Item 15.	Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes states that: “a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive.”

Article VI. Section 6.01. of the Bylaws of the Registrant (as amended and restated effective May 16, 2002) provide that: “Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise.”

Item 16.	Exhibits and Financial Statement Schedules

1.	Amended and Restated Principal Underwriting and Distribution Agreement between PHL Variable Insurance Company and 1851 Securities, Inc., dated January 1, 2012. Incorporated by reference to Post-effective Amendment No. 2 to Registrant’s Filing on Form S-3 (File No. 333-168357), filed via EDGAR on April 11, 2012.

2.	Not applicable.

3.	(a) Amended and Restated Certificate of Incorporation of PHL Variable Insurance Company. Incorporated by reference to Registrant’s Filing on Form S-1 (File No. 333-55240), filed via EDGAR on February 8, 2001.

(b) Bylaws of PHL Variable Insurance Company as Amended and Restated, effective May 16, 2002. Incorporated by reference to Registrant’s Filing on Form S-1 (File No. 333-87218), filed via EDGAR on April 30, 2004.

4.	(a) Form of Group Annuity Contract. Incorporated by reference to Pre-effective Amendment No. 3 to Registrant’s Filing on Form S-1 (File No. 333-137802), filed via EDGAR on February 25, 2008.

(b) Form of Group Annuity Certificate. Incorporated by reference to Pre-effective Amendment No. 3 to Registrant’s Filing on Form S-1 (File No. 333-137802), filed via EDGAR on February 25, 2008.

5.	Opinion regarding Legality. Filed herewith as exhibit 23(b).

6.	Not applicable.

7.	Not applicable.

8.	Opinion regarding Tax Matters. Filed herewith.

9.	Not applicable.

10.1	Strategic Alliance Agreement among PHL Variable Insurance Company, 1851 Securities, Inc. and Portfolio Design Advisors, LLC dated December 13, 2010. Incorporated by reference to Pre-effective Amendment No. 2 to Registrant’s Filing on Form S-1 (File No. 333-164778), filed via EDGAR on December 15, 2010.

10.2	Form of Selling Agreement. Incorporated by reference to Initial Registration Statement to Registrant’s Filing on Form S-1 (File No. 333- 164778), filed via Edgar on February 8, 2010.

11.	Not applicable.

12.	Not applicable.

13.	Not applicable.

14.	Not applicable.

15.	Not applicable.

16.	Not applicable.

S-1

17.	Not applicable.

18.	Not applicable.

19.	Not applicable.

20.	Not applicable.

21.	The Registrant has no subsidiaries.

22.	Not Applicable.

23.	(a) Consent of independent registered public accounting firm. Filed herewith.

(b) Opinion and Consent of Counsel. Filed herewith.

24.	Powers of Attorney. Incorporated by reference to Post-effective Amendment No. 2 on Form S-3 to Registrant’s Filing on Form S-1 (File No. 333-168357), filed via EDGAR on April 11, 2012.

25.	Not applicable.

26.	Not applicable.

Item 17.	Undertakings

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

S-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Post-effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1, File Number 333-164778 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 11th day of April, 2012.

PHL VARIABLE INSURANCE COMPANY

By:
* James D. Wehr
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

*Peter A. Hofmann	Chief Financial Officer

*David R. Pellerin	Chief Accounting Officer

*Edward W. Cassidy	Director

*Philip K. Polkinghorn	Director

*James D. Wehr	President

*Christopher M. Wilkos	Director

By:	/s/ Kathleen A. McGah
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.

Exhibit Index

Exhibit 8	Opinion regarding Tax Matters

Exhibit 23(a)	Consent of Independent Registered Public Accounting Firm

Exhibit 23(b)	Opinion and Consent of Counsel - Legality